UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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☐	Soliciting Material Pursuant to §240.14a-12

HOLLYFRONTIER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2020

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

Wednesday, May 13, 2020, 8:30 a.m. Central Daylight Time

2727 N. Harwood St., 5th Floor, Conference Room A, Dallas, Texas 75201

March 26, 2020

NOTICE OF 2020 ANNUAL MEETING

AND PROXY STATEMENT

Dear Stockholder:

You are invited to attend the Annual Meeting of stockholders of HollyFrontier Corporation (the “Company”). The meeting will be held as shown below.

When:	8:30 a.m. Central Daylight Time Wednesday, May 13, 2020

Items of Business

•   Election of 10 directors to hold office until the 2021 annual meeting of stockholders

•   Approval, on an advisory basis, of the compensation of the Company’s named executive officers

•   Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year

•   Approval of the Company’s 2020 Long Term Incentive Plan (the “LTIP”)

Where:	2727 N. Harwood St. 5th Floor, Conference Room A Dallas, Texas 75201

Who Can Vote Stockholders of record at the close of business on March 16, 2020 are entitled to receive notice of, and vote at, the Annual Meeting.

Information about the meeting is presented in the following proxy statement. Please read the enclosed information and our 2019 Annual Report carefully before voting your proxy.

We intend to hold the Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) outbreak, and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor the Annual Report and Proxy page under the Investor Relations tab of our website (www.hollyfrontier.com) for updated information. If you are planning to attend the Annual Meeting, please check the website thirty days prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

Your vote is important to us. Whether or not you plan to attend the meeting, please sign, date and return the proxy card (if you have requested a paper copy of the proxy materials) or vote using the internet or telephone voting procedures described on the Notice of Internet Availability.

Thank you for your continued support of the Company. We look forward to seeing you at the Annual Meeting.

Franklin Myers

Chairman of the Board

Michael C. Jennings

Chief Executive Officer and President

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2020. We have elected to take advantage of the U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the internet. These rules allow us to provide information our stockholders need while lowering the costs of delivery and reducing the environmental impact of our annual meeting. The Company’s Notice of Annual Meeting, Proxy Statement and 2019 Annual Report to stockholders are available on the internet at www.proxyvote.com.

Compensation Committee Interlocks and Insider Participation	81

Additional Information	82

Appendix A: 2020 Long Term Incentive Plan	A-1

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not include all of the information you should consider, and we invite you to read the entire proxy statement and our 2019 Annual Report carefully before voting.

Annual Meeting of Stockholders

Date:	Wednesday May 13, 2020

Who Can Vote:

Stockholders of record at the close of business on March 16, 2020 are entitled to receive notice of, and vote at, the Annual Meeting.

How to Vote:

If you are a stockholder of record, you may vote in person at the Annual Meeting or by proxy using any of the following methods:

Time:	8:30 a.m. Central Daylight Time
Place:	2727 N. Harwood St. 5th Floor, Conference Room A Dallas, Texas 75201

		By Internet Visit www.proxyvote.com	By Telephone Call toll-free 1-800-690-6903 within the U.S. or Canada	By Mail Complete, sign and date the proxy card and return the proxy card in the prepaid envelope
Record Date:	March 16, 2020

Agenda and Voting Recommendations

Proposal		Voting Standard	Effect of Broker Non-Votes and Abstentions	Board’s Recommendation	Page
1	Elect 10 directors to hold office until the Company’s 2021 annual meeting of stockholders	Affirmative vote of a majority of the votes cast on the matter	Abstentions and broker non-votes are not considered votes cast and will have no effect	FOR all nominees	10

2	Approve, on an advisory basis, the compensation of the Company’s named executive officers	Affirmative vote of a majority of the votes cast on the matter	Abstentions and broker non-votes are not considered votes cast and will have no effect	FOR	27

3	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020	Affirmative vote of a majority of the votes cast on the matter	Abstentions are not considered votes cast and will have no effect	FOR	70

4	Approve the HollyFrontier Corporation 2020 Long Term Incentive Plan (the “LTIP”)	Affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter	Abstentions are counted as votes cast, with the same effect as votes against and broker non-votes are not considered votes cast and will have no effect	FOR	73

2020 Proxy Statement    1

Board Nominees

				Committee Memberships
Name*	Age	Director Since	Independent	Audit	Compensation	Nominating/ Corporate Governance	Environmental, Health, Safety, and Public Policy	Finance	Executive
Franklin Myers Senior Advisor of Quantum Energy Partners and Chairman of the Board of HollyFrontier Corporation	67	2011	✓		Chairman	✓			Chairman
Michael C. Jennings CEO and President of HollyFrontier Corporation and CEO of Holly Logistic Services, L.L.C.	54	2011					✓	✓	✓
Anne-Marie N. Ainsworth Former President and Chief Executive Officer of the general partner of Oiltanking Partners, L.P. and of Oiltanking Holding Americas, Inc.	63	2017	✓				✓	✓
Douglas Y. Bech Chairman and CEO of Raintree Resorts International	74	2011	Independent Lead Director		✓	✓			✓
Anna C. Catalano Former Group Vice President, Marketing, for BP plc	60	2017	✓		✓	✓
Leldon E. Echols Former Executive Vice President and Chief Financial Officer of Centex Corporation	64	2009	✓	Chairman, Financial Expert	✓
R. Craig Knocke Director of Turtle Creek Trust Company, Chief Investment Manager and Portfolio Manager of Turtle Creek Management, LLC, Principal and a non-controlling manager and member of TCTC Holdings, LLC	50	2019	✓	✓			✓
Robert J. Kostelnik Principal at Glenrock Recovery Partners, LLC	68	2011	✓				Chairman	✓
James H. Lee Managing General Partner and Principal Owner of Lee, Hite & Wisda Ltd.	71	2011	✓	✓		Chairman
Michael E. Rose Former Executive Vice President Finance and Chief Financial Officer of Anadarko Petroleum Corporation	73	2011	✓	Financial Expert				Chairman
		2019 Meetings		7	7	5	4	4	1
*

George J. Damiris previously served on the Board of Directors and as a member of the Executive Committee of the Board of Directors. Mr. Damiris retired from all officer and director positions at HollyFrontier Corporation and its subsidiaries effective December 31, 2019.

2    HollyFrontier Corporation

Director Nominee Facts

9 out of 10 director nominees are independent	2 director nominees are women	6.7 years* average tenure of independent director nominees	64.4* average age of director nominees

*	As of March 2020.

Governance Highlights

✓	All of our directors stand for election annually

✓	Separate CEO and Chairman of the Board positions

✓	Independent Chairman of the Board and lead director with authority and responsibility over Board governance and operations

✓	Annual Board and Committee self-evaluations

✓	Board involvement in CEO succession planning and risk management

✓	All of our directors attended at least 75% of the meetings of the Board and committees on which they served during 2019
✓	Regular executive sessions of independent directors at Board and Committee meetings

✓	Majority voting and director resignation policy in uncontested elections

✓	Company policy prohibits hedging and pledging of Company stock

✓	Directors are subject to stock ownership requirements equal to five times the annual Board cash retainer paid to them

✓	Ten of our eleven then-serving directors attended the 2019 Annual Meeting

✓	Mandatory retirement age of 75 for our directors

Named Executive Officers

For 2019, our named executive officers were as follows:

Name	Position
George J. Damiris (1)	Chief Executive Officer and President
Richard L. Voliva, III	Executive Vice President and Chief Financial Officer
Michael C. Jennings (2)	Executive Vice President
James M. Stump	Senior Vice President, Refining
Thomas G. Creery	Senior Vice President, Commercial
Denise C. McWatters (3)	Former Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

(1)	Mr. Damiris retired as Chief Executive Officer and President of the Company effective December 31, 2019.

(2)

Mr. Jennings was appointed as Executive Vice President of the Company on November 13, 2019. Effective January 1, 2020, Mr. Jennings was appointed as Chief Executive Officer and President of the Company.

(3)	Ms. McWatters retired as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company effective August 12, 2019.

2020 Proxy Statement    3

2019 Business Highlights

The following are key highlights of our achievements in 2019:

•	Full year 2019 net income attributable to HollyFrontier stockholders of $772 million, or $4.61 per diluted share, and adjusted net income of $822 million, or $4.90 per diluted share for the year.

•	Realized gross refining margins of $15.96 per produced barrel sold.

•	Operating cash flow of $1.5 billion.

•	Ended the year with a strong balance sheet, including $885 million in cash and short-term investments and approximately $994 million in long-term debt (exclusive of Holly Energy Partners, L.P. debt).

•	Returned $758 million to shareholders through dividends and share repurchases in 2019.

•

Completed the acquisition of 100% of the issued and outstanding capital stock of Sonneborn US Holdings Inc. and 100% of the membership rights in Sonneborn Cööperatief U.A. in February 2019, further strengthening our finished lubricants and specialty products business.

Executive Compensation Program

✓	A significant portion of the total compensation paid to our executive officers is performance-based

•	Vesting of 50% of the equity awards granted to our executive officers each year is based on our performance as compared to that of our industry peers

•	A majority of the annual bonus paid to our executive officers for 2019 was based on our financial and operational, which includes environmental and safety, performance as measured against pre-established goals and in certain circumstances, relative to our industry peers

✓	None of our executive officers have employment agreements

✓ “Double-trigger” change in control provisions

✓	Minimal perquisites for our executive officers

✓	Company policy prohibits hedging and pledging of Company stock

✓	Executive officers are subject to significant stock ownership requirements

✓	No tax reimbursement provisions in the change in control agreements with our executive officers

✓	Clawback policy allows recoupment of annual and long-term incentive compensation for misconduct resulting in a material financial restatement

✓	Annual advisory vote on executive officer compensation

At our 2019 Annual Meeting, over 92% of the votes cast by our stockholders were voted in support of our named executive officer pay program.

4    HollyFrontier Corporation

Components of Our Executive Compensation Program During 2019

The components of the compensation program for our named executive officers during 2019 were:

	Component	Description	Role in Total Compensation

Cash	Salary	• Competitive fixed cash compensation based on individual’s position, level of responsibility and performance	• A core element of competitive total compensation, important in attracting and retaining key executives
	Annual Incentive Cash Compensation	• Variable cash payouts based on achievement of quantitative and qualitative criteria over a 12-month period

•   Motivates named executive officers to achieve annual strategic, operational and financial goals

•   Recognizes individual and performance-based contributions to annual results

•   Supplements base salary to help attract and retain qualified executives

Equity	Restricted Stock Units	• Vest in equal installments over a three-year period	• Aligns executives with sustained long-term value creation and stockholder interests
	Performance Share Units	• Three-year performance period with specified, measurable and objective performance measures	• Motivates named executive officers to achieve long-term financial goals and share appreciation • Creates opportunity for a meaningful and sustained ownership stake

Benefits	401(k) Defined Contribution and Health and Welfare Benefit Plans	• Executives are eligible to participate in the same benefit plans provided to other employees	• Contributes toward financial security for various life events (e.g., retirement, disability or death)
	Deferred Compensation Plan	• Allows participants to defer compensation in excess of qualified plan limits	• Provides mechanism for additional retirement savings

Post-Termination Compensation	Change in Control and Severance Benefits	• Provide benefits only in the event of a qualifying termination of employment following a change in control transaction

•   Helps mitigate possible disincentives to pursue value-added merger or acquisition transactions if employment prospects are uncertain

•   Provides assistance with transition if post-transaction employment is not offered

Other	Perquisites

•   Personal use of company aircraft for CEO and CFO (subject to reimbursement of all aggregate incremental costs associated with personal use)

•   Reimbursement of club dues

•   Reimbursement for expenses related to security training, consulting or technology

•   Reserved parking space

•   Reimbursement of expenses related to certain entertainment expenses

•   Limited benefits associated with executive team-building and strategy planning events

• Serves a business, convenience or security purpose for the Company; Compensation Committee’s policy is to limit the number and value of perquisites provided to executive officers

2020 Proxy Statement    5

HollyFrontier Corporation

2828 North Harwood

Suite 1300

Dallas, Texas 75201

Proxy Statement

for

Annual Meeting of Stockholders

To Be Held May 13, 2020

General Information

Purpose, Place, Date and Time

This proxy statement provides information in connection with the solicitation of proxies by the Board of Directors (the “Board”) of HollyFrontier Corporation (the “Company,” “we,” “our” or “us”) for use at the Company’s 2020 Annual Meeting of Stockholders or any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held on May 13, 2020, at 8:30 a.m., Central Daylight Time, at 2727 N. Harwood St., 5th Floor, Conference Room A, Dallas, Texas 75201. This proxy statement and the enclosed proxy card are being first made available to stockholders on or about March 26, 2020. All stockholders are invited to attend the Annual Meeting.

We intend to hold the Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) outbreak, and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor the Annual Report and Proxy page under the Investor Relations tab of our website (www.hollyfrontier.com) for updated information. If you are planning to attend the Annual Meeting, please check the website thirty days prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

Internet Availability of Proxy Materials

The Company will continue to take advantage of the “Notice and Access” rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), which allow public companies to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) and provide internet access to the proxy materials and annual report to their stockholders. The use of Notice and Access generates significant cost savings for the Company.

In lieu of paper copies of the proxy statement and other materials, most of our stockholders will receive a Notice of Internet Availability containing instructions on how to access the proxy materials and annual report and vote online. Please follow the instructions on the Notice of Internet Availability for requesting paper or e-mail copies of our proxy materials and annual report. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions with links to the proxy materials, annual report and to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you instruct us otherwise. Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you.

6    HollyFrontier Corporation

Voting Rights and Proxy Information

Who is entitled to vote?

Stockholders of record at the close of business on March 16, 2020 (the “Record Date”) are entitled to receive notice of and the right to vote at the Annual Meeting. As of the close of business on the Record Date, there were 161,883,593 shares of common stock outstanding and entitled to be voted at the Annual Meeting. Each outstanding share of common stock is entitled to one vote.

If your shares are registered in your name with EQ Shareowner Services, the Company’s transfer agent, you are considered the “stockholder of record” of those shares. If your shares are held in an account with a broker, bank or other nominee, you are considered the “beneficial owner” or holder in “street name” of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares.

What am I voting on, and how does the Board recommend that I vote?

Proposal		Board Recommendation
1	Elect 10 directors to hold office until the Company’s 2021 annual meeting of stockholders	FOR all nominees

2	Approve, on an advisory basis, the compensation of the Company’s named executive officers	FOR

3	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019	FOR

4	Approve the Company’s 2020 Long Term Incentive Plan (“LTIP”)	FOR

How do I vote if I am a stockholder of record?

If you are a stockholder of record, you may vote in person at the Annual Meeting or by proxy using any of the following methods:

•

Internet—visit the website shown on the Notice of Internet Availability (www.proxyvote.com) and follow the instructions at that website at any time prior to 11:59 p.m., Eastern Daylight Time, on May 12, 2020;

•	Telephone—within the U.S. or Canada, call toll-free 1-800-690-6903 and follow the instructions at any time prior to 11:59 p.m., Eastern Daylight Time, on May 12, 2020; or

•

Mail—if you have requested a paper copy of the proxy materials, complete, sign and date the proxy card and return the proxy card in the prepaid envelope. Your proxy card must be received by the Secretary of the Company before the voting polls close at the Annual Meeting.

If you vote by internet or telephone, do not return your proxy card. Submitting your proxy by internet or telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Please do not return the Notice of Internet Availability.

The Notice of Internet Availability is not a valid proxy.

How do I vote if I hold my shares in street name?

If you hold your shares in street name, you will receive instructions from your broker, bank or other nominee describing how to vote your shares. In addition, you may be eligible to vote by internet or telephone if your broker, bank or other nominee participates in the proxy voting program provided by Broadridge. If your bank, brokerage firm

2020 Proxy Statement    7

or other nominee is participating in Broadridge’s program, your voting form will provide instructions. Beneficial owners voting by telephone or internet are subject to the same deadlines as described above for holders of record.

What can I do if I change my mind after I submit my proxy?

Your proxy is revocable. If you are a stockholder of record, you can revoke your proxy prior to the completion of voting at the Annual Meeting by:

•	delivering an executed, later-dated proxy that is received by the Secretary of the Company before the voting polls close at the Annual Meeting;

•	resubmitting your proxy by internet or telephone at any time prior to 11:59 p.m., Eastern Daylight Time, on May 12, 2020;

•	delivering a written notice of revocation of the proxy that is received by the Secretary of the Company before the voting polls close at the Annual Meeting; or

•	voting in person at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

What happens if I do not give specific voting instructions?

All properly executed proxies, unless revoked as described above, will be voted at the Annual Meeting in accordance with your instructions on your proxy. If a properly executed proxy gives no specific instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares and do not provide your broker, bank or other nominee with specific voting instructions, the rules of the New York Stock Exchange (“NYSE”) require that these institutions only vote on matters for which they have discretionary power to vote. If your broker, bank or other nominee does not receive instructions from you on how to vote your shares and they do not have discretion to vote on the matter, then the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares, resulting in a “broker non-vote.”

Your broker, bank or other nominee is not permitted to vote on your behalf in the election of directors (Proposal 1), the advisory vote on the compensation of the Company’s named executive officers (Proposal 2) or the approval of the Company’s LTIP (Proposal 4) unless you provide specific instructions to them. Accordingly, if you do not provide timely voting instructions to your broker, bank or other nominee that holds your shares, that institution will be prohibited from voting on all of the proposals in its discretion, except the ratification of the appointment of the independent public accounting firm (Proposal 3).

How many votes must be present to hold the meeting?

A quorum is necessary for conducting a valid meeting. Holders of a majority of the outstanding shares of our common stock as of the Record Date who are entitled to vote must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. Abstentions (shares of the Company’s common stock for which proxies have been received but for which the holders have abstained from voting) will be counted as present and entitled to vote for purposes of determining a quorum.

8    HollyFrontier Corporation

What are the voting requirements for each of the matters to be voted on at the Annual Meeting?

Proposal		Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
1	Election of Directors	Affirmative vote of a majority of the votes cast on the matter	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
2	Advisory Vote on Executive Compensation	Affirmative vote of a majority of the votes cast on the matter	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
3	Ratification of the Appointment of Ernst & Young LLP	Affirmative vote of a majority of the votes cast on the matter	Yes	Abstentions are not considered votes cast and will have no effect
4	Approval of the LTIP	Affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter	No	Abstentions are counted as votes cast, with the same effect as votes against and broker non-votes are not considered votes cast and will have no effect

How are proxies being solicited and who pays the solicitation expenses?

Proxies are being solicited by the Board on behalf of the Company. All expenses of the solicitation, including the cost of preparing and mailing this proxy statement, will be borne by the Company. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for the Annual Meeting. For these services, the Company will pay MacKenzie Partners $17,500 and will reimburse MacKenzie Partners for reasonable out-of-pocket expenses. Additionally, proxies may be solicited by our officers, directors and employees personally or by telephone, e-mail or other forms of communication. The Company may also request banks, brokerage firms, custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of the Company’s common stock. The costs of the solicitation, including reimbursements of any forwarding expenses, will be paid by the Company.

2020 Proxy Statement    9

Election of Directors

(Proposal 1)

Currently, the Board consists of ten directors. Each of the Company’s directors stands for election each year at the annual meeting. Mr. Damiris served on the Board until his retirement on December 31, 2019. Following his retirement, the Board reduced the size of the Board from eleven to ten directors.

Each director nominee identified below is an incumbent director whose nomination to serve on the Board was recommended by the Nominating/Corporate Governance Committee and approved by the Board. The director nominees, if elected, will serve until the 2021 annual meeting of stockholders, or until their earlier resignation or removal. Each director nominee has indicated a willingness to serve if elected.

Required Vote and Recommendation

In uncontested elections, the election of directors requires the approval of a majority of the votes cast for each director.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED BELOW.

Franklin Myers
Director Since: 2011 Age: 67 Committees: • Compensation Committee, Chairman • Executive Committee, Chairman • Nominating/Corporate Governance Committee

Principal Occupation:

Senior Advisor of Quantum Energy Partners and Chairman of the Board of HollyFrontier Corporation

Business Experience:

Mr. Myers has served as the Chairman of the Board of HollyFrontier Corporation since February 2019. Mr. Myers has served as a senior advisor of Quantum Energy Partners, a private equity firm, since February 2013. Mr. Myers served as an operating advisor to Paine & Partners, LLC, a private equity firm, from 2009 through 2012 and as Senior Advisor to Cameron International Corporation, a publicly traded provider of flow equipment products, from 2008 until 2009. He served Cameron in various other capacities, including as Senior Vice President and Chief Financial Officer from 2003 through 2008, President of Cameron’s compression business from 1998 through 2001 and Senior Vice President and General Counsel from 1995 through 1999. In addition, Mr. Myers served as Senior Vice President and General Counsel of Baker Hughes Incorporated from 1988 through 1995 and as an associate and then a partner at Fulbright & Jaworski (now Norton Rose Fulbright) from 1978 through 1988.

Additional Directorships:

Mr. Myers served as a director of Frontier Oil Corporation (“Frontier”) from 2009 until the merger in July 2011, as a director of Forum Energy Technologies, Inc. from September 2010 until March 2018 and as a director of ION Geophysical Corporation from 2001 to June 2019. He currently serves as a director of NCS Multistage Holdings, Inc. and Comfort Systems USA, Inc. Mr. Myers also serves as a director of WireCo WorldGroup Inc., which ceased to have a class of securities registered pursuant to Section 12 of the Exchange Act at the end of September 2016.

Qualifications:

Mr. Myers’ experience in senior finance and legal positions at publicly traded energy companies provides him with significant insight into operations, management and finance. In addition, Mr. Myers brings to the Board a broad range of experiences and skills as a result of his service as a director of other public and private companies.

10    HollyFrontier Corporation

Michael C. Jennings
Director Since: 2011 Age: 54 Committees: • Executive Committee • Environmental, Health, Safety, and Public Policy Committee • Finance Committee

Principal Occupation:

Chief Executive Officer and President of the Company and Chief Executive Officer of Holly Logistic Services, L.L.C. (“HLS”)

Business Experience:

Mr. Jennings has served as Chief Executive Officer and President of the Company since January 1, 2020. He served as Executive Vice President of the Company from November 2019 through December 2019, as Executive Chairman of the Company from January 2016 until January 2017 and as the Chief Executive Officer and President of the Company from the merger of Holly Corporation (“Holly”) and Frontier in July 2011 until January 2016. He served as Chairman of the Board of the Company from January 2017 to February 2019 and January 2013 to January 2016. Mr. Jennings has served as Chief Executive Officer of HLS since January 2020. He previously served as Chief Executive Officer of HLS from January 2014 to November 2016 and as President of HLS from October 2015 to February 2016. Mr. Jennings served as President and Chief Executive Officer of Frontier from 2009 until the merger of Holly and Frontier in July 2011 and as the Executive Vice President and Chief Financial Officer of Frontier from 2005 until 2009.

Additional Directorships:

Mr. Jennings currently serves as a director and Chairman of the Board of Holly Logistic Services, L.L.C. (“HLS”), the general partner of the general partner of Holly Energy Partners, L.P. (“HEP”), and as a director of FTS International, Inc. Mr. Jennings served as Chairman of the board of directors of Frontier from 2010 until the merger in July 2011 and served as a director of Frontier from 2008 to July 2011. He also served as a director of ION Geophysical Corporation from December 2010 until February 2019.

Qualifications:

Mr. Jennings brings to the Board extensive industry experience and familiarity with the day-to-day operations of the Company. He provides a significant resource for the Board and facilitates communication between management and the Board.

Anne-Marie N. Ainsworth
Director Since: 2017 Age: 63 Committees: • Finance Committee • Environmental, Health, Safety, and Public Policy Committee

Principal Occupation:

Former President and Chief Executive Officer of the general partner of Oiltanking Partners, L.P. and of Oiltanking Holding Americas, Inc.

Business Experience:

Ms. Ainsworth served as President and Chief Executive Officer of the general partner of Oiltanking Partners, L.P. and of Oiltanking Holding Americas, Inc., companies engaged in the terminaling, storage and transportation by pipeline of crude oil, refined petroleum products and liquefied petroleum gas, from 2012 until her retirement in 2014, Senior Vice President, Manufacturing of Sunoco Inc. from 2009 to 2012, and General Manager of the Motiva Enterprises, LLC Norco, Louisiana Refinery from 2006 to 2009. Prior to joining Motiva, Ms. Ainsworth served in various capacities at Royal Dutch Shell. Ms. Ainsworth is a graduate of the Institute of Corporate Directors Education Program (Rotman School of Management, University of Toronto and Haskayne School of Business, University of Calgary) and holds the ICD.D. designation.

Additional Directorships:

Ms. Ainsworth currently serves as a director of Pembina Pipeline Corporation, Archrock, Inc. and Kirby Corporation. She previously served as a director of Seventy Seven Energy Inc. until 2015.

Qualifications:

Ms. Ainsworth brings to the Board extensive experience in the oil and gas industry and strong business, operational and financial acumen from her leadership roles at other public companies.

2020 Proxy Statement    11

Douglas Y. Bech
Director Since: 2011 Age: 74 Committees: • Compensation Committee • Nominating/Corporate Governance Committee • Executive Committee

Principal Occupation:

Chairman and Chief Executive Officer of Raintree Resorts International

Business Experience:

Mr. Bech has served as the Chairman and Chief Executive Officer of Raintree Resorts, or its predecessors, since 1997. Raintree Resorts is engaged in resort development, vacation ownership sales and resort management. From 1970 through 1997, Mr. Bech served in various capacities, including as a partner, of several large international law firms practicing in the area of corporate finance and securities transactions.

Additional Directorships:

Mr. Bech served as a director of Frontier from 1993 until the merger in July 2011 and as an independent trust manager of Moody National REIT II, Inc. from 2014 until 2016. Mr. Bech has served as a director of j2 Global, Inc. since 2000 and of eFax.com from 1988 until it was acquired by j2 Global, Inc. in 2000. Mr. Bech has served as an independent trust manager of CIM Commercial Trust Corporation since 2014.

Qualifications:

Mr. Bech’s current experience as a chief executive officer as well as his previous experience as a securities and corporate finance attorney provide him with valuable insight into corporate finance and governance, including matters regarding compensation and retention of management and key employees.

Anna C. Catalano
Director Since: 2017 Age: 60 Committees: • Compensation Committee • Nominating/Corporate Governance Committee

Principal Occupation:

Former Group Vice President, Marketing, for BP plc

Business Experience:

Ms. Catalano served in various capacities for BP plc, and its predecessor Amoco Corporation, from 1979 until her retirement in 2003, including serving as Group Vice President, Marketing, for BP plc from 2000 to 2003.

Additional Directorships:

Ms. Catalano currently serves as a director of Frontdoor, Inc., Kraton Corporation and Willis Towers Watson plc (having previously served as a director of Willis Group until the merger of Willis Group and Towers Watson & Co.). She previously served on the boards of directors of Mead Johnson Nutrition Company until May 2017 and Chemtura Corporation until June 2017.

Qualifications:

Ms. Catalano brings to the Board significant corporate and international business and marketing experience.

12    HollyFrontier Corporation

Leldon E. Echols
Director Since: 2009 Age: 64 Committees: • Audit Committee, Chairman • Compensation Committee

Principal Occupation:

Former Executive Vice President and Chief Financial Officer of Centex Corporation

Business Experience:

Mr. Echols served as Executive Vice President and Chief Financial Officer of Centex Corporation from 2000 until his retirement in 2006. Before joining Centex, Mr. Echols held various positions, including managing partner, at Arthur Andersen LLP from 1978 until 2000.

Additional Directorships:

Mr. Echols currently is a member of the boards of directors of Trinity Industries, Inc. and EnLink Midstream Manager, LLC, the managing member of EnLink Midstream, LLC. Prior to the closing of the business combination among Devon Energy Corporation, Crosstex Energy, Inc. and Crosstex Energy, L.P. in March 2014, Mr. Echols served on the boards of directors of Crosstex Energy, L.P. and Crosstex Energy, Inc. Prior to the closing of the January 2019 simplification transaction between EnLink Midstream Partners, LP (formerly known as Crosstex Energy, L.P.), Mr. Echols served on the board of EnLink Midstream GP, LLC, the general partner of EnLink Midstream Partners, LP.

Qualifications:

Mr. Echols brings to the Board executive management and board experience with other public companies. Mr. Echols has extensive financial and management experience as well as financial reporting expertise and a level of financial sophistication that qualifies him as an audit committee financial expert. In addition, Mr. Echols’ prior and current service on audit committees of other public companies gives him a range of experiences and skills which allow him to effectively lead the Audit Committee.

R. Craig Knocke
Director Since: 2019 Age: 50 Committees: • Environmental, Health, Safety, and Public Policy Committee • Audit Committee

Principal Occupation:

Director of Turtle Creek Trust Company, Chief Investment Manager and Portfolio Manager of Turtle Creek Management, LLC, Principal and a non-controlling manager and member of TCTC Holdings, LLC

Business Experience:

Mr. Knocke is a co-founder and has served a Director of Turtle Creek Trust Company, a private trust and investment management firm, since 2009. He currently serves as the Chief Investment Officer and has served as a Portfolio Manager at Turtle Creek Management, LLC, a registered investment advisory firm based in Dallas, Texas, since 2007. Since 2009, Mr. Knocke has served as a Principal and a non-controlling manager and member of TCTC Holdings, LLC (“TCTC”), a bank holding company that is a banking, securities, and investment management firm. He previously held positions as Vice President and Portfolio Manager at Brown Brothers Harriman & Co., and served in various positions at Salomon Brothers and Texas Instruments.

Qualifications:

Mr. Knocke brings to the Board executive and general management experience as well as significant financial expertise.

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Robert J. Kostelnik
Director Since: 2011 Age: 68 Committees: • Environmental, Health, Safety, and Public Policy Committee, Chairman • Finance Committee

Principal Occupation:

Principal at Glenrock Recovery Partners, LLC

Business Experience:

Mr. Kostelnik has served as a principal of Glenrock Recovery Partners since January 2012. Glenrock Recovery Partners assists energy, pipeline and terminal companies with maximizing the value of non-fungible liquid hydrocarbons and provides health, safety and environmental compliance and project management consulting services. Mr. Kostelnik served as the President and Chief Executive Officer of Cinatra Clean Technologies, Inc. from 2008 thru 2011. Cinatra provides tank cleaning systems to refining pipelines and terminals. Prior to his retirement in 2007, Mr. Kostelnik served in a number of senior positions during his 16 years with CITGO Petroleum Corporation, including as Vice President of Refining. During that time, Mr. Kostelnik was responsible for, among other things, the creation & implementation of the Health, Safety & Environmental Management System as well as environmental compliance & improvement. CITGO is engaged in the refining and marketing of petro-chemical products.

Additional Directorships:

Mr. Kostelnik served as a director of Frontier from 2010 until the merger in July 2011. He currently serves on the board of directors of Methanex Corporation.

Qualifications:

Mr. Kostelnik brings to the Board significant experience and insight into the Company’s industry through his extensive experience in the refining industry.

James H. Lee
Director Since: 2011 Age: 71 Committees: • Nominating/Corporate Governance Committee, Chairman • Audit Committee

Principal Occupation:

Managing General Partner and Principal Owner of Lee, Hite & Wisda Ltd.

Business Experience:

Mr. Lee has served as the Managing General Partner of Lee, Hite & Wisda Ltd., a private company with investments in oil and gas working, royalty and mineral interests, since founding the firm in 1984.

Additional Directorships:

Mr. Lee served as a director of Frontier from 2000 until the merger in July 2011. He currently serves as a director of HLS, the general partner of the general partner of HEP.

Qualifications:

Mr. Lee brings to the Board his extensive experience as a consultant and investor in the oil and gas industry, which provides him with significant insights into relevant industry issues.

14    HollyFrontier Corporation

Michael E. Rose
Director Since: 2011 Age: 73 Committees: • Finance Committee, Chairman • Audit Committee

Principal Occupation:

Former Executive Vice President Finance and Chief Financial Officer of Anadarko Petroleum Corporation

Business Experience:

Prior to his retirement in 2004, Mr. Rose served in a number of senior positions during his 26 years with Anadarko Petroleum Corporation, most recently serving as Executive Vice President Finance and Chief Financial Officer of Anadarko from 2000 until his retirement.

Additional Directorships:

Mr. Rose served as a director of Frontier from 2005 until the merger in July 2011.

Qualifications:

Mr. Rose brings to the Board significant financial and investment experience with oil and gas companies. He also qualifies as an audit committee financial expert.

None of our director nominees reported any litigation for the period from 2010-2020 that is required to be reported in this proxy statement. There are no family relationships among any of our directors or executive officers.

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Corporate Governance

The Board and senior management believe that one of their primary responsibilities is to promote a corporate culture of accountability, responsibility and ethical conduct throughout the Company. The Company is committed to maintaining the highest standard of business conduct and corporate governance, which we believe is essential to operating our business efficiently, maintaining our integrity in the marketplace and serving our stockholders.

Consistent with these principles, the Company has adopted a Code of Business Conduct and Ethics and Corporate Governance Guidelines. These documents, together with our certificate of incorporation, by-laws and the Board committee charters, form the framework for our governance. Copies of the Code of Business Conduct and Ethics, Corporate Governance Guidelines, certificate of incorporation, by-laws, Audit Committee Charter, Compensation Committee Charter, Environmental, Health, Safety, and Public Policy Committee Charter and Nominating/Corporate Governance Committee Charter are publicly available on our website at www.hollyfrontier.com and may also be obtained free of charge upon written request to HollyFrontier Corporation, 2828 North Harwood, Suite 1300, Dallas, Texas 75201, Attention: Director, Investor Relations.

Board Leadership Structure

In accordance with our Corporate Governance Guidelines, our Board is responsible for selecting the Board leadership structure that is in the best interests of the Company. Our Board, at this time, has determined that a leadership structure consisting of separate Chief Executive Officer and Chairman of the Board roles, together with a strong lead independent director, is appropriate for the Company. Currently, Mr. Myers serves as our independent Chairman of the Board, and Mr. Jennings serves as our Chief Executive Officer and President.

Given the complexity of the Company’s business model, the Board believes that at this time the separation of these positions and the establishment of both an independent Chairman of the Board and an independent lead director enhances both the oversight of management by the Board and the Company’s overall leadership structure. As a result of his experience at publicly traded energy companies, Mr. Myers has industry-specific experience and expertise and as Chairman of the Board can identify strategic priorities, lead the discussion and execution of strategy and facilitate the flow of information between management and the Board.

In addition, in order to reinforce effective, independent leadership on the Board, and in recognition of his demonstrated leadership skills, the Board has appointed Mr. Bech as lead director. The lead director’s responsibilities are set forth in the Company’s Corporate Governance Guidelines and include:

•	presiding over executive sessions of the Board’s independent directors and at all meetings of the Board at which the Chairman of the Board is not present;

•	communicating matters discussed at the executive session to the Chairman of the Board and Chief Executive Officer, as appropriate;

•	calling meetings of independent directors as desirable or necessary;

•	serving as a liaison between the Chief Executive Officer, the Chairman of the Board and the independent directors;

•

advising and consulting with the Chairman of the Board, the Chief Executive Officer and the chairperson of each committee regarding Board and committee meetings, as necessary, desirable or appropriate;

•

maintaining regular contact with the Chairman of the Board and Chief Executive Officer to provide access for any issue that may arise and assist in communication, if appropriate, and to ensure that there is a steady, relevant, meaningful and effective information flow from management to the Board;

•	approving in advance, in consultation with the Chairman of the Board and Chief Executive Officer, agendas, schedules and related information for all meetings of the Board; and

•

advising and consulting with the Chairman of the Board and Chief Executive Officer as to the quality, quantity and timeliness of the information submitted by the Company’s management to, and other communications with, the independent directors.

16    HollyFrontier Corporation

The Board has established a policy that its non-management directors regularly meet in executive session, without members of management present. The Chairman of the Board, or the lead director if the Chairman of the Board is a member of management, presides at meetings of the non-management directors. In the event the Chairman of the Board is a member of management and, if there is no lead director or the lead director is unable to attend, the non-management directors will designate an independent director to preside at the meeting. We believe that the foregoing structure, policies and practices, when combined with the Company’s other governance policies and procedures, provide appropriate opportunities for oversight, discussion and evaluation of decisions and direction from the Board, and are in the best interest of our stockholders.

Board and Committee Evaluations

The Board, acting through the Nominating/Corporate Governance Committee, conducts a self-evaluation at least annually to determine whether it is functioning effectively. The evaluation includes periodically considering the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools and background to perform its oversight function effectively. Each committee of the Board also conducts a self-evaluation at least annually and reports the results to the Board.

Board Oversight of Risk Management

The Board oversees management of risk, including cyber security. The Board regularly reviews information regarding the Company’s business and operations, including the key operational and/or financial risks. As described below, consistent with SEC regulations and NYSE requirements, the Board committees are also engaged in overseeing risk associated with the Company.

•	The Audit Committee oversees management of exposure to financial reporting and control risks.

•	The Compensation Committee oversees the management of risks relating to the Company’s executive compensation plans and incentive structure.

•	The Nominating/Corporate Governance Committee oversees the Company’s ethics and compliance programs.

•	The Environmental, Health, Safety, and Public Policy Committee oversees the management of risks associated with the environment, health, safety and public policy.

•	The Finance Committee oversees the management of risks relating to the Company’s capital investment strategies.

While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the full Board is ultimately responsible for overseeing the Company’s risk exposures and management thereof, and the Board is regularly informed on these matters through committee and senior management presentations.

The Board also receives input from the Company’s Risk Management Oversight Committee on management’s views of the risks facing the Company. This committee is made up of management personnel and monitors the risk environment for the Company as a whole. This committee also supports the efforts of the Board and the Board committees to monitor and evaluate guidelines and policies governing the Company’s risk assessment and management.

Director Independence

Board of Directors. NYSE listing requirements and our Corporate Governance Guidelines require that at least a majority of the Board meet the NYSE criteria for independence. The Board has determined that each of Mses. Ainsworth and Catalano and Messrs. Bech, Echols, Knocke, Kostelnik, Lee, Myers and Rose is “independent” under the NYSE independence standards. Mr. Jennings is not independent because he is an employee of the Company. The Board previously determined that, during his service on the Board, Mr. Damiris was not independent because he was an employee of the Company.

Audit Committee. The Board has determined each member of the Audit Committee is “independent” as defined by the NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).

2020 Proxy Statement    17

Compensation Committee. The Board has determined each member of the Compensation Committee is “independent” as defined by the NYSE listing standards. For each member of the Compensation Committee, the Board considered all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including the sources of such director’s compensation, such as any consulting, advisory or other compensatory fees paid by the Company, and whether the director has an affiliate relationship with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

Nominating/Corporate Governance Committee. The Board has determined each member of the Nominating/Corporate Governance Committee is “independent” as defined by the NYSE listing standards.

Environmental, Health, Safety, and Public Policy Committee. The Board has determined each member of the Environmental, Health, Safety, and Public Policy Committee, other than Mr. Jennings, is “independent” as defined by the NYSE listing standards.

Finance Committee. The Board has determined each member of the Finance Committee, other than Mr. Jennings, is “independent” as defined by the NYSE listing standards.

Independence Determination. In making its independence determinations, the Board considered certain transactions, relationships and arrangements. In determining Mr. Knocke’s independence, the Board considered that Mr. Knocke is a non-controlling manager and member of TCTC and Mr. Knocke is also a Principal of TCTC (which may be deemed to beneficially own 7.76% of the Company’s common stock) and holds various other positions with TCTC’s subsidiaries. The Board determined that this relationship does not impair the independence of Mr. Knocke.

Director Nominations

Qualifications

The Nominating/Corporate Governance Committee may engage a search firm to assist with identifying qualified nominees for the Board. In considering nominees for election as director, the Nominating/Corporate Governance Committee considers a number of factors, with an objective of having a board with diverse backgrounds and experiences. The Nominating/Corporate Governance Committee is also responsible for recommending the nomination of incumbent directors it deems appropriate for re-election to the Board and, if applicable, reappointment to any committees of the Board on which such director serves.

The Nominating/Corporate Governance Committee nominated Mr. Knocke to the Board in January 2019, and the Board appointed Mr. Knocke to the Board in February 2019. Mr. Knocke was recommended to our former Chairman of the Board, Mr. Jennings, by TCTC. The Nominating/Corporate Governance Committee reviewed his qualifications in the same manner as it reviews other potential candidates, as described below. Characteristics expected of all directors include integrity, exceptional talent and judgment, and the ability and willingness to commit adequate time to the Board. In evaluating the suitability of individual board members, the committee takes into account many factors, including the candidate’s knowledge of the communities in which the Company does business, the Company’s industry, or other industries relevant to the Company’s business or other organizations of comparable size, as well as personal qualities, background and reputation. The Board also considers the diversity of race, gender, culture, age, knowledge, viewpoints, background, experience and skill when evaluating candidates. Subject to its fiduciary duties, applicable law and regulations and membership of the Board at the applicable time, when searching for new Board members, the Nominating/Corporate Governance Committee shall endeavor to identify highly qualified diverse candidates, including women and individuals from minority groups, to include in the pool of candidates as provided in the immediately preceding sentence from which Board nominees may be chosen.

Pursuant to our Corporate Governance Guidelines, the Nominating/Corporate Governance Committee will not recommend to the Board the nomination of any director or nominee who has attained or will attain the age of 75 prior to the annual meeting at which he or she would be elected or re-elected. The Board may approve an exception to this policy on a case by case basis.

18    HollyFrontier Corporation

Stockholder Recommendations

The Nominating/Corporate Governance Committee will consider recommendations of potential director candidates from stockholders based on the same criteria as a candidate identified by the Nominating/Corporate Governance Committee. Stockholders may submit such a recommendation by sending a letter to the Secretary of the Company at the Company’s principal executive offices. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.”

To be considered, recommendations must be submitted in writing no less than 90 days and no more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders in compliance with the notice procedures and informational requirements set forth in Article III, Section 12 of the Company’s By-Laws. A stockholder’s notice must include the following:

•	the name of the stockholder recommending the director candidate and the class and number of shares of common stock which are beneficially owned by the stockholder;

•	a written statement by the director candidate agreeing to being named in the Company’s proxy materials and to serve as a member of the Board if nominated and elected; and

•

all other information relating to the nominating stockholder or director candidate that would be required to be disclosed in a proxy statement relating to an election of directors, or that is otherwise required by Regulation 14A under the Exchange Act or Article III, Section 12 of the Company’s By-Laws.

For more information, see “Additional Information—Stockholder Proposals.”

Communications with the Board

Any stockholder or other interested party may communicate with the non-management directors by e-mailing the lead director at presiding.director.HFC@hollyfrontier.com or writing to: Lead Director, c/o Secretary, HollyFrontier Corporation, 2828 N. Harwood, Suite 1300, Dallas, Texas 75201. Communications to the Board generally may be sent certified mail to HollyFrontier Corporation, 2828 N. Harwood, Suite 1300, Dallas, Texas 75201, Attention: Secretary. The Secretary will forward all communications received by mail to the appropriate director or directors, other than those communications that are merely solicitations for products or services or relate to matters that are of a type that are clearly improper or irrelevant to the functioning of the Board or the business and affairs of the Company.

Code of Conduct

The Company has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees. The purpose of this Code is to, among other things, affirm the Company’s commitment to the highest standards of business conduct and ethics, integrity and compliance reporting in accordance with all applicable laws. The Code sets forth a common set of values and standards to which all of the Company’s directors, officers and employees must adhere. The Company will post information regarding any amendment to, or waiver from, its Code of Business Conduct and Ethics on its website under the Investor Relations tab.

2020 Proxy Statement    19

The Board, Its Committees and Its Compensation

The Board

Under the Company’s Corporate Governance Guidelines, Board members are expected to devote the time reasonably necessary to discharge their responsibilities and to prepare for and, to the extent reasonably practicable, attend and participate in all meetings of the Board and Board committees on which they serve. The Board meets at least quarterly. During 2019, the Board held nine meetings. Each then-current director attended at least 75% of the total number of meetings of the Board and committees on which he or she served during the period he or she was a director.

All directors are strongly encouraged to attend the Company’s annual meeting of stockholders. Ten of our eleven then-current directors attended the 2019 annual meeting of stockholders. Mr. Bech was unable to attend due to a personal conflict.

Board Committees

The Company currently has six standing committees:

•	Audit Committee;

•	Compensation Committee;

•	Nominating/Corporate Governance Committee;

•	Environmental, Health, Safety, and Public Policy Committee;

•	Finance Committee; and

•	Executive Committee.

Other than the Executive Committee, each of these committees operates under a written charter adopted by the Board. The Executive Committee operates pursuant to authority that is specifically delegated to it by the Board, and such delegated authority may be revoked at any time. Upon the Nominating/Corporate Governance Committee’s recommendations, the Board elects committee members annually.

The table below sets forth the number of meetings held by each committee in 2019:

Board Committee	Number of Meetings in 2019
Audit Committee	7
Compensation Committee	7
Nominating/Corporate Governance Committee	5
Environmental, Health, Safety, and Public Policy Committee	4
Finance Committee	4
Executive Committee	1

All directors, whether members of a committee or not, are invited to make suggestions to a committee chair for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chair gives a report concerning his or her committee’s activities to the Board.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of the Company’s financial statements. In addition, the Audit Committee oversees management of exposure to financial risks. The functions and responsibilities of the Audit Committee pursuant to its charter include:

•	appointing, compensating, retaining and overseeing the Company’s independent registered public accounting firm and conducting an annual review of the independence of that firm;

20    HollyFrontier Corporation

•	pre-approving all audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm;

•

at least annually, reviewing the independence and quality-control procedures of the independent registered public accounting firm and the experience and qualifications of the independent registered public accounting firm’s senior personnel that are providing audit services to the Company;

•	reviewing the findings and recommendations of the independent registered public accounting firm;

•	reviewing the scope and the planning of the annual audit with management, the independent registered public accounting firm and the internal auditor;

•	reviewing the annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm;

•	overseeing the internal audit function;

•	reviewing and discussing the Company’s internal controls over financial reporting with management and the independent registered public accounting firm;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or accounting matters;

•

establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding potential violations of applicable laws, rules and regulations or of the Company’s codes, policies and procedures;

•	establishing procedures for the confidential and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters or questionable compliance matters;

•	reviewing and, if appropriate, approving transactions involving conflicts of interest, including related person transactions, when required by the Code of Business Conduct and Ethics;

•	reviewing and approving the Audit Committee Report to be included in the annual proxy statement; and

•	reviewing the adequacy of the Audit Committee charter on an annual basis.

Our independent registered public accounting firm reports directly to the Audit Committee. Each member of the Audit Committee has the ability to read and understand fundamental financial statements, and Mr. Echols and Mr. Rose each meets the requirements of an “audit committee financial expert” as defined by the rules of the SEC.

Compensation Committee

The Compensation Committee establishes and administers the Company’s policies, programs and procedures for compensating executive officers and the Board and oversees the management of risks relating to the Company’s executive compensation plans and arrangements. The functions and responsibilities of the Compensation Committee pursuant to its charter include:

•	evaluating the performance and approving the compensation of the Chief Executive Officer and, in consultation with the Chief Executive Officer, the Company’s other executive officers;

•	reviewing and approving the Company’s executive compensation programs and corporate goals and objectives relative to the compensation of the Company’s executive officers;

•

reviewing the Company’s compensation practices, policies and programs for executive officers and other employees to ensure that such practices, policies and programs do not encourage unnecessary or excessive risk taking and annually assessing whether any risks arising from such practices, policies and programs are reasonably likely to have a material adverse effect on the Company;

•	reviewing director compensation and making recommendations to the Board regarding the same;

•	administering and making recommendations to the Board with respect to the Company’s equity incentive plans;

•	reviewing succession planning for Company management and making recommendations to the Board regarding the same;

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•	overseeing the preparation of the Compensation Discussion and Analysis to be included in the annual proxy statement;

•	preparing the Compensation Committee Report to be included in the annual proxy statement; and

•	reviewing the adequacy of the Compensation Committee charter on an annual basis.

The Compensation Committee may form and delegate some or all of its authority to subcommittees as it deems appropriate. The Compensation Committee also has the authority to retain, compensate, direct, oversee and terminate outside counsel, compensation consultants and other advisors hired to assist the Compensation Committee.

In December 2017, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as the independent compensation consultant to the Compensation Committee, to provide advice relating to executive compensation matters. In selecting Meridian as its independent compensation consultant, and in the first quarter of each year following engagement, the Compensation Committee assessed the independence of Meridian pursuant to SEC rules and considered, among other things, whether Meridian provides any other services to us, the fees paid by us to Meridian as a percentage of Meridian’s total revenues, the policies of Meridian that are designed to prevent any conflict of interest between Meridian, the Compensation Committee and us, any personal or business relationship between Meridian and a member of the Compensation Committee or one of our executive officers and whether Meridian owned any shares of our common stock. In addition to the foregoing, the Compensation Committee annually receives an independence letter from Meridian, as well as other documentation addressing the firm’s independence. Meridian reports exclusively to the Compensation Committee and does not provide any additional services to us. The Compensation Committee has discussed these considerations and concluded that Meridian is independent and that we do not have any conflicts of interest with Meridian.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee assists the Board in overseeing that the Company is governed in a manner consistent with the best interests of the Company and its stockholders. In addition, the Nominating/Corporate Governance Committee oversees the Company’s ethics and compliance programs. The functions and responsibilities of the Nominating/Corporate Governance Committee pursuant to its charter include:

•	developing, reviewing and assessing the adequacy of the Company’s Corporate Governance Guidelines;

•	identifying and recommending individuals qualified to be directors;

•	evaluating and determining whether directors are independent;

•	recommending committee composition and chairpersons;

•	reviewing and making recommendations to the Board on succession planning for the Board;

•	reviewing and approving, prior to acceptance, the Chief Executive Officer’s service on any other public company board;

•	monitoring the Company’s charitable contributions and political spending insofar as such activities exceed or can be expected to exceed 0.5% of the pre-tax income of the Company;

•	overseeing the Company’s ethics and compliance programs; and

•	reviewing the adequacy of the Nominating/Corporate Governance Committee charter on an annual basis.

Environmental, Health, Safety, and Public Policy Committee

The Environmental, Health, Safety, and Public Policy Committee oversees the Company’s environmental, health, safety and public policy matters. In addition, the Environmental, Health, Safety, and Public Policy Committee oversees the management of risks associated with such matters. The functions and responsibilities of the Environmental, Health, Safety, and Public Policy Committee pursuant to its charter include:

•

reviewing reports and other information provided by management and consultants regarding material regulatory compliance and public policy matters arising out of issues related to process safety, worker safety, health, environmental, human resources, physical security, material regulatory compliance and/or legislative developments related to the refining industry;

22    HollyFrontier Corporation

•	reporting material issues or compliance concerns included in those reports to the Board; and

•	reviewing the adequacy of the Environmental, Health, Safety, and Public Policy Committee charter on an annual basis.

Finance Committee

The Finance Committee oversees the Company’s cash flow, uses of cash, capital investment strategies, including implementation and cost of capital. The functions and responsibilities of the Finance Committee include:

•	reviewing the Company’s cash flow forecasts, minimum cash requirements and liquidity targets;

•	reviewing the Company’s annual capital budget, capital strategy and significant capital expenditures and determining whether to recommend to the Board that such items be approved;

•	reviewing and making recommendations to the Board with respect to new capital projects;

•	periodically evaluating the performance of and returns on approved capital projects and other capital expenditures and reviewing significant cost variances; and

•	reviewing the adequacy of the Finance Committee charter on an annual basis.

Executive Committee

The Executive Committee has such authority as the Board shall delegate to the committee from time to time.

Director Compensation

The Compensation Committee annually evaluates the compensation program for members of the Board who are not our officers or employees (“non-management directors”). In making its recommendation to the Board for non-management director compensation, the Compensation Committee reviews the form and amount of compensation paid to directors by the Company’s peer group and benchmark market data provided by the compensation consultant. Based on recommendations from the Compensation Committee, effective January 1, 2019 and January 1, 2020, the Board approved the components of non-management director compensation as set forth below. The only changes from 2019 to 2020 were an increase in the annual equity retainer from $135,000 to $140,000 and an increase in the annual cash retainer from $116,000 to $120,000. Members of the Board who also serve as our officers or employees do not receive additional compensation in their capacity as directors.

We also reimburse directors for all reasonable expenses incurred in attending Board meetings, Board committee meetings and director continuing education sessions upon submission of appropriate documentation. Meeting fees are not paid for attendance at Board meetings or Board committee meetings.

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	Compensation for 2019:	Compensation for 2020:
Board Service:
Annual Restricted Stock Units Award (1)	$135,000	$140,000
Chairman of the Board Retainer	200,000	200,000
Annual Cash Retainer	116,000	120,000
Lead Director Cash Retainer	30,000	30,000
Board Committee Service:
Audit Committee Annual Cash Retainer
Chairman	27,500	27,500
Member	17,500	17,500
Compensation Committee Annual Cash Retainer
Chairman	20,000	20,000
Member	14,000	14,000
Nominating / Corporate Governance Committee Annual Cash Retainer
Chairman	20,000	20,000
Member	14,000	14,000
Environmental, Health, Safety, and Public Policy Committee Annual Cash Retainer
Chairman	20,000	20,000
Member	14,000	14,000
Finance Committee Annual Cash Retainer
Chairman	20,000	20,000
Member	14,000	14,000
Other:
Stipend for Operations-Related Consultation at Request of Management (On-Site)	2,400/day	2,400/day
Stipend for Operations-Related Consultation at Request of Management (Overnight)	3,600/day	3,600/day

(1)

The annual award is comprised of a number of restricted stock units equal to the dollar amount of the award divided by the market closing price of a share of our common stock on the date of grant, with the number of restricted stock units rounded up in the case of fractional shares. The annual award is made in the fourth quarter of the year preceding the year to which the award relates.

Equity Awards

Non-management directors receive an annual equity award grant in the form of restricted stock units having a fair market value of approximately the dollar amount of the equity award approved by the Board on the date of grant. These annual grants are made in the fourth quarter of the year preceding the year to which the award relates in order to align the timing of the equity award grants with the timing of the other compensation decisions made for non-management directors and with the timing of long-term equity incentive award grants for our executive officers.

Continued service on the Board through the stated vesting date for the restricted stock units, which is in most cases approximately one year following the date of grant, is required in order for the restricted stock units to become vested. The restricted stock units granted in November 2018 for the 2019 fiscal year vested on December 2, 2019 ((in light of December 1, 2019 falling on a Sunday). The restricted stock units granted in November 2019 for the 2020 fiscal year will vest on December 1, 2020 (or the first business day thereafter if the vesting date falls on a Saturday or Sunday). Accelerated vesting of outstanding restricted stock units will occur upon a change in control (subject to the

24    HollyFrontier Corporation

director serving as a member of the Board immediately prior to the change in control) or the director’s death, disability or retirement. Settlement of the restricted stock units in shares of our common stock occurs within 30 days of the event that caused the restricted stock units to vest. Directors do not have the rights of a stockholder with respect to the shares underlying the restricted stock units until the award vests and is settled in shares. However, directors are entitled to the payment of dividend equivalents on outstanding restricted stock units in the form of cash in an amount equal to the dividends that would have been paid with respect to the underlying shares. These dividend equivalents are not subject to forfeiture.

Nonqualified Deferred Compensation

Our non-management directors are eligible to participate in the HollyFrontier Corporation Executive Nonqualified Deferred Compensation Plan, which is not tax-qualified under Section 401 of the Internal Revenue Code and allows participants to defer receipt of certain compensation (the “NQDC Plan”). The NQDC Plan allows non-management directors the ability to defer up to 100% of their cash retainers for a calendar year. Participating directors have full discretion over how their contributions to the NQDC Plan are invested among the offered investment options, and earnings on amounts contributed to the NQDC Plan are calculated in the same manner and at the same rate as earnings on actual investments. We do not subsidize a participant’s earnings under the NQDC Plan.

None of our non-management directors participated in the NQDC Plan in 2019. For additional information on the NQDC Plan, see “Compensation Discussion and Analysis—Components of our Executive Compensation Program—Retirement Benefits and Perquisites—Retirement Plans—Deferred Compensation Plan” and “Executive Compensation—Nonqualified Deferred Compensation.”

Stock Ownership and Retention Policy for Non-Management Directors

Non-management directors are expected to acquire and hold during their service on the Board shares of our common stock equal in value to at least five times the annual Board cash retainer paid to our non-management directors (excluding any retainer paid for service on a Board committee). Directors have five years from their initial election to the Board to meet the target stock ownership requirements.

Directors are required to continuously own sufficient shares to meet the stock ownership requirements once attained. Until the directors attain compliance with the stock ownership policy, the directors will be required to hold 50% of the shares of common stock received from any equity award. If a director attains compliance with the stock ownership policy and subsequently falls below the requirement because of a decrease in the price of our common stock, the director will be deemed in compliance provided that the director retains the shares then held.

As of December 31, 2019, all of our non-management directors were in compliance with the stock ownership policy or were within the five-year grace period provided under the stock ownership policy.

Anti-Hedging and Anti-Pledging Policy

All of our directors are subject to our Insider Trading Policy which, among other things, prohibits directors from entering into short sales or hedging or pledging shares of our common stock. The anti-hedging policy contained in our Insider Trading Policy specifically prohibits directors and their designees from purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities (or derivatives thereof), regardless of how the securities (or derivatives thereof) were acquired.

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Director Compensation Table

The table below sets forth the compensation earned by each of our non-management directors in 2019.

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)		All Other Compensation(3)	Total
Anne-Marie N. Ainsworth	$144,000	$140,047		$6,000	$290,047
Douglas Y. Bech	$180,648	$140,047		—	$320,695
Anna C. Catalano	$144,000	$140,047		$3,600	$287,647
Leldon E. Echols	$175,000	$140,047		—	$315,047
R. Craig Knocke (4)	$129,881	$252,582	(5)	$3,600	$386,063
Robert J. Kostelnik	$164,000	$140,047		$9,600	$313,647
James H. Lee	$160,852	$140,047		—	$300,899
Franklin Myers	$340,111	$140,047		$4,800	$484,958
Michael E. Rose	$167,500	$140,047		—	$307,547

(1)

Mr. Damiris is not included in this table because he received no additional compensation for his service as a director. The compensation earned by Mr. Damiris in 2019 is shown under “Executive Compensation—Summary Compensation Table.” Mr. Jennings received compensation as a non-management director in 2019, and all such compensation is reported in combination with his employee compensation as shown under “Executive Compensation—Summary Compensation Table.” Because the restricted stock units granted to the non-management directors in 2019 were awarded on the same day Mr. Jennings became an employee of the Company, Mr. Jennings did not receive a non-management director award of restricted stock units in 2019.

(2)

Represents the aggregate grant date fair value of 2,663 restricted stock units granted to each non-management director on November 13, 2019 for the 2020 fiscal year (the “2020 Director Awards”), determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation, excluding the effect of estimated forfeitures. See Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards.

Because the 2020 Director Awards were granted during 2019, they are reported in the “Stock Awards” column of the Director Compensation Table for 2019 rather than 2020 in accordance with SEC rules. The annual restricted stock unit awards for the 2019 fiscal year were granted on November 7, 2018 and were reported in the “Stock Awards” column of the Director Compensation Table for 2018 rather than 2019 in accordance with SEC rules. For additional information regarding the annual restricted stock unit awards and grant process for non-management directors, please see “—Equity Awards” above.

The 2020 Director Awards will vest on December 1, 2020, subject to continued service on the Board. As of December 31, 2019, the 2020 Director Awards were the only outstanding equity awards held by our non-management directors.

(3)	Represents stipend paid to directors for operations-related consultation at request of management.

(4)	Mr. Knocke was appointed to the Board in February 2019.

(5)

In addition to Mr. Knocke’s 2020 Director Award, this amount also includes the aggregate grant date fair value of 2,574 restricted stock units granted to Mr. Knocke on May 8, 2019 , following his appointment to the Board, determined in accordance with FASB ASC Topic 718, Compensation—Stock Compensation, excluding the effect of estimated forfeitures. See Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards. The 2,574 restricted stock units granted to Mr. Knocke on May 8, 2019 vested on December 1, 2019.

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Advisory Vote on the Compensation of Our Named Executive Officers

(Proposal 2)

Section 14A(a)(1) of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material contained in this proxy statement.

In accordance with the preference expressed by our stockholders at our annual meeting in 2017, the Board determined that we would provide this opportunity annually until the next non-binding stockholder advisory vote on the frequency of future advisory votes on executive compensation. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are primarily designed to (i) attract, motivate and retain our named executive officers, who are critical to our success, (ii) provide incentives for our named executive officers to achieve and exceed our operational, financial and strategic goals and (iii) align the interests of our named executive officers with those of our stockholders. Under these programs, compensation for our named executive officers is tied to performance, including our financial results and stockholder returns. Please read the information under “Compensation Discussion and Analysis,” and review the compensation tables and narratives that follow, for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2019.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensatory philosophy, policies and practices described in this proxy statement. Because your vote is advisory, it will not be binding on the Compensation Committee, the Board or the Company. However, the Board and the Compensation Committee will review the voting results and take those results into consideration when making future decisions regarding executive compensation.

Required Vote and Recommendation

The advisory vote on the compensation of named executive officers requires the approval of a majority of the votes cast on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC, INCLUDING AS DISCLOSED IN THE “COMPENSATION DISCUSSION AND ANALYSIS” SECTION, THE ACCOMPANYING COMPENSATION TABLES AND ANY RELATED MATERIAL CONTAINED IN THIS PROXY STATEMENT.

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Executive Officers

The following sets forth information regarding the executive officers of the Company as of March 9, 2020:

Name	Age	Position
Michael C. Jennings	54	Chief Executive Officer and President
Richard L. Voliva, III	42	Executive Vice President and Chief Financial Officer
James M. Stump	52	Senior Vice President, Refining
Thomas G. Creery	61	Senior Vice President, Commercial
Vaishali S. Bhatia	37	Senior Vice President, General Counsel and Secretary

Information regarding Mr. Jennings is included above under “Election of Directors.”

Richard L. Voliva, III has served as Executive Vice President and Chief Financial Officer of the Company since March 2017. He served as Senior Vice President, Strategy of the Company from June 2016 to March 2017. Mr. Voliva has served as President of HLS since January 2020. He previously served as Executive Vice President and Chief Financial Officer of HLS from March 2017 to January 2020, Senior Vice President and Chief Financial Officer of HLS from July 2016 to March 2017, Vice President and Chief Financial Officer of HLS from October 2015 until July 2016, Vice President, Corporate Development of HLS from February 2015 until October 2015 and Senior Director, Business Development of HLS from April 2014 until February 2015. Prior to joining HLS, Mr. Voliva was an analyst at Millennium Management LLC, an institutional asset manager, from April 2011 until April 2014, an analyst at Partner Fund Management, L.P., a hedge fund, from March 2008 until March 2011 and Vice President, Equity Research at Deutsche Bank from June 2005 to March 2008. Mr. Voliva is a CFA Charterholder.

James M. Stump has served as Senior Vice President, Refining (formerly called Senior Vice President, Refinery Operations) of the Company since the merger in July 2011. During his 21 years at Frontier, Mr. Stump held various positions, including serving as Vice President—Refining Operations for Frontier Refining and Marketing from 2009 until July 2011 and as Vice President and Refining Manager from 2002 to 2009.

Thomas G. Creery has served as Senior Vice President, Commercial of the Company since January 2016 and as President of HollyFrontier Refining and Marketing since February 2017. He previously served as Vice President, Crude Supply from October 2008 to January 2016 and Vice President, Crude Supply and Planning from January 2006 to October 2008. Prior to joining the Company, Mr. Creery served at Unocal Corporation for 25 years in a variety of locations based in Calgary, Los Angeles, Singapore and Houston.

Vaishali S. Bhatia has served as Senior Vice President and General Counsel of the Company since November 2019 and Secretary of the Company since August 2019. She served as Chief Compliance Officer of the Company from August 2019 to January 2020, Acting General Counsel of the Company from August 2019 to November 2019, Assistant General Counsel of the Company from May 2017 to August 2019, Assistant Secretary of the Company from May 2012 to August 2019 and Counsel of the Company from October 2011 to May 2017. Ms. Bhatia has also served as Senior Vice President and General Counsel of HLS since November 2019 and Secretary of HLS since August 2019. She served as Chief Compliance Officer of HLS from August 2019 to January 2020, Acting General Counsel of HLS from August 2019 to November 2019, Assistant General Counsel of HLS from May 2017 to August 2019, Assistant Secretary of HLS from January 2013 to August 2019 and Counsel of HLS from October 2011 to May 2017. Prior to joining the Company, Ms. Bhatia was an associate at Jones Day.

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Compensation Discussion and Analysis

Executive Summary

This compensation discussion and analysis provides information about our compensation objectives and policies, as determined by the Compensation Committee. In addition, the compensation discussion and analysis is intended to place in perspective the information contained in the executive compensation tables that follow this discussion.

Overview

We hold our executive officers accountable for our performance and for maintaining a culture of safety, integrity, teamwork and ownership. For 2019, our “named executive officers” or “NEOs” were:

Name	Position with HollyFrontier during 2019
George J. Damiris (1)	Chief Executive Officer and President
Richard L. Voliva, III	Executive Vice President and Chief Financial Officer
Michael C. Jennings (2)	Executive Vice President
James M. Stump	Senior Vice President, Refining
Thomas G. Creery	Senior Vice President, Commercial
Denise C. McWatters (3)	Former Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

(1)	Mr. Damiris retired as Chief Executive Officer and President of the Company effective December 31, 2019.

(2)

Mr. Jennings was appointed as Executive Vice President of the Company on November 13, 2019. Effective January 1, 2020, Mr. Jennings was appointed as Chief Executive Officer and President of the Company, but due to the timing of his appointment, Mr. Jennings will be referred to within this section by his title during the 2019 year.

(3)	Ms. McWatters retired as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company effective August 12, 2019.

The compensation of our named executive officers is also presented in the tables and related information provided under “Executive Compensation” below.

Certain of our named executive officers also provide services to our wholly-owned subsidiary, HLS, and HEP. HLS is the general partner of HEP Logistics Holdings, L.P., which is the general partner of HEP. We own a 57% limited partner interest and a non-economic general partner interest in HEP. During 2019, Mr. Damiris, Mr. Voliva and Ms. McWatters (prior to her retirement) also served as executive officers of HLS and split their professional time between HEP and us. Mr. Damiris, Mr. Voliva and Ms. McWatters did not receive any compensation from HLS or HEP during 2019.

For 2019, Mr. Damiris and Mr. Voliva were also named executive officers of HLS. In accordance with SEC rules, a portion of the compensation paid by us to them for 2019 was allocated to the services they each performed for HLS and HEP during 2019 and was included in the Compensation Discussion and Analysis and the accompanying narratives and tables contained in HEP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The total compensation paid and other benefits made available to Mr. Damiris and Mr. Voliva in 2019 by us, including amounts disclosed in HEP’s Annual Report on Form 10-K for the year ended December 31, 2019, are disclosed below.

2019 Business Highlights

The Compensation Committee believes that our executive management team has created significant value for our stockholders in 2019. The following are key highlights of our achievements in 2019:

•	Full year 2019 net income attributable to HollyFrontier stockholders of $772 million, or $4.61 per diluted share, and adjusted net income of $822 million, or $4.90 per diluted share for the year.

•	Realized gross refining margins of $15.96 per produced barrel sold.

•	Operating cash flow of $1.5 billion.

•	Ended the year with a strong balance sheet, including $885 million in cash and short-term investments and approximately $994 million in long-term debt (exclusive of Holly Energy Partners, L.P. debt).

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•	Returned $758 million to shareholders through dividends and share repurchases in 2019.

•

Completed the acquisition of 100% of the issued and outstanding capital stock of Sonneborn US Holdings Inc. and 100% of the membership rights in Sonneborn Cööperatief U.A. in February 2019, further strengthening our finished lubricants and specialty products business.

These achievements were taken into account in awarding 2019 annual incentive bonuses to our named executive officers. We believe the total compensation received by our named executive officers for 2019 was reflective of Company and individual performance for the year.

Say-on-Pay Vote

At our 2019 annual meeting of stockholders, our stockholders had an opportunity to cast an advisory vote on executive compensation. At that meeting, over 92% of the votes cast by our stockholders were voted in support of our executive pay program. The Compensation Committee believes this affirms our stockholders’ support of our approach to executive compensation, and the Compensation Committee did not make any material changes to its executive compensation program in 2019 based on the results of the advisory vote. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Stockholder-Friendly Features of Our Executive Compensation Program

The following are highlights of our compensation programs, which continue to contain stockholder-friendly features:

What We Do

✓ We pay for performance. The vesting of 50% of the equity awards awarded to our executive officers each year is based on the Company’s stock and financial performance as compared to that of our industry peers, and, in 2019, a majority of the annual bonuses paid to our executive officers were based on our financial and operational performance as measured against pre-established goals and, in certain circumstances, relative to our industry peers.

✓ We seek independent advice. We engage independent consultants to review executive compensation and provide advice to the Compensation Committee.

✓ We provide minimal perquisites. Our executive officers are provided minimal perquisites by the Company. The perquisites provided must serve a business, convenience or security purpose for the Company.

✓ We provide for “double trigger” provisions in agreements with our executives. Our equity award agreements and change in control severance agreements with our executives contain “double trigger” provisions.

✓ We have significant stock retention requirements. We maintain a stock ownership policy for officers and directors. Our Chief Executive Officer is required to own 6x his base salary in Company stock.

✓ We have a clawback policy. Our clawback policy requires the return of annual and long-term incentive compensation for misconduct resulting in a material financial restatement.

✓ We seek stockholder input. We provide our stockholders with the opportunity to provide an advisory vote on our executive compensation program on an annual basis.

What We Don’t Do

×  We do not have employment agreements with any of our executive officers. None of our executive officers are party to an employment agreement with the Company.

×  We do not allow hedging or pledging. Our policies prohibit the hedging and pledging of Company stock by directors and officers.

×  We do not provide tax reimbursements or gross-up provisions. Our change in control severance agreements with our executive officers do not include tax reimbursement or gross-up provisions.

×  We do not maintain executive benefit plans. Our executives participate in the same benefit plans available generally to our salaried employees, such as medical, dental, vision, long-term and short-term disability and life insurance. We do not maintain separate “executive” plans for any of these benefits.

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Philosophy and Objectives of Executive Compensation Program

Pay-for-Performance Philosophy

Our compensation programs are designed to remunerate named executive officers in accordance with a pay-for-performance philosophy. As such, the compensation programs are intended to provide incentives to our named executive officers, as well as other employees, to maximize operational performance and stockholder value, which in turn affects the overall compensation earned by our management.

Generally, each named executive officer’s total direct compensation is heavily influenced by company and individual performance measures. The majority of our named executive officers’ compensation is performance-based, at-risk pay in the form of both short-term and long-term incentives; however, in light of Mr. Damiris’s retirement on December 31, 2019, he did not receive an equity award in 2019, and in light of Ms. McWatters’s retirement on August 12, 2019, she did not receive an equity award or annual incentive cash compensation in 2019.

Objectives

In designing the compensation program for named executive officers, the Compensation Committee sought to achieve the following key objectives:

•

Attract and Retain Talented and Productive Executives. The compensation program should provide each named executive officer with a total compensation opportunity that is competitive within the market. This objective is intended to ensure that we are able to attract and retain executive officers while maintaining an appropriate cost structure.

•	Motivate Executives. The compensation program should provide incentives for our named executive officers to achieve and exceed our operational, financial and strategic goals.

•

Align with Stockholders. The compensation program should align named executive officers’ interests with those of our stockholders, promoting actions that will have a positive long-term impact on total stockholder return.

•	Transparent Compensation. The elements of the compensation program should be easily understood by both our executive officers and our stockholders.

Components of Our Executive Compensation Program

The components of the compensation program for our named executive officers are:

•	base salary;

•	annual incentive cash compensation;

•	long-term equity incentive compensation;

•	change in control and severance benefits; and

•	employee retirement, health and welfare benefits and limited perquisites.

Each of these components is described in further detail in the narrative that follows. Specific information regarding 2019 compensation is included below in the section titled “2019 Executive Compensation Decisions.”

Base Salary

Base salaries provide named executive officers with a predictable level of income. The Compensation Committee reviews base salaries annually and determines base salaries on the basis of market practices and each executive’s position, level of responsibility, individual performance and position relative to other executives and other compensation elements. The Compensation Committee also reviews competitive market data relevant to each position provided by the compensation consultant.

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Annual Incentive Cash Compensation

Under our annual incentive cash compensation program, named executive officers are eligible for cash bonuses that are designed to attract and retain senior leadership, reward achievement of financial and business goals and align executives’ interests with stockholders. Annual incentive cash opportunities for our named executive officers are reviewed annually.

Long-Term Equity Incentive Compensation

The Compensation Committee oversees the administration of the equity plan and grants equity incentive awards to qualifying employees at its discretion. Annual awards are typically made during the fourth quarter of the year preceding the year to which the awards relate.

We view long-term equity incentive compensation as the cornerstone of the executive compensation program because we believe:

•	equity incentives and the related vesting periods help attract and retain executives capable of executing our business strategies;

•	the value received by the recipient of equity incentives is aligned with long-term value creation for our stockholders; and

•	equity incentives provide the closest link between our performance and the executives’ compensation.

In determining the appropriate amount and type of long-term equity incentive awards to be made, the Compensation Committee considers a named executive officer’s position, scope of responsibility, base salary, performance and market compensation information for executives in similar positions in similar companies and prior awards. In addition, the Compensation Committee has historically considered the recommendations of our Chief Executive Officer, except in regard to his own equity awards.

Change in Control and Severance Benefits

Severance and change in control protections are provided to our named executive officers pursuant to the terms of outstanding awards granted under the equity plan and pursuant to change in control severance agreements. The award agreements related to outstanding restricted stock units and performance share units granted to our named executive officers include accelerated vesting provisions in the event of certain terminations of employment, including in connection with a change in control. For additional information about these provisions, see “Executive Compensation—Potential Payments Upon Termination or Change in Control.” In addition, we have entered into change in control severance agreements with each of our named executive officers, as described below. These agreements are designed to provide benefits only in the event of a qualifying termination of employment following a change in control transaction, and do not provide any benefits without a termination of employment. None of the change in control severance agreements we have with our named executive officers, including the agreements we had with each of Mr. Damiris and Ms. McWatters while they were still employees, contain any tax reimbursement provisions in the event a named executive officer receives potential parachute payments under Section 280G of the Code. Mr. Damiris’s change in control severance agreement terminated upon his retirement on December 31, 2019, and we entered into a Retirement Agreement with Mr. Damiris. Similarly, Ms. McWatters’s change in control severance agreement terminated upon her retirement on August 12, 2019, and we entered into a Retirement Agreement with Ms. McWatters. For additional information about the severance benefits provided under the change in control agreements and each of Mr. Damiris’s and Ms. McWatters’s Retirement Agreement, see “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Retirement Benefits and Perquisites

Retirement Plans

Defined Contribution Plan. For 2019, our named executive officers were able to participate in the HollyFrontier Corporation 401(k) Retirement Savings Plan, which is a tax-qualified defined contribution plan (the “401(k) Plan”). Employees who are not eligible to participate in the NQDC Plan may contribute amounts between 0% and 75% of their eligible compensation to the 401(k) Plan, while employees who are eligible to participate in the NQDC Plan may

32    HollyFrontier Corporation

contribute amounts between 0% and 50% of their eligible compensation to the 401(k) Plan. Employee contributions that were made on a tax-deferred basis were generally limited to $19,000 for 2019, with employees 50 years of age or over able to make additional tax-deferred contributions of $6,000.

For 2019, we made a retirement contribution of 3% to 8% of the participating employee’s eligible compensation under the 401(k) Plan, subject to applicable limitations under the Code, based on years of service, as follows:

Years of Service	Retirement Contribution (as percentage of eligible compensation)
Less than 5 years	3%
5 to 10 years	4%
10 to 15 years	5.25%
15 to 20 years	6.5%
20 years and over	8%

In addition to the retirement contribution, in 2019, we made matching contributions to the 401(k) Plan equal to 100% of the first 6% of each participating employee’s eligible compensation up to compensation limits. In 2019, all of our named executive officers participated in the 401(k) Plan and received matching contributions and the retirement contribution. Matching contributions vest immediately and retirement contributions are subject to a three-year cliff-vesting period.

Deferred Compensation Plan. Certain of our employees, including our named executive officers, were also eligible to participate in the NQDC Plan in 2019. The NQDC Plan provides certain members of management and other highly compensated employees an opportunity to defer compensation in excess of qualified retirement plan limitations on a pre-tax basis and accumulate tax-deferred earnings to achieve their financial goals.

Participants in the NQDC Plan can contribute between 1% and 50% of their eligible earnings, which includes base salary and bonuses, to the NQDC Plan. Participants in the NQDC Plan are also eligible to receive certain employer-provided contributions, including but not limited to matching contributions, retirement contributions and nonqualified nonelective contributions. Matching contributions and retirement contributions represent contribution amounts that could not be made under the 401(k) Plan due to limitations on tax-qualified plans under the Code. We do not provide any subsidized returns or guarantee of returns on compensation deferred by our named executive officers or other participants in the NQDC Plan. In 2019 (and prior years), participants in the NQDC Plan were required to contribute the maximum contribution allowed under the 401(k) Plan before deferrals would be permitted in the NQDC Plan. On and after January 1, 2020, participants in the NQDC Plan are entitled to make independent deferral elections to the NQDC Plan and the 401(k) Plan prior to meeting the contribution limitations under the 401(k) Plan. For more information regarding this plan, see “Executive Compensation—Nonqualified Deferred Compensation.”

Other Benefits and Perquisites

All of our executive officers are eligible to participate in the same benefit plans available generally to our salaried employees, such as medical, dental, vision, long-term and short-term disability and life insurance. We do not maintain separate “executive” plans for any of these benefits.

During 2019, Mr. Damiris and Mr. Voliva were permitted to use the company aircraft for personal travel, subject to a requirement that they reimburse us for all aggregate incremental costs associated with their personal use, including fuel costs, landing fees, catering charges, pilot overnight expenses and other similar charges incurred by us. In addition, we permit a named executive officer’s family member to accompany the executive on a flight when the executive is traveling for business. No additional direct operating cost is incurred by us in such situations, but to the extent that Internal Revenue Service guidelines cause us to impute income to the named executive officer for such family member travel, and that travel is not business-related, the associated tax liability is the responsibility of the executive.

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In addition, for security reasons as a result of our increased size and value, we reimburse our executive officers up to $9,500 per year for any out-of-pocket expenses related to security training, consulting or technology. During 2019, we also reimbursed monthly club dues for Mr. Damiris, Mr. Voliva, Mr. Jennings and Mr. Stump. The Compensation Committee believes that a club membership assists these named executive officers in performing their responsibilities by providing a means for business entertainment and networking. In addition, we may reimburse our executive officers for limited entertainment expenses that we deem to serve a business purpose and provide personal benefits to our executive officers in limited circumstances associated with executive team-building and strategy planning events. We also provide reserved parking spaces for our executive officers.

Role of Compensation Committee in Establishing Compensation

The Compensation Committee administers our executive compensation programs. The role of the Compensation Committee is to review and approve the compensation to be paid to executive officers, including the named executive officers, and to review the compensation policies and practices for all of our employees to verify that they do not create unreasonable risks for us or our stockholders.

In setting compensation for executive officers, the Compensation Committee considers, among other things, recommendations by its independent compensation consultant and management and the compensation of similarly situated executives in comparable businesses. In addition, the Compensation Committee annually reviews total compensation paid to the named executive officers for the prior year and, with the assistance of management, proposes long-term incentive compensation awards.

Role of Executive Officers in Establishing Compensation

Our Chief Executive Officer makes compensation recommendations to the Compensation Committee for the executive officers, including the named executive officers (except with respect to his own compensation). Management provides financial and compensation data to the Compensation Committee for its review in setting compensation and gives guidance as to how the data impacts performance goals set by the Compensation Committee. This data includes:

•	our financial performance for the current year compared to the preceding year;

•	performance evaluations of the named executive officers (other than for the Chief Executive Officer, who is evaluated by the Compensation Committee); and

•	compensation provided to the named executive officers in previous years.

Given the day-to-day familiarity that the Chief Executive Officer has with the work performed by the other named executive officers, the Compensation Committee values his recommendations. However, the Compensation Committee makes all final decisions as to the compensation of the named executive officers.

Role of Compensation Committee Consultant in Establishing Compensation

In December 2017, the Compensation Committee engaged Meridian as the independent compensation consultant to the Compensation Committee, to provide advice relating to executive compensation matters. In 2018, the Compensation Committee received competitive market data and related observations and advice from Meridian with respect to the development and structure of our executive compensation program for 2019. As discussed above under “The Board, its Committees and its Compensation—Board Committees—Compensation Committee,” the Compensation Committee has concluded that we do not have any conflicts of interest with Meridian.

Market Review

We regularly compare our executive compensation program with market information regarding salary levels and incentive awards and programs. The purpose of this analysis is to provide a frame of reference in evaluating the reasonableness and competitiveness of our executive compensation as compared to that of companies within the energy industry that are generally comparable in size and scope of operations to us.

34    HollyFrontier Corporation

Market pay levels for named executive officers are obtained from the SEC filings of the companies in our comparator group. We supplement this data with, and obtain data for our named executive officers from, various sources, including published compensation surveys, which cover our industry sector and labor market. As a component of setting 2019 compensation, the Compensation Committee reviewed a study of compensation paid to our named executive officers prepared by Meridian. The following companies comprised the 2019 comparator group reviewed by the Compensation Committee:

•	Alcoa Corporation

•	Celanese Corporation

•	CVR Energy, Inc.

•	Delek US Holdings, Inc.

•	Eastman Chemical Company

•	Ecolab Inc.

•	Huntsman Corporation

•	International Paper Company

•	LyondellBasell Industries N.V.
•	Nucor Corporation

•	PBF Energy Inc.

•	PPG Industries Inc.

•	The Goodyear Tire & Rubber Company

•	The Mosaic Company

•	The Sherwin-Williams Company

•	United States Steel Corporation

•	Westlake Chemical Corporation

The 2019 comparator group differs from the 2018 comparator group due to merger activity, change in company size and changes recommended by Meridian. The 2019 comparator group is different than the 2019 Incentive Peer Group (defined below), which is used as a market comparison when determining payouts of certain performance-based incentive awards granted to named executive officers. See “—2019 Executive Compensation Decisions—Annual Incentive Cash Compensation” for a further discussion of the 2019 Incentive Peer Group and the reasons for the differences from the 2019 comparator group.

2019 Executive Compensation Decisions

The Compensation Committee established 2019 total direct compensation, including base salary, annual incentive cash compensation and long-term equity incentive compensation awards, for our named executive officers at pay levels approximating the middle range of market compensation. The Compensation Committee utilized the market data provided by Meridian and internal evaluations of the named executive officers to establish total compensation opportunities for the named executive officers that are consistent with this objective.

Based on the 2019 annual review of compensation, the Compensation Committee believes that 2019 compensation for the named executive officers reflects appropriate allocation of compensation between salary, bonuses and equity compensation, with a majority of the compensation being performance-based, at-risk pay in the form of both short-term and long-term incentives.

2020 Proxy Statement    35

Base Salary

The Compensation Committee establishes base salaries within a competitive range to provide our named executive officers with compensation consistent with their responsibilities, experience, and individual performance, as well as with our peers. In the fourth quarter of 2018, the Compensation Committee conducted its annual review of base salaries and market survey data for our named executive officers (other than Mr. Jennings) and determined that increases in the base salaries of the named executive officers were warranted based on factors such as our financial performance, market levels of compensation for comparable positions and internal pay equity. The following table sets forth the base salaries for 2018 and 2019 of our named executive officers:

Name and Title(1)	2018 Base Salary	2019 Base Salary(2)	Percentage Change
George J. Damiris Chief Executive Officer and President	$1,250,000	$1,300,000	4.0%
Richard L. Voliva, III Executive Vice President and Chief Financial Officer	$650,000	$675,000	3.8%
James M. Stump Senior Vice President, Refining	$550,000	$575,000	4.5%
Thomas G. Creery Senior Vice President, Commercial	$500,000	$525,000	5.0%
Denise C. McWatters Former Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	$550,000	$575,000	4.5%

(1)

Mr. Jennings was appointed as Executive Vice President in November 2019. He did not receive an annual base salary from us in 2019, but rather received a one-time lump sum payment of $375,000 to compensate him for his services in 2019.

(2)	Represents changes effective January 1, 2019.

Annual Incentive Cash Compensation

In the fourth quarter of 2018 and the first quarter of 2019, the Compensation Committee approved target award levels as well as all other terms of the annual incentive cash compensation awards granted to our named executive officers (other than Mr. Jennings) for 2019. The Compensation Committee increased the annual incentive cash compensation target percentage for Mr. Voliva (from 85% to 90%), Mr. Stump (from 75% to 80%), Mr. Creery (from 75% to 80%) and Ms. McWatters (from 75% to 80%) in light of market levels of compensation for comparable positions and based on their performance the prior year. Mr. Jennings did not participate in the 2019 annual incentive cash compensation awards since he was not an employee during the measurement period.

The following table sets forth the minimum, target and maximum award opportunities (as a percentage of annual base salary) for our applicable named executive officers for 2019, and the portion of each named executive officer’s target award opportunity that is allocated to each performance measure (as a percentage of annual base salary).

	Award Opportunities			Allocation Among Performance Measures (as a percentage of the annual bonus award)			Allocation Among Performance Measures (as a percentage of annual base salary)
Name	Minimum	Target	Maximum	Financial Measures	Operational Measures	Strategic and Individual Measures	Financial Measures	Operational Measures	Strategic and Individual Measures
George J. Damiris	50%	150%	300%	40%	40%	20%	60.0%	60.0%	30%
Richard L. Voliva, III	50%	90%	180%	40%	40%	20%	36.0%	36.0%	18%
James M. Stump	50%	80%	160%	40%	40%	20%	32.0%	32.0%	16%
Thomas G. Creery	50%	80%	160%	40%	40%	20%	32.0%	32.0%	16%
Denise C. McWatters	50%	80%	160%	40%	40%	20%	32.0%	32.0%	16%

36    HollyFrontier Corporation

The financial measures are weighted equally with the operational measures. Awards are capped to avoid encouraging an excessive short-term focus, potentially at the expense of long-term performance. One of the financial measures also involves a comparison to our “Incentive Peer Group,” which for 2019 consisted of:

•	CVR Energy, Inc.

•	Delek US Holdings, Inc.

•	Marathon Petroleum Corporation

•	PBF Energy Corporation

•	Phillips 66

•	Valero Energy Corporation

We compare the return on capital employed metric against that of the Incentive Peer Group because their collective performance reflects external economic conditions we are facing as a company and as an industry as a whole, and they are also companies with which both management and investment analysts compare our results. The Incentive Peer Group differs from the 2019 comparator group because the Incentive Peer Group includes companies that are too large in size or that significantly differ in ownership and management composition from us to be suitable comparisons for determining and establishing competitive pay data for our executives.

To facilitate timely determination of award payouts, the measurement period for each of the above metrics covers four consecutive quarters starting with the fourth quarter of the preceding year (2018) and ending with the third quarter of the following year (2019).

These awards were subject to our achievement of specified levels of performance with respect to financial, operational and strategic and individual performance measures. The following table sets forth the various components for each measure.

2020 Proxy Statement    37

Performance Measure (percentage of the annual bonus awards)	Components (percentage of each performance measure)	How It’s Measured (percentage of each component)

FINANCIAL (40%)— aligns the financial interests of our executive officers with the interests of our stockholders		Percentile Rank vs. Incentive Peer Group Cumulative EBITDA performance of our three Business Segments plus unallocated corporate expense vs. Cumulative Target for our three Business Segments

OPERATIONAL (40%)—reflects key business objectives and drives our overall performance

Environmental, Health and Safety (40%) (3)

•  Safety and Health

•  Process Safety Events

•  Community Events

•  Regulatory and Environmental Events

Reliability (40%) (4)

•  Solomon Operational Availability

Operating Expense vs. Budget (20%) (5)

Environmental, Health and Safety (40%) (6)

•  Recordable Injury Rate

•  Lost Time Injuries

•  Vehicle Incidents

•  Employee Based Environmental Releases

Reliability (40%) (7)

•  Solomon Liquid Pipeline Availability

Operating Expense vs. Budget (20%) (5)

Environmental, Health and Safety (40%) (8)

•  Safety and Health

•  Process Safety Events

•  Community Events

•  Regulatory and Environmental Events

Reliability (40%) (9)

•  Solomon Operational Availability

Operating Expense vs. Budget (20%) (5)

STRATEGIC AND INDIVIDUAL (20%)—promotes accountability, enhances our business objectives and drives individual growth	Relevant individual metrics for each named executive officer

George J. Damiris

•  Executive succession plan

•  Lubricants and Specialty Products segment strategic plan

•  Complete acquisition of, and integrate, Sonneborn

•  HEP opportunities

•  SG&A cost management

Richard L. Voliva

•  Lubricants and Specialty Products segment strategic plan

•  Complete acquisition of, and integrate, Sonneborn

•  IT/accounting system/process improvements

•  SG&A cost management

James M. Stump

•  Capital project execution

•  Turnaround execution

•  Implement OEMS and refinery risk registers

•  SG&A cost management

Thomas G. Creery

•  Renewable diesel project

•  Refining segment commercial opportunities

•  RINs mitigation—commercial

•  Succession plan—commercial

•  SG&A cost management

Denise C. McWatters

•  Complete acquisition of Sonneborn

•  Implement compliance program

•  RINs mitigation—regulatory

•  Management of pending legal matters

•  SG&A cost management

38    HollyFrontier Corporation

(1)

Return on Capital Employed is defined as operating income before depreciation and amortization (excluding asset impairments, non-cash asset write-downs and inventory valuation gains or losses) divided by average capital employed during the period, where capital employed means the sum of (debt plus shareholders’ equity plus minority interests less cash and marketable securities less intangible assets less goodwill). If a member of the Incentive Peer Group ceases to be a public company during the measurement period (whether by merger, consolidation, liquidation or otherwise) or it fails to file financial statements with the SEC in a timely manner, it will be treated as if it had not been an Incentive Peer Group member for the entire measurement period.

(2)

Calculation of EBITDA for purposes of the annual cash incentive awards differs from the calculation of EBITDA as reported in our financial statements in that for purposes of the annual cash incentive awards, EBITDA does not include one-time items such as lower of cost or market adjustments, renewable identification number waivers granted by the Environmental Protection Agency, goodwill impairment charges and acquisition integration costs. In addition, for purposes of the annual cash incentive awards, the calculation also does not include EBITDA generated from acquired assets not originally included in the target award opportunity. Finally, for purposes of calculating EBITDA for purposes of the annual cash incentive awards, we add back income attributable to our non-controlling interests in HEP.

(3)

For the Refining segment, the environmental, health and safety (“EHS”) metric is divided into four equally weighted measures. The payout is based on the Company’s EHS Risk Matrix and is determined by a points system (described below), where events are counted and have multipliers based on severity. Certain events on the EHS Risk Matrix nullify any bonus for a given measure and certain events on the EHS Risk Matrix have no impact on payout. Each measure is based on the average payout for each of the Company’s five U.S. refineries. The Safety and Health measure is subject to a maximum Total Recordable Incident Rate of 1.25x. If the Total Recordable Incident Rate for the five U.S. refineries exceeds 1.25x in the measurement period, this measure will payout at 0% regardless of actual performance on this measure.

(4)	For the Refining segment, the reliability metric is based on the weighted average Solomon Operational Availability for the Company’s five U.S. refineries.

(5)

Operating Expense includes all direct and controllable cash operating costs, which includes both operating costs and selling, general and administrative (SG&A) costs. Budgeted costs exclude asset write-downs, impairments, inventory valuation charges, unbudgeted litigation and legal settlement costs, environmental charges resulting from events which occurred prior to the beginning of the performance period, variable energy and utility costs, and unbudgeted bonus expenses and costs related to unbudgeted new capital assets brought online and acquisitions made during the period. The metric is based on the actual cash operating expense of each segment versus the budgeted cash operating expense for each segment.

(6)	For the HEP segment, the EHS metrics is divided into the following four equally weighted measures:

•	Recordable Injury Rate, which is based on the number of employees out of 100 that have been involved in a recordable event.

•	Lost Time Injury, which is based on the number of injuries causing an employee to miss work.

•	Vehicle Incidents, which is based on the number of incidents generating greater than $5,000 of property damage per 1,000,000 miles driven by HEP employees.

•	Employee Based Environmental Releases, which is based on loss of containment caused by an employee that is reportable to either a state or federal agency.

(7)	For the HEP segment, the reliability metric is based on the weighted average Solomon Liquid Pipeline Availability.

(8)

For the Lubricants and Specialty Products segment, the EHS metric is divided into four equally weighted measures. The payout is based on the Company’s EHS Risk Matrix and is determined by a points system, where events are counted and have multipliers based on severity. Certain events on the EHS Risk Matrix nullify any bonus for a given measure and certain events on the EHS Risk Matrix have no impact on payout. Each measure is based on the performance of the Mississauga facility.

(9)	For the Lubricants and Specialty Products segment, the reliability metric is based on the Solomon Operational Availability of the Mississauga facility.

Financial Measures.

The table below sets forth the threshold, target and maximum performance levels for each financial measure and the actual results for the financial measures in 2019:

Metric	Threshold (50%)	Target (100%)	Maximum (200%)	Actual for 2019	Percent of Target Bonus Achievement
Financial Measures					134.7%
EBITDA (in millions)	$1,457,000	$2,000,000	$2,543,000	$2,150,000	127.7%
Return on Capital Employed (as compared to peer group)	25th percentile	50th percentile	90th percentile	66.7th percentile	141.8%

Payouts are interpolated between threshold and target and target and maximum.

2020 Proxy Statement    39

Operational Measures.

The table below sets forth the threshold, target and maximum performance levels for each operational measures and the actual results for the operational measures in 2019:

Metric	Threshold (50%)	Target (100%)	(200%)	Maximum (250%)	Actual for 2019	Percent of Target Bonus Achievement
Operational Measures
Refining Segment
Safety and Health	6 points	5 points	1-3 points	0 points	5.6 points	70%
Process Safety Events	2 points	1 point	—	0 points	1.8 points	60%
Community Events	2 points	1 point	—	0 points	0.1 points	190%
Regulatory and Environmental Events	Varies by refinery	Varies by refinery	Varies by refinery	0 points	Varies by refinery	99%
HEP Segment
Recordable Injury Rate	1.0	.80	.60	0	1.64	0%
Lost Time Injuries	2	1	—	0	3	0%
Vehicle Incidents	1.8	1.4	1.0	0	1.02	195%
Employee Based Environmental Releases	3	2	1	0	1	200%
Lubricant and Specialty Products Segment
Safety and Health	6 points	5 points	1-3 points	0 points	2 points	200%
Process Safety Events	2 points	1 point	—	0 points	0 points	250%
Community Events	2 points	1 point	—	0 points	0 points	250%
Regulatory and Environmental Events	13 points	8 points	1-3 points	0 points	1 point	200%

Payouts are interpolated between the levels set forth above.

Metric	Threshold (50%)	Target (100%)	Maximum (200%)	Actual for 2019	Percent of Target Bonus Achievement
Operational Measures
Refining Segment
Reliability	≤25th Percentile (95.1% Available)	50th Percentile (95.8% Available)	75th Percentile (≥ 96.4% Available)	95.1	50%
Operating Expense	5% over Budget	Budget	5% or more under Budget	7% over Budget	0%
HEP Segment
Reliability	98.0% Available	98.75% Available	≥ 99.5% Available	99.79 Available	200%
Operating Expense	5% over Budget	Budget	5% or more under Budget	2% over Budget	79%
Lubricant and Specialty Products Segment
Reliability	94.6% Available	95.1% Available	≥ 95.6% Available	93.6% Available	0%
Operating Expense	5% over Budget	Budget	5% or more under Budget	7% over Budget	0%

Payouts are interpolated between threshold and target and target and maximum.

40    HollyFrontier Corporation

The total percent of target bonus achieved for the operational measures was as follows:

Metric	Percent of Target Bonus Achievement
Operational Measures	77.1%
Refining Segment	61.9%
HEP Segment	135.3%
Lubricants and Specialty Products Segment	90%

Strategic and Individual Performance Measures. In addition to the measures mentioned above, a portion of the award for each of the named executive officers was based on the Compensation Committee’s evaluation of the executive officer’s strategic and individual performance during the year. Mr. Damiris, Mr. Voliva, Mr. Stump and Mr. Creery each achieved 100% of their target bonus for the strategic and individual performance measures.

2019 Performance. The following table sets forth the named executive officers’ target bonus as a percentage of base salary and the actual payouts to the named executive officers for 2019 as a percentage of base salary.

Name(1)	Target Bonus	Financial Measures	Operational Measures	Strategic and Individual Measures	Percentage of Base Salary Earned	Percentage of Target Bonus Earned
George J. Damiris	150%	80.8%	46.3%	30.0%	157.1%	104.7%
Richard L. Voliva, III	90%	48.5%	27.8%	18.0%	94.3%	104.7%
James M. Stump	80%	43.1%	24.7%	16.0%	83.8%	104.7%
Thomas G. Creery	80%	43.1%	24.7%	16.0%	83.8%	104.7%

(1)

Ms. McWatters is not included in the table because she did not receive a bonus in 2019 in light of her retirement prior to the end of the measurement period applicable to the annual incentive cash compensation awards.

Long-Term Equity Incentive Compensation. Our annual grants for our named executive officers consist of restricted stock unit awards and performance share unit awards.

Annual grants of long-term equity incentive awards are generally made in the fourth quarter of the preceding year, rather than in the first quarter of the year to which the award relates, in order to align the timing of the long-term equity incentive award grants with the timing of the other compensation decisions made for our named executive officers and, with respect to performance share unit awards, to align the timing of the grant with the quarter in which the performance period commences. Pursuant to SEC rules, the long-term equity incentive awards granted in November 2018 for the 2019 fiscal year are disclosed as 2018 compensation in the Summary Compensation Table and are not included in the 2019 Grants of Plan-Based Awards table included in this proxy statement; however, because these awards relate to the 2019 fiscal year, they are described in greater detail below. The long-term equity incentive awards granted in November 2019 for the 2020 fiscal year are discussed below under “—2020 Executive Compensation Decisions.”

Annual grants of long-term equity incentive awards are initially approved by the Compensation Committee as a dollar amount established according to the pay grade of the named executive officer. The award is then converted into a number of shares by dividing the dollar amount by the closing price of our common stock on the grant date of the award, with half of the shares being granted as restricted stock units and half of the shares being granted as performance share units. The following table sets forth:

•	the dollar value of the long-term equity incentive award granted for the 2019 fiscal year to each of the named executive officers; and

•	the number of shares of restricted stock units with time-based vesting conditions and performance share units that were awarded for the 2019 fiscal year to each of the named executive officers.

2020 Proxy Statement    41

Name(1)	Dollar Value of Long- Term Equity Incentive Award	Number of Restricted Stock Units with Time-Based Vesting		Target Number of Performance Share Units
George J. Damiris	$7,000,000	53,436	(2)	53,436	(3)
Richard L. Voliva, III	$1,700,000	12,978		12,978
James M. Stump	$1,000,000	7,635		7,635
Thomas G. Creery	$1,000,000	7,635		7,635
Denise C. McWatters	$1,000,000	7,635	(4)	7,635	(5)

(1)	Mr. Jennings is not included in the table above since he was not an employee of the Company in November 2018 when the long-term equity incentive awards were granted for the 2019 fiscal year.

(2)

In connection with Mr. Damiris’s retirement on December 31, 2019, Mr. Damiris vested in 35,624 of these restricted stock units, which represented the unvested portion of the November 2018 long-term equity incentive award, and settlement of the restricted stock units will occur in July 2020. The remaining 17,812 restricted stock units had vested on December 2, 2019 in accordance with the award agreement governing the terms of the award.

(3)	In connection with Mr. Damiris’s retirement on December 31, 2019, Mr. Damiris vested in these 53,436 performance share units, and settlement of the performance share units will occur in July 2020.

(4)	In connection with Ms. McWatters’s retirement, Ms. McWatters vested in these 7,635 restricted stock units, and settlement of the restricted stock units occurred in February 2020.

(5)	In connection with Ms. McWatters’s retirement, Ms. McWatters vested in these 7,635 performance share units, and settlement of the performance share units occurred in February 2020.

Restricted Stock Unit Awards

The restricted stock unit awards granted in November 2018 for the 2019 fiscal year originally were scheduled to vest in three equal annual installments on December 15, 2019, 2020 and 2021 (or the first business day thereafter if the vesting date falls on a Saturday or Sunday), subject to continued employment. In February 2019, the Compensation Committee determined that all equity awards with a vesting date of December 15 would be changed to December 1 of the applicable year. This vesting date change was deemed to be a minor administrative modification necessitated by our growth, the size of our employee population and the number of existing award holders. Therefore, the first tranche of the restricted stock unit awards granted in November 2018 vested on December 2, 2019 (in light of December 1, 2019 falling on a Sunday) and the remaining two tranches will vest on December 1, 2020 and 2021 (or the first business day thereafter if the vesting date falls on a Saturday or Sunday), subject to continued employment. Each named executive officer has the right to receive dividends and other distributions paid with respect to such restricted stock units, and these dividend and other distributions are paid at approximately the same time as dividends are received by our common stockholders.

Performance Share Unit Awards

The Compensation Committee determined that performance metrics for the November 2018 grants would consist of return on capital employed and total shareholder return during the performance period as measured against that of the 2019 incentive peer group. See “—2019 Executive Compensation Decisions—Annual Incentive Cash Compensation” for a discussion of the 2019 incentive peer group.

The performance period for these performance share unit awards runs from October 1, 2018 through September 30, 2021. Each named executive officer has the right to receive dividend equivalents and other distributions with respect to such performance share units based on the target level of payout, and these dividend equivalents are paid at approximately the same time as dividends are received by our common stockholders.

For the performance share unit awards granted in November 2018 for the 2019 fiscal year:

•

“return on capital employed,” which determines 50% of the shares earned at the end of the performance period, is defined in the same manner as set forth above under “—Annual Incentive Cash Compensation.” The Compensation Committee believes return on capital employed is an appropriate metric because it (i) holds management accountable for the efficient use of the Company’s capital and (ii) provides a useful means of

42    HollyFrontier Corporation

comparing the Company’s operating performance relative to the operating performance of our incentive peer group. This metric differs from the return on capital employed metric used for our annual incentive cash compensation since this metric looks at return on capital employed over a three-year period whereas the return on capital employed metric used for our annual incentive cash compensation looks at a one-year period.

•

“total shareholder return,” which determines 50% of the shares earned at the end of the performance period, is defined as (i) the appreciation in our stock price during the performance period (in dollars) plus cumulative dividends paid during the performance period plus any additional value or compensation received by shareholders such as stock received from spinoffs, divided by (ii) the closing price of our stock on the first business day of the performance period. The Compensation Committee believes total shareholder return is an appropriate metric because it (i) aligns the interests of management with the interests of shareholders, and (ii) provides a useful means of comparing Company overall performance relative to the overall performance of our incentive peer group.

The actual number of performance share units earned at the end of the performance period will be equal to (a) the target number of performance share units granted multiplied by (b) our average performance share unit payout with respect to the performance metrics. The average performance share unit payout is determined by adding our performance share unit payout percentage with respect to each performance metric and dividing the sum by two.

For the return on capital employed metric and the total shareholder return metric, a percentile ranking of our return on capital employed versus the return on capital employed of each entity in our incentive peer group and our total shareholder return versus the total shareholder return of each entity in our incentive peer group, respectively, will be calculated at the end of the performance period and payout is determined in accordance with the following table:

Ranking of the Company within Peer Group	Performance Share Unit Payout
90th Percentile or Better	Maximum (200% of Target)
Less than 90th Percentile but Better than 50th Percentile	Interpolate between 100% and 200%
50th Percentile	Target (100%)
Less than 50th Percentile but Better than 25th Percentile	Interpolate between 25% and 100%
25th Percentile	25% of Target (Minimum)
Less than 25th Percentile	Zero

The named executive officer must be employed by us on December 1, 2021 (or the first business day thereafter if such date falls on a Saturday or Sunday) to receive payment of the earned performance share unit awards, except as described below in “Executive Compensation—Potential Payments Upon Termination or Change in Control.” Earned performance share unit awards will be paid in the form of fully vested shares of our common stock.

Stock Ownership Policy

Our Board, the Compensation Committee and our executive officers recognize that ownership of our common stock is an effective means by which to align the interests of our directors and officers with those of our stockholders. The terms of the stock ownership policy for our executive officers are summarized below.

Under the stock ownership policy, our executive officers are required to hold shares of our common stock as follows:

Our executive officers are required to meet the applicable requirements within five years of employment or promotion.

2020 Proxy Statement    43

Executive officers are required to continuously own sufficient shares to meet the stock ownership requirements once attained. Until the executive officers attain compliance with the stock ownership policy, the executive officers will be required to hold 50% of the shares of common stock received from any equity award, net of any shares used to pay tax withholdings. If an executive officer attains compliance with the stock ownership policy and subsequently falls below the requirement because of a decrease in the price of our common stock, the executive officer will be deemed in compliance provided that the executive officer retains the shares then held.

As of December 31, 2019, all of our named executive officers who were subject to the policy were in compliance with the stock ownership policy. Mr. Jennings was subject to the policy as a director until November 2019, and became subject to the policy as an employee in connection with his appointment as Chief Executive Officer and President on January 1, 2020.

Anti-Hedging and Anti-Pledging Policy

All of our employees, including our named executive officers, are subject to our Insider Trading Policy, which, among other things, prohibits employees from entering into short sales or hedging or pledging shares of our common stock. The anti-hedging policy contained in our Insider Trading Policy specifically prohibits employees, including our named executive officers, and their designees from purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities (or derivatives thereof), regardless of how the securities (or derivatives thereof) were acquired.

Recoupment of Compensation

In September 2018, the Board adopted a formal clawback policy that provides that upon the occurrence of a material restatement of our financial statements (other than due to a change in accounting policy or applicable law) the Board may recover bonus and other incentive and equity based compensation (the “Incentive Compensation”) awarded to Board-appointed officers of the Company and our subsidiaries that were paid or awarded during the 24-month period preceding the restatement. In the event of such material restatement, if the Incentive Compensation would have been lower had it been calculated based on such restated results, the Compensation Committee may (as determined in its sole discretion and to the extent permitted by governing law and as appropriate under the circumstances) seek to recover for our benefit all or a portion of such Incentive Compensation awarded to any covered employee who is then currently employed by us. In determining whether to seek recovery, the Compensation Committee may take into account any considerations as it deems appropriate, including whether the error was caused by intentional misconduct or fraud. The amount of any recovery and the source of such recovery (whether from unvested equity compensation or future compensation payable to the covered employee) will be determined in the sole discretion of the Compensation Committee.

Further, our change in control severance agreements with our named executive officers provide that amounts paid or payable pursuant to such agreements may be forfeited and/or recouped to the extent required by applicable law or any clawback policy that we adopt.

In addition, the agreements for awards under our long-term equity incentive program provide that the award, including amounts paid or realized with respect to the award, may be subject to reduction, cancelation, forfeiture or recoupment to the extent required by applicable law or any clawback policy that we adopt.

Impact of Regulatory Compliance

In designing and implementing programs applicable to executives, the Compensation Committee considers the anticipated tax treatment to us and our executive officers of various payments and benefits, and the effects of applicable provisions of the Code, including Sections 280G and 162(m).

Section 280G of the Code prohibits the deduction of any “excess parachute payment.” Benefits payable under the change in control severance agreements entered into with certain of our executives, including all of our named executive officers, as well as accelerated vesting under restricted stock unit and performance share unit awards could result in “excess parachute payments” that are not deductible by us. For more information regarding amounts payable and benefits available upon the occurrence of a change in control, see “Executive Compensation—Potential

44    HollyFrontier Corporation

Payments Upon Termination or Change in Control.” None of the change in control severance agreements we have with our named executive officers contain any tax reimbursement provisions in the event a named executive officer receives potential parachute payments under Section 280G of the Code.

In December 2017, Section 162(m) of the Code was modified by the Tax Cuts and Jobs Act to delete the exception that limited the deductibility by a company of compensation in excess of $1,000,000 paid to certain executive officers for performance-based compensation. As a result, decisions relating to 2019 compensation and performance awards were not impacted by Section 162(m) considerations, and we did not materially alter our performance based arrangements in response to the modification of Section 162(m).

2020 Executive Compensation Decisions

Long-Term Equity Incentive Compensation for Named Executive Officers

In November 2019, the Compensation Committee approved grants of restricted stock units with time-based vesting conditions and performance share units to our then-present named executive officers, other than Mr. Damiris, for the 2020 fiscal year.

Pursuant to SEC rules, the long-term equity incentive awards granted in November 2019 for the 2020 fiscal year are disclosed as 2019 compensation in the Summary Compensation Table and are reported in the 2019 Grants of Plan-Based Awards table included in this proxy statement. These awards are described in greater detail below.

The following table sets forth:

•	the dollar value of the long-term equity incentive award granted for the 2020 fiscal year to each of the named executive officers; and

•	the number of restricted stock units with time-based vesting conditions and performance share units that were awarded for the 2020 fiscal year to each of the named executive officers.

Name(1)	Dollar Value of Long- Term Equity Incentive Award	Number of Restricted Stock Units with Time-Based Vesting	Target Number of Performance Share Units
Richard L. Voliva, III	$1,700,000	16,164	16,164
James M. Stump	$1,000,000	9,510	9,510
Thomas G. Creery	$1,000,000	9,510	9,510

(1)

In light of Mr. Damiris’s retirement on December 31, 2019 and Ms. McWatters’s retirement on August 12, 2019, neither Mr. Damiris nor Ms. McWatters received a long-term equity incentive award in November 2019. Mr. Jennings was not a part of the annual equity grant program in early November, but he received a long-term equity incentive award in late November 2019, and such equity award, as well as other elements of his 2020 compensation, is described below.

Restricted Stock Unit Awards

In November 2019, the Compensation Committee approved grants of restricted stock units with time-based vesting conditions to our then-present named executive officers, other than Mr. Damiris, for the 2020 fiscal year. The number of restricted stock units awarded to our named executive officers who received restricted stock unit awards was determined in the same manner as previously described for the restricted stock unit awards granted in November 2018 for the 2019 fiscal year. The restricted stock units awarded in November 2019 for the 2020 fiscal year will vest in three equal installments on December 1 of 2020, 2021 and 2022 (or the first business day thereafter if December 1 falls on a Saturday or Sunday), subject to continued employment.

Each named executive officer has the right to receive dividend equivalents and other distributions paid with respect to such restricted stock units, and these dividend equivalents are paid at approximately the same time as dividends are received by our common stockholders.

2020 Proxy Statement    45

Performance Share Unit Awards

In November 2019, the Compensation Committee granted performance share unit awards to our then-present named executive officers, other than Mr. Damiris, for the 2020 fiscal year. Each named executive officer who received performance share unit awards was granted a target number of performance share units, which was determined in the same manner as previously described for the performance share unit awards granted in November 2018 for the 2019 fiscal year.

The Compensation Committee determined that performance metrics for the November 2019 grants would consist of return on capital employed and total shareholder return during the performance period as measured against that of the 2020 incentive peer group. The 2020 incentive peer group consists of:

• CVR Energy Inc.	• PBF Energy Corporation

• Delek US Holdings, Inc.	• Phillips 66

• Marathon Petroleum Corporation	• Valero Energy Corporation

The performance period for these performance share unit awards runs from October 1, 2019 through September 30, 2022. Each named executive officer has the right to receive dividend equivalents and other distributions with respect to such performance share units based on the target level of payout, and these dividend equivalents are paid at approximately the same time as dividends are received by our common stockholders.

For the performance share unit awards granted in November 2019 for the 2020 fiscal year, “return on capital employed” and “total shareholder return” are calculated in the same manner as they are calculated for the performance share units granted in November 2018 for the 2019 fiscal year.

The actual number of performance share units earned at the end of the performance period will be determined in the same manner as the performance share unit awards granted in November 2018 for the 2019 fiscal year.

For the return on capital employed metric and the total shareholder return metric, a percentile ranking of our return on capital employed versus the return on capital employed of each entity in our incentive peer group and our total shareholder return versus the total shareholder return of each entity in our incentive peer group, respectively, will be calculated at the end of the performance period and payout is determined in the same manner as the performance share unit awards granted in November 2018 for the 2019 fiscal year.

The named executive officer must be employed by us on December 1, 2022 (or the first business day thereafter if such date falls on a Saturday or Sunday) to receive payment of the earned performance share unit awards, except as described below in “Executive Compensation—Potential Payments Upon Termination or Change in Control.” Earned performance share unit awards will be paid in the form of fully vested shares of our common stock.

2020 Compensation for Mr. Jennings

In connection with his appointment as Chief Executive Officer and President of the Company, the Compensation Committee determined that Mr. Jennings will receive an annual base salary of $1,200,000 effective January 1, 2020, with a target bonus opportunity of 150% of base salary. In addition, on November 26, 2019, Mr. Jennings was granted an equity award with an aggregate grant date value of approximately $6,000,000 for fiscal year 2020. Half of the equity award was granted in restricted stock units (56,982 restricted stock units) and half of the equity award was granted in performance share units (56,982 target performance share units). The terms of his equity award are the same as the terms of the equity awards granted to the Company’s other named executive officers in November 2019 as described above.

46    HollyFrontier Corporation

Compensation Committee Report

The Compensation Committee of the HollyFrontier Corporation Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board of Directors

Franklin Myers	Douglas Y. Bech	Anna C. Catalano	Leldon E. Echols
Chairman

2020 Proxy Statement    47

Executive Compensation

The following executive compensation tables and related information are intended to be read together with the more detailed disclosure regarding our executive compensation program presented under “Compensation Discussion and Analysis” above.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers.

Name and Principal Position in 2019	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
George J. Damiris (5) Chief Executive Officer and President	2019	$1,300,000	—	—	$2,022,405	$1,900,426	$5,222,831
	2018	1,250,000	$122,375	$7,582,876	2,012,625	382,492	11,350,368
	2017	1,100,000	126,290	7,042,390	1,348,710	289,761	9,907,151
Richard L. Voliva, III Executive Vice President and Chief Financial Officer	2019	$675,000	—	$1,669,527	$630,284	$130,132	$3,104,943
	2018	650,000	$105,290	1,841,653	544,710	129,423	3,271,076
	2017	468,750	88,943	2,170,225	311,058	77,613	3,116,588
Michael C. Jennings (6) Executive Vice President	2019	$564,346	—	$5,892,201	—	$20,866	$6,477,413
James M. Stump Senior Vice President, Refining	2019	$575,000	—	$982,257	$476,476	$147,070	$2,180,803
	2018	550,000	$43,316	1,083,450	406,684	140,944	2,224,394
	2017	525,000	61,814	1,067,095	288,186	123,675	2,065,770
Thomas G. Creery Senior Vice President, Commercial	2019	$525,000	—	$982,257	$434,588	$107,546	$2,049,391
	2018	500,000	$65,288	1,083,450	369,713	104,864	2,123,315
	2017	425,000	116,707	1,067,095	233,293	87,272	1,929,367
Denise C. McWatters (7) Former Senior Vice President, General Counsel and Secretary	2019	$356,058	—	—	—	$2,335,435	$2,691,493
	2018	550,000	$68,316	$1,083,450	$406,684	115,097	2,223,547
	2017	500,000	75,538	1,067,095	274,463	95,796	2,012,891

(1)

Represents the discretionary bonus amount, if any, paid pursuant to the strategic and individual performance metric under our annual incentive cash compensation program prior to 2019. Other payments made pursuant to the annual incentive cash compensation program are included in the “Non-Equity Incentive Plan Compensation” column.

(2)

Represents the aggregate grant date fair value of awards of restricted stock units and performance share units made in the year indicated, calculated in accordance with FASB ASC Topic 718, Compensation—Stock Compensation, excluding the effects of estimated forfeitures and does not reflect the actual value that may be ultimately realized by the executive. See Note 8 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards.

Long-term equity incentive awards granted in November 2017 (and March 2017, in the case of Mr. Voliva) for the 2018 fiscal year are reported in the “Stock Awards” column of the Summary Compensation Table for 2017; long-term equity incentive awards granted in November 2018 for the 2019 fiscal year are reported in the “Stock Awards” column of the Summary Compensation Table for 2018, and long-term equity incentive awards granted in November 2019 for the 2020 fiscal year are reported in the “Stock Awards” column of the Summary Compensation Table for 2019, in each case, in accordance with SEC rules.

In connection with Mr. Damiris’s retirement, the Compensation Committee approved accelerated vesting of 61,617 restricted stock units held by Mr. Damiris on December 31, 2019 and 131,414 performance share units held by Mr. Damiris on December 31, 2019. No modification charge was taken with respect to those awards under FASB ASC Topic 718.

48    HollyFrontier Corporation

In connection with Ms. McWatters’s retirement, the Compensation Committee approved accelerated vesting of 15,513 restricted stock units held by Ms. McWatters on August 12, 2019 and the following performance share units held by Ms. McWatters on August 12, 2019:

Performance Share Units at Target	Performance Share Units that Vested
19,824 granted in November 2016	35,750 (a)
11,815 granted in November 2017	Remains eligible to receive payout based on performance payout percentage certified by the Compensation Committee for the performance metrics applicable to such award in the fourth quarter of 2020
7,635 granted in November 2018	7,635

(a)

Based on 200% payout of 17,875 performance share units, which is the pro rata portion of the target shares that vested based on the involuntary separation provision of the award agreement governing the November 2016 performance share units.

No modification charge was taken for Ms. McWatters with respect to those awards under FASB ASC Topic 718.

The performance share units awarded in November 2019 are subject to a “market condition” (the total shareholder return (“TSR”) performance metric) and a “performance condition” (the return on capital employed (“ROCE”) performance metric). For purposes of determining the grant date fair value of the performance share units granted in November 2019, in accordance with SEC rules and FASB ASC Topic 718, we have assumed an aggregate settlement of 96.4% which includes a settlement of 46.4% of the TSR portion of the award and 50% of the ROCE portion of the award. The maximum payout of the aggregate awards, however, could be up to 200%. If the ROCE portion of the award was settled at the maximum payout level of 200% (resulting in settlement of the aggregate award in an amount equal to 146.4%), the grant date fair value of the performance share unit awards would be as follows: Mr. Voliva, $1,244,495; Mr. Jennings, $4,392,150; Mr. Stump, $732,192 and Mr. Creery, $732,192. Although Mr. Jennings’s director compensation is reflected in the Summary Compensation Table, he did not receive a non-management director award of restricted stock units in 2019 because those awards were granted on the same day that Mr. Jennings became an employee of the Company. Therefore all amounts within this column for Mr. Jennings relate to awards received for his service as an employee for the 2020 calendar year.

For additional information regarding the awards granted in 2019, see “Compensation Discussion and Analysis—2020 Executive Compensation Decisions,” “2019 Grants of Plan-Based Awards,” and “Outstanding Equity Awards at Fiscal Year End.”

(3)

For 2019, represents awards made pursuant to the annual incentive cash compensation program with respect to the financial measures, operational measures and strategic and individual measures. The 2019 awards are described in more detail in “Compensation Discussion and Analysis—2019 Executive Compensation Decisions—Annual Incentive Cash Compensation.”

(4)	For 2019, includes compensation as described under “All Other Compensation” below.

(5)	Mr. Damiris retired from his position as Chief Executive Officer and President effective December 31, 2019.

(6)

Mr. Jennings was appointed as Executive Vice President effective November 13, 2019 and as Chief Executive Officer and President effective January 1, 2020. Although he did not become an executive officer until November 2019, all compensation that he received in his capacity as a director on the Board is also required to be reflected within the Summary Compensation Table above rather than the Director Compensation Table. As a result, the amounts reported in the “Salary” column of the Summary Compensation Table for Mr. Jennings reflect $189,346 in fees Mr. Jennings received in his capacity as a director on the Board. The remaining amount of $375,000 reported in the “Salary” column of the Summary Compensation Table reflects a one-time lump sum payment to compensate Mr. Jennings for his services in 2019.

(7)	Ms. McWatters retired as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company on August 12, 2019.

2020 Proxy Statement    49

All Other Compensation

The table below describes the components of compensation for 2019 included in the “All Other Compensation” column in the Summary Compensation Table above.

Name(1)	401(k) Plan Retirement Contributions	401(k) Plan Company Matching Contributions	NQDC Plan Retirement Contributions	NQDC Plan Company Matching Contributions	Tax Reimbursements(2)	Other(3)	Total

George J. Damiris	$14,700	$16,500	$159,625	$182,428	$4,603	$1,522,570	$1,900,426

Richard L. Voliva, III	$11,200	$16,500	$40,973	$61,459	—	—	$130,132

Michael C. Jennings	$14,700	—	$4,988	—	$1,178	—	$20,866

James M. Stump	$21,134	$15,865	$62,906	$47,165	—	—	$147,070

Thomas G. Creery	$14,700	$16,500	$35,628	$40,718	—	—	$107,546

Denise C. McWatters	$14,700	$16,500	$8,238	$9,415	—	$2,286,582	$2,335,435

(1)

The value of the perquisites provided to our named executive officers in 2019 did not exceed $10,000 in the aggregate, and therefore, in accordance with SEC rules, are not included in the table above or described in this footnote.

(2)

For Mr. Damiris and Mr. Jennings, represents tax payments made on the executive’s behalf with respect to imputed income for family travel on our aircraft when the executive was traveling for business purposes and the family travel was business related.

(3)

For Mr. Damiris, represents the retirement payment and lump sum payment to cover 12 months of COBRA premiums made to him under his Retirement Agreement with the Company and the payments made to Mr. Damiris for accrued vacation and holidays at the time of his retirement.

For Ms. McWatters, represents the retirement payment made to her under her Retirement Agreement with the Company and the payments made to Ms.  McWatters for accrued vacation and holidays at the time of her retirement.

2019 Grants of Plan-Based Awards

The following table provides information about plan-based awards granted to our named executive officers under our equity and non-equity incentive plans during 2019. Certain equity awards reported below were granted in November 2019 for the 2020 fiscal year and are reported in this table as 2019 compensation in accordance with SEC rules. These awards are described in greater detail above under “Compensation Discussion and Analysis—2020 Executive Compensation Decisions.” Annual equity awards are generally made once each year in the fourth quarter of the year preceding the year to which the annual awards relate in order to align the timing of the long-term equity incentive award grants with the timing of the other compensation decisions made for our executive officers. In accordance with SEC rules, the equity awards granted in November 2018 for the 2019 fiscal year were previously reported as 2018 compensation in the Grants of Plan-Based Awards table contained in our proxy statement filed with the SEC on March 21, 2019.

50    HollyFrontier Corporation

In this table, awards are abbreviated as “AICP” for awards under the annual incentive cash compensation program, “RSU” for restricted stock unit awards and “PUA” for performance share unit awards. The restricted stock unit awards and performance share unit awards granted to our named executive officers were granted under our existing Long-Term Incentive Compensation Plan (the “Current LTIP”).

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
Name	Type	Grant Date	Threshold		Target	Maximum	Threshold (#)	Target (#)	Maximum (#)

George J. Damiris	AICP			$975,000	$1,950,000	$3,900,000
	RSU		—								—	$—	(5)
	PUA		—					—	—	—		$—	(5)
Richard L. Voliva, III	AICP			$303,750	$607,500	$1,215,000
	RSU		11/13/19								16,164	$850,065
	PUA		11/13/19					8,082	16,164	32,328		$819,462
Michael C. Jennings(6)	AICP			—	—	—
	RSU		11/26/19								56,982	$3,000,102
	PUA		11/26/19					28,491	56,982	113,964		$2,892,099
James M. Stump	AICP			$230,000	$460,000	$920,000
	RSU		11/13/19								9,510	$500,131
	PUA		11/13/19					4,755	9,510	19,020		$482,126
Thomas G. Creery	AICP			$210,000	$420,000	$840,000
	RSU		11/13/19								9,510	$500,131
	PUA		11/13/19					4,755	9,510	19,020		$482,126
Denise C. McWatters	AICP(7)			$230,000	$460,000	$920,000
	RSU		—								—	—	(8)
	PUA		—					—	—	—		—	(8)

(1)

Represents the potential payouts for awards granted under our annual incentive cash compensation program, which were subject to achieving certain performance targets with respect to financial measures, operational measures and strategic and individual measures. Amounts reported (a) in the “Threshold” column reflect 50% of the named executive officer’s target award opportunity under the annual incentive cash compensation program, which, in accordance with SEC rules, is the minimum amount payable for a certain level of performance under the award, (b) in the “Target” column reflect 100% of the named executive officer’s target award opportunity under the annual incentive cash compensation program, which is the target amount payable under the award, and (c) in the “Maximum” column reflect 200% of the named executive officer’s target award opportunity under the annual incentive cash compensation program, which is the maximum amount payable under the award. If less than minimum levels of performance, as described in the “Threshold” column, are attained with respect to the financial measures, operational measures and strategic and individual measures under the annual incentive cash compensation program, then 0% of the named executive officer’s target award opportunity will be earned.

The performance targets and target awards are described under “Compensation Discussion and Analysis—2019 Executive Compensation Decisions—Annual Incentive Cash Compensation.” Amounts actually paid with respect to the awards reported in this table are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2019.

(2)

Represents the potential number of performance share units payable under the Current LTIP. Amounts reported (a) in the “Threshold” column reflect 50% of the target number of performance share units awarded to each named executive officer, which, in accordance with SEC rules, is the minimum amount payable for a certain level of performance under the performance share unit awards, (b) in the “Target” column reflect 100% of the target number of performance share units awarded to each named executive officer, which is the target amount payable under the performance share unit awards, and (c) in the “Maximum” column reflect 200% of the target number of performance share units awarded to each named executive officer, which is the maximum amount payable under the performance share unit awards. If less than minimum levels of performance, as described in the “Threshold” column, are attained with respect to the return on capital employed and total shareholder return performance metrics applicable to the performance share unit awards, then 0% of the target number of performance share units awarded will be earned.

The number of shares actually delivered at the end of the performance period may vary from the target number of performance share units, based on our achievement of the specific performance measures. Performance targets and target

2020 Proxy Statement    51

awards for the awards reported above are described under “Compensation Discussion and Analysis—2020 Executive Compensation Decisions—Long-Term Equity Incentive Compensation.”

(3)

Represents shares of restricted stock units subject to time-based vesting conditions granted under the Current LTIP. The terms of these grants are described under “Compensation Discussion and Analysis—2020 Executive Compensation Decisions—Long-Term Equity Incentive Compensation.”

(4)

Represents the grant date fair value determined pursuant to FASB ASC Topic 718, based on the closing price of our common stock on the applicable grant date. The closing price of our common stock on November 13, 2019 was $52.59 and on November 26, 2019 was $52.65. With respect to the performance share units, amounts reflect an aggregate probable settlement percentage of 96.4%. See note 2 to the Summary Compensation Table for additional information regarding the aggregate probable settlement percentage calculation.

(5)

In connection with Mr. Damiris’s retirement, the Compensation Committee approved accelerated vesting of 61,617 restricted stock units held by Mr. Damiris on December 31, 2019 and 131,414 performance share units held by Mr. Damiris on December 31, 2019. No modification charge was taken with respect to those awards under FASB ASC Topic 718. He did not receive a new equity award grant during the 2019 year.

(6)	Mr. Jennings was not eligible to participate in the annual incentive cash compensation program for 2019 since he did not become an employee of the Company until November 2019.

(7)	Ms. McWatters did not receive a payout under the annual incentive cash compensation program in 2019 due to her retirement prior to the end of the measurement period applicable to the program.

(8)

In connection with Ms. McWatters’s retirement, the Compensation Committee approved accelerated vesting of certain restricted stock units and performance share units (as described in greater detail within the “”Potential Payments Upon Termination or Change in Control” below), but no modification charge was taken with respect to those awards under FASB ASC Topic 718. She did not receive a new equity award grant during the 2019 year.

Outstanding Equity Awards at Fiscal Year End

The following table provides the number and value of outstanding equity awards held by our named executive officers as of December 31, 2019, including awards that were granted prior to 2019. The value of these awards was calculated based on a price of $50.71 per share, the closing price of our common stock on December 31, 2019.

The number and value of performance share units reported is based on the number of shares payable at the end of the performance period assuming the maximum level of performance is achieved. In this table, awards are abbreviated as “RSU” for restricted stock unit awards and “PUA” for performance share unit awards. The provisions applicable to these awards upon certain terminations of employment and/or a change in control are described below in the section titled “Potential Payments upon Termination or Change in Control.”

Name	Award Type	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested
George J. Damiris (3)	RSU	—	—
	PUA			—	—
Richard L. Voliva, III	RSU	31,313	$1,587,882
	PUA			97,266	$4,932,359
Michael C. Jennings	RSU	56,982	$2,889,557
	PUA			113,964	$5,779,114
James M. Stump	RSU	18,539	$ 940,113
	PUA			57,920	$2,937,123
Thomas G. Creery	RSU	18,539	$ 940,113
	PUA			57,920	$2,937,123
Denise C. McWatters (4)	RSU	60,898	$3,088,138
	PUA			23,630	$1,198,277

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(1)	Includes the following restricted stock unit awards granted by us (other than to Mr. Damiris and Ms. McWatters, which are addressed below):

•

in November 2017 to Mr. Voliva (19,491), Mr. Stump (11,815) and Mr. Creery (11,815), of which one third vested on December 15, 2018, one third vested on December 1, 2019 and the remaining one third vests on December 1, 2020 (or, in each case, the first business day thereafter if such date is a Saturday or a Sunday);

•

in November 2018 to Mr. Voliva (12,978), Mr. Stump (7,635) and Mr. Creery (7,635), of which one third vested on December 1, 2019, one third vests on December 1, 2020 and the remaining one third vests on December 1, 2021 (or, in each case, the first business day thereafter if such date is a Saturday or a Sunday); and

•

in November 2019 to Mr. Jennings (56,982), Mr. Voliva (16,164), Mr. Stump (9,510) and Mr. Creery (9,510), of which one third vests on December 1, 2020, one third vests on December 1, 2021 and the remaining one third vests on December 1, 2022 (or, in each case, the first business day thereafter if such date is a Saturday or a Sunday).

(2)

Includes performance share units awarded as follows (the amounts included in the parentheticals reflect the target number of performance share units subject to each award, and may not be the number of shares that is actually delivered following the end of the applicable performance period) (other than with respect to Mr. Damiris and Ms. McWatters, which are addressed below):

•

in November 2017 to Mr. Voliva (19,491), Mr. Stump (11,815) and Mr. Creery (11,815), with a performance period that ends on September 30, 2020 and a service period that ends on December 1, 2020 (or the first business day thereafter if such date is a Saturday or a Sunday);

•

in November 2018 to Mr. Voliva (12,978), Mr. Stump (7,635) and Mr. Creery (7,635), with a performance period that ends on September 30, 2021 and a service period that ends on December 1, 2021 (or the first business day thereafter if such date is a Saturday or a Sunday); and

•

in November 2019 to Mr. Jennings (56,982), Mr. Voliva (16,164), Mr. Stump (9,510) and Mr. Creery (9,510), with a performance period that ends on September 30, 2022 and a service period that ends on December 1, 2022 (or the first business day thereafter if such date is a Saturday or a Sunday).

(3)

Pursuant to Mr. Damiris’s Retirement Agreement, he vested in 61,617 restricted stock units and 131,414 performance share units on December 31, 2019, which were no longer considered to be outstanding on that date. Settlement of these awards will occur on July 1, 2020.

(4)

The Retirement Agreement that we entered into with Ms. McWatters governs the treatment of all outstanding equity awards that she held as of her retirement date. However, because the Retirement Agreement required Ms. McWatters to sign a release agreement in favor of the Company, and such release agreement was not effective until January 8, 2020 (the “Release Date”), various equity awards were still deemed to be outstanding for purposes of the table above as of December 31, 2019. The Retirement Agreement provides for the vesting and future delivery of the following equity awards for Ms. McWatters, each of which are reflected within the table above as follows:

•

2016 performance shares units: 35,750 shares, which were no longer subject to performance criteria at December 31, 2019 and were treated as outstanding restricted stock unit awards as of December 31, 2019. The shares became fully vested and settled on the Release Date;

•	2017 restricted stock units: 7,878 shares, which became vested on the Release Date, and were settled on February 25, 2020;

•

2017 performance share units: 23,630 (11,815 target performance shares reflected at the maximum of 200%) shares, which will vest and be settled based on actual performance at the end of the performance period;

•	2018 restricted stock units: 7,635 shares, which became vested on the Release Date, and were settled on February 25, 2020; and

•

2018 performance share units: 7,635 shares, which were no longer subject to performance criteria at December 31, 2019 since the award agreement governing this award vests the shares at 100% of target, and were treated as outstanding restricted stock unit awards as of December 31, 2019. The shares became vested on the Release Date, and were settled on February 25, 2020.

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Option Exercises and Stock Vested

The following table provides information about the vesting in 2019 of restricted stock, restricted stock unit and performance share unit awards held by the named executive officers. The Company does not grant options.

The value realized from the vesting of restricted stock, restricted stock unit or performance share unit awards is equal to the closing price of our common stock on the vesting date (or, if the vesting date is not a trading day, on the trading day immediately following the vesting date), multiplied by the number of shares acquired on vesting. The value is calculated before payment of any applicable withholding or other income taxes.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized Upon Vesting
George J. Damiris (1)(2)	545,207	$28,355,321
Richard L. Voliva, III (1)	53,148	$2,801,963
Michael C. Jennings	1,982	$104,491
James M. Stump (1)	52,740	$2,780,453
Thomas G. Creery (1)	52,740	$2,780,453
Denise C. McWatters (3)	—	—

(1)

Includes the following number of shares of common stock (shown in column (b) below) issued to the executive officer following the Compensation Committee’s certification that the applicable standards for the target performance share units granted to the executive officer (shown in column (a) below) had been met (based on a performance percentage of 200%):

Name	Performance Share Units Granted (a)	Number of Shares of Common Stock (b)
George J. Damiris (i)	132,159	264,318
Richard L. Voliva, III (ii)	17,383	34,766
James M. Stump (i)	19,824	39,648
Thomas G. Creery (i)	19,824	39,648

(i)	Granted in November 2016.

(ii)	Includes 10,573 target performance share units granted in November 2016 and 6,810 target performance units granted in March 2017.

(2)

Includes the accelerated vesting of 61,617 restricted stock units and 131,414 performance share units held by Mr. Damiris in connection with his retirement from the Company on December 31, 2019. The value realized with respect to such awards is calculated based on the closing price of our common stock on December 31, 2019, which was the vesting date of the awards.

(3)	As described within the footnotes to the “Outstanding Equity Awards at Fiscal Year End” above, Ms. McWatters became entitled to the vesting of certain awards following the end of the 2019 year.

Pension Benefits

None of our named executive officers participates in or has ever participated in any plan sponsored or maintained by us that provides for specified retirement payments or benefits, such as a tax-qualified defined benefit plan or a supplemental executive retirement plan.

Nonqualified Deferred Compensation

In 2019, all of the named executive officers participated in the NQDC Plan. The NQDC Plan is a nonqualified plan (i.e., not tax-qualified under Section 401 of the Code) that, in 2019, functioned as a pour-over plan, allowing key employees to defer tax on income in excess of limits under the Code that apply under the 401(k) Plan. For 2019, the annual deferral contribution limit under the 401(k) Plan was $19,000, and the annual compensation limit was $280,000. Deferral elections made by eligible employees under the NQDC Plan apply to the total amount of eligible

54    HollyFrontier Corporation

earnings the eligible employees choose to contribute to both the 401(k) Plan and the NQDC Plan. In 2019 (and prior years), participants in the NQDC Plan were required to contribute the maximum contribution allowed under the 401(k) Plan before deferrals would be permitted in the NQDC Plan. On and after January 1, 2020, participants in the NQDC Plan are entitled to make independent deferral elections to the NQDC Plan and the 401(k) Plan prior to meeting the contribution limitations under the 401(k) Plan. Federal and state income taxes are generally not payable on income deferred under the NQDC Plan until funds are withdrawn.

Eligible executives may make salary deferral contributions between 1% and 50% of their eligible earnings to the NQDC Plan. Eligible earnings include base pay, bonuses and overtime, but exclude extraordinary pay such as severance, accrued vacation, equity compensation, and certain other items. Eligible participants are required to make catch-up contributions to the 401(k) Plan before any contributions are made to the NQDC Plan. For 2019, the catch-up contribution limit was $6,000. Deferral elections are irrevocable for an entire plan year and must be made prior to December 31 immediately preceding the plan year. Elections will carry over to the next plan year unless changed or otherwise revoked.

Participants in the NQDC Plan are eligible to receive a matching contribution with respect to their elective deferrals made up to 6% of the participant’s eligible earnings for the plan year in excess of the limits under Section 401(k) of the Code. These matching contributions are 100% vested at all times. In addition, participants are eligible for a retirement contribution ranging from 3% to 8% of the participant’s eligible earnings for the plan year in excess of the limits under Section 401(k) of the Code, based on years of service, as follows:

Years of Services	Retirement Contribution (as percentage of eligible compensation)
Less than 5 years	3%
5 to 10 years	4%
10 to 15 years	5.25%
15 to 20 years	6.5%
20 years and over	8%

These retirement contributions are subject to a three-year cliff vesting period, and will become fully vested in the event of the participant’s death or a change in control. Participants may also receive nonqualified nonelective contributions under the NQDC Plan, which contributions may be subject to a vesting schedule determined at the time the contributions are made.

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Participating employees have full discretion over how their contributions to the NQDC Plan are invested among the offered investment options, and earnings on amounts contributed to the NQDC Plan are calculated in the same manner and at the same rate as earnings on actual investments. We do not subsidize a participant’s earnings under the NQDC Plan. During 2019, the investment options offered under the NQDC Plan were the same as the investment options available to participants in the 401(k) Plan. The following table lists the investment options for the NQDC Plan in 2019 with the annual rate of return for each fund:

Investment Funds	Rate of Return
AllianzGI NFJ Small Cap Value I Fund	24.79%
American Century Mid-Cap Value I Fund	29.12%
Fidelity Contrafund	29.98%
Harbor Capital Appreciation Inst Fund	33.28%
Hartford SmallCap Growth Y Fund	35.85%
Invesco Oppenheimer Developing Markets R6 Fund	24.53%
Invesco Oppenheimer International Growth R6 Fund	29.16%
LargeCap S&P 500 Index Inst Fund	31.32%
MidCap S&P 400 Index Inst Fund	26.02%
PIMCO Total Return Instl Fund	8.26%
SmallCap S&P 600 Index Inst Fund	22.58%
T. Rowe Price Retirement 2005 Fund	15.08%
T. Rowe Price Retirement 2010 Fund	16.16%
T. Rowe Price Retirement 2015 Fund	17.40%
T. Rowe Price Retirement 2020 Fund	19.37%
T. Rowe Price Retirement 2025 Fund	20.95%
T. Rowe Price Retirement 2030 Fund	22.48%
T. Rowe Price Retirement 2035 Fund	23.70%
T. Rowe Price Retirement 2040 Fund	24.68%
T. Rowe Price Retirement 2045 Fund	25.39%
T. Rowe Price Retirement 2050 Fund	25.32%
T. Rowe Price Retirement 2055 Fund	25.38%
T. Rowe Price Retirement 2060 Fund	25.37%
Vanguard Equity-Income Adm. Fund	25.35%
Vanguard Federal Money Market Investor Fund	2.14%
Vanguard Total Bond Market Index Institutional Fund	8.73%
Vanguard Total International Stock Index Institutional Fund	21.56%
Victory Munder Mid-Cap Core Growth R6 Fund	26.47%

Benefits under the NQDC Plan may be distributed upon the earliest to occur of a separation from service (subject to a six month payment delay for certain specified employees under Section 409A of the Code), the participant’s death, a change in control or a specified date selected by the participant in accordance with the terms of the NQDC Plan. Benefits are distributed from the NQDC Plan in the form of a lump sum payment or, in certain circumstances if elected by the participant, in the form of annual installments for up to a five year period.

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Nonqualified Deferred Compensation Table

The following table provides information regarding contributions to, and the year-end balances in, the NQDC Plan for the named executive officers for 2019.

Name	Executive Contributions in 2019(1)	Company Contributions in 2019(2)	Aggregate Earnings in 2019	Aggregate Withdrawals/ Distributions in 2019	Aggregate Balance at December 31, 2019(3)
George J. Damiris	$313,048	$342,053	$1,426,347	—	$6,518,101
Richard L. Voliva, III	$111,432	$102,432	$ 470,961	—	$2,150,371
Michael C. Jennings	—	$ 4,988	$ 5	—	$ 4,993
James M. Stump	$ 86,051	$110,071	$ 276,204	—	$1,376,485
Thomas G. Creery	$ 76,863	$ 76,346	$ 146,856	—	$1,072,786
Denise C. McWatters	$ 33,430	$ 17,654	$ 199,170	—	$1,242,491

(1)

The amounts reported were deferred at the election of the named executive officers and are also included in the amounts reported in the “Salary,” “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table for 2019.

(2)	These amounts are included in the Summary Compensation Table for 2019 in the “All Other Compensation” column for the named executive officers.

(3)

The aggregate balance for each named executive officer reflects the cumulative value, as of December 31, 2019, of the executive and company-provided contributions to the named executive officer’s account in the NQDC Plan, and any earnings on these amounts, since the named executive officer began participating in the NQDC Plan. We previously reported executive and company contributions for each named executive officer in the Summary Compensation Table in the following aggregate amounts:

Name	2019	Years Prior to 2019
George J. Damiris	$655,101	$3,664,628
Richard L. Voliva, III	$213,864	$1,195,520
Michael C. Jennings	$ 4,988	—
James M. Stump	$196,122	$ 765,598
Thomas G. Creery	$153,209	$ 265,105
Denise C. McWatters	$ 51,084	$ 732,216

Potential Payments Upon Termination or Change in Control

We have agreements with our executive officers that provide for severance compensation or accelerated vesting in the event of certain terminations of employment, including in connection with a change in control, which are summarized below. None of the agreements we have with our named executive officers contain any tax reimbursement provisions in the event a named executive officer receives potential parachute payments under Section 280G of the Code.

Change in Control Severance Agreements

We have entered into change in control severance agreements with each of our named executive officers. The term of these change in control agreements is generally three years from the date the change in control agreement is entered into, but the term of the agreement will be automatically extended for an additional two year period beginning on the second anniversary of the date of the change in control agreement and any anniversary thereafter,

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unless a cancellation notice is given by us 60 days prior to the applicable expiration date. Mr. Damiris’s change in control severance agreement automatically terminated upon his retirement effective December 31, 2019, and Ms. McWatters’s change in control severance agreement automatically terminated upon her retirement effective August 12, 2019.

Retirement Agreement with Mr. Damiris

In connection with Mr. Damiris’s retirement on December 31, 2019, we entered into a Retirement Agreement with him, pursuant to which Mr. Damiris agreed to release us and our affiliates from all claims in exchange for certain payments and benefits. The terms of the Retirement Agreement also require Mr. Damiris to keep certain information obtained during his employment confidential and prevent him from soliciting our employees for a period of two years. Pursuant to the Retirement Agreement, Mr. Damiris was entitled to receive (i) severance payment equal to $1,300,000, (ii) a lump sum payment of $17,570.28 to cover 12 months of COBRA premiums, and (iii) accelerated vesting of 61,617 restricted stock units and 131,414 performance share units on his retirement date.

Retirement Agreement with Ms. McWatters

In connection with Ms. McWatters’s retirement on August 12, 2019, we entered into a Retirement Agreement with her, pursuant to which Ms. McWatters agreed to release the Company and its subsidiaries and affiliates, and the Company and its subsidiaries and affiliates agreed to release Ms. McWatters, from all claims, and the Company agreed to release of Ms. McWatters from any non-compete covenants she may have entered into with the Company. The terms of the Retirement Agreement also require Ms. McWatters to keep certain information obtained during her employment confidential. Pursuant to the Retirement Agreement, Ms. McWatters was entitled to receive: (i) a severance payment equal to $2,195,000, and (ii) accelerated vesting of 15,513 restricted stock units granted to her in November 2017 and November 2018 pursuant to the retirement provisions in the award agreements governing the restricted stock units, and accelerated vesting of 43,385 performance share units granted to her in November 2016 and November 2018 pursuant to the involuntary separation and retirement provisions, respectively, in the award agreements governing the performance share units. In addition, the 11,815 performance share units granted to Ms. McWatters in November 2017, at target, will remain outstanding, and Ms. McWatters will be entitled to settlement of the award based on the performance payout percentage certified by the Compensation Committee in the fourth quarter of 2020 for the performance metrics applicable to the award in accordance with the award agreement governing the performance share units.

Change in Control Severance Agreements for other NEOs

Under the change in control agreement, an executive is not entitled to receive payments or other benefits under the agreement unless there is a change in control and the executive’s employment is either terminated by us without cause, by the officer for good reason or as a condition of the transaction constituting the change in control, in each case during the six months preceding the change in control or within two years following the change in control. If the officer is entitled to payments under the change in control agreement, he or she will receive:

•

an amount equal to a multiple (the “severance multiplier”) of (a) the greater of the officer’s base salary on the date of termination or the date immediately prior to the change in control, plus (b) the officer’s annual bonus amount, calculated as the average annual bonus paid to the officer for the prior three years. The severance multiplier is 3.0 for Mr. Jennings and 2.0 for Mr. Voliva, Mr. Stump and Mr. Creery;

•	a cash payment equal to unpaid base salary and expenses and accrued vacation pay;

•

continued participation by the officer and his or her dependents in our medical and dental benefit plans for a period of one year following the later of the date of termination or the date of the change in control; and

•	unless the applicable award agreement provides otherwise, all outstanding equity-based compensation awards shall become immediately vested at target level.

Definitions. The following definitions are used in the change in control severance agreements.

Under the change in control severance agreements, a “change in control” generally occurs if:

•	a person or group of persons becomes the beneficial owner of more than 40% of the combined voting power of our then outstanding securities or more than 40% of our outstanding common stock;

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•	a majority of our Board is replaced during a 12-month period by directors who were not endorsed by a majority of the previous board members;

•

the consummation of a merger, consolidation or recapitalization of us or one of our subsidiaries resulting in our stockholders prior to the merger owning less than 60% of the voting power of the new merged company or a recapitalization where no one owns more than 60% of the voting power; or

•	our stockholders approve a plan of complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all of our assets.

Under the change in control severance agreements, “cause” is defined as:

•	the engagement in any act of willful gross negligence or willful misconduct on a matter that is not inconsequential; or

•	the conviction of a felony.

Under the change in control severance agreements, “good reason” is defined as, without the consent of the executive:

•	a material reduction in the executive’s (or his supervisor’s) authority, duties or responsibilities;

•	a material reduction in the executive’s base compensation;

•

the relocation of the executive to an office or location more than 50 miles from the location at which the executive normally performed the executive’s services, except for travel reasonably required in the performance of the executive’s responsibilities;

•	if applicable, a failure of the executive to be appointed or re-elected as an officer or to the board of directors;

•	a material diminution in the budget or other spending over which the executive has authority; or

•	a material breach of the terms of the change in control severance agreement.

The executive must provide notice to us of the alleged good reason event within 90 days of its occurrence and we have 30 days to cure.

Obligations of the Officer. Payments and benefits under the change in control agreements are conditioned on the execution of a general release of claims by the former officer in favor of us and our related entities and agents. In addition, the change in control agreements contain confidentiality provisions pursuant to which each executive agrees not to disclose or otherwise use our confidential information during his or her employment with us and thereafter, as well as non-disparagement and non-solicitation covenants. Violation of these provisions entitles us to complete relief, including injunctive relief, and may result in the executive being terminated for cause (provided the breach constituted willful gross negligence or misconduct on the executive’s part that is not inconsequential). The agreements do not prohibit the waiver of a breach of these covenants.

Long-Term Equity Incentive Awards

Special Involuntary Termination. The outstanding long-term equity incentive awards granted by us under the equity plan vest upon a “special involuntary termination,” which means that, within 60 days prior to or at any time after a change in control:

•	the executive is terminated by us, other than for cause; or

•	the executive resigns within 90 days after an adverse change has occurred.

Under the long-term equity incentive award agreements, a “change in control” generally occurs if:

•	a person or group of persons becomes the beneficial owner of more than 40% of the combined voting power of our then outstanding securities;

•	a majority of our Board is replaced by directors who were not endorsed by two-thirds of our prior board members;

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•

the consummation of a merger or consolidation of us or any of our subsidiaries other than (a) a merger or consolidation resulting in our voting securities outstanding immediately prior to the transaction continuing to represent at least 60% of the combined voting power of our voting securities or the voting securities of the surviving entity outstanding immediately after the transaction or (b) a merger or consolidation effected to implement a recapitalization of us in which no person or group becomes the beneficial owner of our securities representing more than 40% of the combined voting power of our then outstanding securities; or

•	our stockholders approve a plan of complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all of our assets.

Under the long-term equity incentive award agreements, “cause” is defined as:

•	an act of dishonesty constituting a felony or serious misdemeanor and resulting (or intended to result) in personal gain or enrichment to the recipient at our expense;

•	gross or willful and wanton negligence in the performance of the recipient’s material duties; or

•	conviction of a felony involving moral turpitude.

Under the long-term equity incentive award agreements, an “adverse change” means, without the consent of the recipient:

•	a material change in the geographic location at which the recipient is required to work regularly;

•	a substantial increase in travel requirements of employment;

•	a material reduction in the duties performed by the recipient; or

•	a material reduction in the recipient’s base compensation (other than bonuses and other forms of discretionary compensation, or a general reduction applicable generally to executives).

Performance Share Units upon Termination. In the event of a voluntary separation or termination for cause, the recipient will forfeit any outstanding performance share units.

In the event of death, disability or termination by us other than for cause, each such termination not in connection with a change in control, the recipient becomes vested in a number of performance share units equal to the percentage of time the recipient was employed during the vesting period multiplied by the number of performance share units otherwise earned at the end of the applicable performance period. If the recipient dies or is disabled, the Compensation Committee, in its sole discretion, may determine the performance percentage in an amount up to 200%.

In the event of a special involuntary termination, and for the performance share units granted in November 2017, retirement before the end of the performance period, the recipient remains eligible to receive normal payment of the performance share units at the normal vesting date based upon our actual achievement of the performance measure. Under the performance share units granted in November 2018, if the recipient retires before the end of the performance period, the recipient vests in the target number of performance share units awarded. Under the performance share units granted in November 2019, if the recipient retires before the end of the performance period, the recipient becomes vested in a number of performance share units equal to the percentage of time the recipient was employed during the vesting period multiplied by the target number of performance share units awarded. “Retirement” for purposes of the performance share units means termination of employment other than for cause on or after the date on which the recipient has achieved ten years of continuous service with the Company and is age 60.

Restricted Stock Units upon Termination. In the event of a voluntary separation or termination by the Company with or without cause, the recipient will forfeit the unvested portion of the restricted stock units award.

In the event of death or disability, the recipient becomes vested in a number of shares of restricted stock units equal to the percentage of time the recipient was employed during the vesting period multiplied by the total number of shares of restricted stock units the recipient was awarded. The Compensation Committee may decide to vest all of the shares of restricted stock units.

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In the event of a special involuntary termination, or, for the restricted stock units granted in November 2017 and November 2018, retirement before the full vesting of restricted stock unit awards, all restrictions lapse and the shares become fully vested and delivered to the recipient as soon as practicable thereafter. Under the restricted stock units granted in November 2019, if the recipient retires before the full vesting of restricted stock unit awards, the recipient becomes vested in a number of restricted stock units equal to the percentage of time the recipient was employed during the vesting period multiplied by the total number of shares of restricted stock units the recipient was awarded. Retirement for purposes of the restricted stock units is defined in the same manner as for the performance share units.

Restrictive Covenants. The long-term equity incentive awards granted in 2018 and 2019 were granted to our named executive officers with certain restrictive covenants that generally mirror the release requirements and confidentiality restrictions found in our change in control agreements described above. The awards were also granted with non-solicitation provisions that generally prevent the named executive officers from soliciting any employee or service provider of us or our affiliates for one year following a termination of employment.

Quantification of Benefits

The following table summarizes the compensation and other benefits that would have become payable to each named executive officer, other than Mr. Damiris and Ms. McWatters, assuming his employment terminated on December 31, 2019, given the named executive officer’s base salary as of that date, and, if applicable, the closing price of our common stock on December 31, 2019, which was $50.71. In addition, the following table summarizes the compensation that would become payable to the named executive officers, other than Mr. Damiris and Ms. McWatters, assuming that a change in control occurred on December 31, 2019. Mr. Damiris is not included in the table below because he retired on December 31, 2019 and received payments set forth in his Retirement Agreement, which is described above under “—Change in Control Severance Agreements—Retirement Agreement with Mr. Damiris.” Ms. McWatters is not included in the table below because she retired on August 12, 2019 and received payments set forth in her Retirement Agreement, which is described above under “—Change in Control Severance Agreements—Retirement Agreement with Ms. McWatters.”

In reviewing these tables, please note the following:

•

Accrued vacation for a specific year is not allowed to be carried over to a subsequent year, so we assumed all accrued vacation for the 2019 fiscal year was taken prior to December 31, 2019. Because we accrue vacation in any given year for the following year, amounts reported as “Cash Severance” include accrued vacation amounts accrued in 2019 for the 2020 fiscal year.

•

The row entitled “Performance Share Units” reports amounts payable with respect to outstanding performance share unit awards issued by us. For amounts payable to the named executive officers with respect to performance share unit awards, we assumed the performance share units would settle at 100%. The number of units paid at the end of the performance period may vary from the amounts reflected in the following tables, based on our actual achievement compared to the performance targets. For additional information regarding the potential payouts, see “Compensation Discussion and Analysis—2019 Executive Compensation Decisions—Long-Term Equity Incentive Compensation—Performance Share Unit Awards,” “Compensation Discussion and Analysis—2020 Executive Compensation Decisions—Long-Term Equity Incentive Compensation—Performance Share Unit Awards,” “Executive Compensation—2019 Grants of Plan-Based Awards” and “Executive Compensation—Outstanding Equity Awards at Fiscal Year End.”

•

For the amounts shown in the row entitled “Restricted Stock Units” under the column entitled “Death or Disability,” we have reflected accelerated vesting based on the length of employment during the vesting period for each award.

•

Only Mr. Creery was eligible for retirement as of December 31, 2019, therefore we have not reflected retirement benefits in the table below, nor have we addressed amounts due upon retirement for any other named executive officers. Assuming that Mr. Creery had retired on December 31, 2019, his retirement benefits would have consisted of accelerated vesting of restricted stock units valued at $478,643 and accelerated vesting of performance share units valued at $1,007,126. We assumed that Mr. Creery’s performance share units granted in 2019 would vest according to the pro-rata formula within his award agreements, and performance share units granted prior to 2019 would settle at 100%, therefore the number of units paid upon a retirement scenario described above could vary from that level.

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•

The amounts shown in the row entitled “Medical and Dental Benefits” represent amounts equal to the monthly premium payable pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for medical and dental premiums, multiplied by 12 months for each of the named executive officers.

•

Mr. Jennings entered into his change in control severance agreement in November 2019; however, he did not receive a salary from us in 2019, and he was not eligible for an annual bonus in 2019. Because Mr. Jennings’s agreement became effective on January 1, 2020, we have included him in the table below as if he would have received change in control severance benefits under the same terms as the other NEOs. For purposes of his calculations, we used the base salary and target annual bonus amounts that became effective on January 1, 2020, and his benefit accruals were calculated as if he were entitled to those benefits during the entire 2019 year.

•

No amounts potentially payable pursuant to the NQDC Plan are included in the table below since neither the form nor amount of any such benefits would be enhanced or vesting or other provisions accelerated in connection with any of the triggering events disclosed below. Please refer to the section titled “—Nonqualified Deferred Compensation” for additional information regarding these benefits.

Benefits and Payments	Change in Control and Involuntary Termination Without Cause or Voluntary Departure for Good Reason or a Special Involuntary Termination ($)	Without Cause ($)	Death or Disability ($)
Richard L. Voliva, III
Cash Severance	$2,522,113	—	—
Performance Share Units	1,681,885	$976,747	$ 976,747
Restricted Stock Units	1,552,501	—	847,363
Medical and Dental Benefits	0	0	0
Total	$5,756,499	$976,747	$1,824,110

Michael C. Jennings
Cash Severance	$9,092,307	—	—
Performance Share Units	91,940	$91,940	$ 91,940
Restricted Stock Units	2,797,617	—	2,797,617
Medical and Dental Benefits	23,721	—	—
Total	$12,005,585	$91,940	$2,889,557

James M. Stump
Cash Severance	$2,067,330	—	—
Performance Share Units	1,007,126	$587,036	$ 587,036
Restricted Stock Units	919,262	—	499,172
Medical and Dental Benefits	23,721	—	—
Total	$4,017,439	$587,036	$1,086,208

Thomas G. Creery
Cash Severance	$1,913,539	—	—
Performance Share Units	1,007,126	$587,036	$ 587,036
Restricted Stock Units	919,262	—	499,172
Medical and Dental Benefits	16,812	—	—
Total	$3,856,739	$587,036	$1,086,208

Consulting Agreement with James M. Stump

On February 11, 2020, Mr. Stump notified the Board that he will retire from all officer and other positions at the Company and its subsidiaries effective June 30, 2020. Mr. Stump will receive a prorated bonus based on his actual

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months of employment during the Company’s current performance period and based on actual outcome of the performance metrics, which will be certified by the Compensation Committee in the fourth quarter of 2020, and an amount in cash equal to one year of the Corporation’s portion of group medical plan premiums that can be applied by Mr. Stump for COBRA coverage. Mr. Stump’s change in control agreement with the Company will terminate on June 30, 2020. In addition, as a result of his expertise, his history with the company, his involvement in current projects and the need to orderly transition his duties and knowledge to his successor once such individual is identified, Mr. Stump will provide consulting services to the Company for a period of nine months following his retirement. In connection with his consulting arrangement, Mr. Stump will agree to a non-disparagement covenant and confidentiality covenant, as well as a two year non-solicitation covenant beginning on July 1, 2020 and a nine month non-compete covenant beginning on July 1, 2020. As consideration for his services, the Company will pay Mr. Stump a retainer of $49,000 per month to provide up to 80 hours of services per month to the Company or its subsidiaries as requested by the Company from time to time. In addition, if Mr. Stump complies with the covenants set forth above and continues to provide consulting services to the Company during the nine month period beginning July 1, 2020, Mr. Stump will vest, on March 31, 2021, in the restricted stock units and performance share units (at target), which were granted to him in 2017 and 2018 and that remain unvested as of June 30, 2020 (Mr. Stump’s December 2020 vesting date with respect to such awards will be delayed (subject to his continued service and compliance with applicable covenants) to March 31, 2021). Mr. Stump will forfeit the equity awards granted to him in 2019 on his retirement date and will not receive any equity awards in 2020.

Compensation Practices and Risk Management

Certain members of our management are responsible for annually reviewing the relationship between our risk assessment guidelines and our compensation programs. In addition, certain members of our management and the Compensation Committee annually review the features and characteristics of our compensation programs, including particular areas that could encourage employees to take excessive risk or focus on short-term results at the expense of long-term value creation, to confirm that our compensation programs do not encourage excessive and unnecessary risk taking. As a part of this review, the Compensation Committee and certain members of management review salaries, annual incentive bonus awards, including the targets established for the annual incentive bonus awards, and long-term equity incentive awards, including the performance measures used for a portion of the long-term equity incentive awards, at all levels of the Company.

Although the majority of the compensation provided to the named executive officers is performance-based, we believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short- and long-term operational and financial goals. In addition, we explicitly include Company safety and environmental performance in determining potential payouts under our annual incentive cash plan for our senior executives.

While annual cash-based incentive bonus awards play an appropriate role in the executive compensation program, the Compensation Committee believes that payment determined based on an evaluation of our performance on a variety of measures, including our performance compared to our industry peers, mitigates excessive risk-taking that could produce unsustainable gains in one area of performance at the expense of our overall long-term interests. In addition, performance goals reflect our past performance and market conditions affecting our industry.

An appropriate part of total compensation is fixed for the named executive officers, while another portion is variable and linked to performance. A portion of the variable compensation we provide is comprised of long-term incentives. A portion of the long-term incentives we provide is in the form of restricted stock units subject to time-based vesting conditions, which retain value even in a depressed market, so executives are less likely to take unreasonable risks. With respect to our performance share unit awards, assuming achievement of at least a minimum level of performance, payouts result in some compensation at levels below full target achievement, in lieu of an “all or nothing” approach.

As discussed above, while a portion of our potential annual compensation is incentive based, we have also instituted policies and programs designed to discourage unnecessary risk-taking, which is not in our long-term interests. For example, our stock ownership policy requires our executives to hold at least a specified level of stock (in addition to

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any unsettled performance based equity awards), which aligns our executives’ interests with those of our long-term stockholders. Also, our clawback policy requires the return of annual and long-term incentive compensation for misconduct resulting in a material financial restatement.

Based on the foregoing and our annual review of our compensation programs, we do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on the Company or our stockholders.

CEO Pay Ratio

We identified the median employee by examining the taxable wages for all U.S., Canada, China and U.K. employees, including our CEO, who were employed by us on December 16, 2019. We included all U.S., Canada, China and U.K. employees, whether employed on a full-time, part-time, temporary or seasonal basis. As of December 16, 2019 the Company employed 3,885 such persons. As permitted by the SEC rules, we excluded our 202 employees located in Germany, Austria and the Netherlands as of December 16, 2019 since those employees comprise less than 5% of our 4,087 worldwide employees. We did not make any assumptions, adjustments or estimates with respect to the taxable wages other than deducting stock vesting from the taxable wages, and we did not annualize the wages for any employees that were not employed by us for all of 2019. We believe the use of taxable wages is the most appropriate compensation measure since it allows for a consistent measurement for employees in different countries.

After identifying the median employee based on total taxable wages, we calculated annual 2019 compensation for the median employee using the same methodology used to calculate the chief executive officer’s total compensation as reflected in the Summary Compensation Table above. The median employee’s annual 2019 compensation was as follows:

Name	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Median Employee	2019	$112,659	—	—	$4,688	$11,885	$129,232

Our 2019 ratio of chief executive officer total compensation to the median employee’s total compensation is reasonably estimated to be 40:1.

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Stock Ownership

The tables below provide information regarding the beneficial ownership of the Company’s common stock as of March 9, 2020 for:

•	each of our directors;

•	each of our named executive officers;

•	all directors and executive officers as a group; and

•	each known beneficial owner of more than five percent of the Company’s common stock.

The tables below list the number of shares beneficially owned based on 161,883,593 shares of common stock outstanding as of March 9, 2020. Each of our directors and executive officers owns less than 1.0% of the Company’s common stock.

Beneficial ownership of the Company’s common stock is determined in accordance with SEC rules and regulations and generally includes voting power or investment power with respect to securities held. Except as indicated and subject to applicable community property laws, to our knowledge the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except to the extent otherwise disclosed below, the directors and named executive officers have no shares pledged as securities nor any other rights to acquire beneficial ownership of shares.

Directors and Named Executive Officers

Name of Beneficial Owner	Number of Shares
George J. Damiris (1)	488,801
Douglas Y. Bech (2)(4)	142,636
Thomas G. Creery (3)	115,206
James M. Stump (3)	82,202
Richard L. Voliva, III (3)(4)(5)	80,806
Michael C. Jennings (3)(4)	75,881
Denise C. McWatters (4)(6)	69,030
James H. Lee (2)(4)	47,885
Leldon E. Echols (2)	41,370
Robert J. Kostelnik (2)	36,482
Franklin Myers (2)	27,652
Michael E. Rose (2)	24,752
Anne-Marie N. Ainsworth (2)	7,835
Anna C. Catalano (2)	7,835
R. Craig Knocke (2)	5,237
All directors and executive officers as a group (14 persons) (7)	709,963

(1)	Mr. Damiris retired as Chief Executive Officer, President and Director effective December 31, 2019. The amount reported is based on a Form 4 filed for Mr. Damiris on January 2, 2020.

(2)

The number reported includes 2,663 shares of common stock to be issued to the non-management director upon settlement of restricted stock units, which may vest and be settled within 60 days of March 9, 2020 under certain circumstances. Until settled, the non-management director has no voting or dispositive power over the restricted stock units.

(3)

The number includes shares of common stock to be issued to the executive officer upon settlement of restricted stock units, which may vest and be settled within 60 days of March 9, 2020 under certain circumstances, as follows: Mr. Jennings (56,982 shares), Mr. Voliva (31,313 shares), Mr. Stump (18,539 shares) and Mr. Creery (18,539 shares). Until settled, the executive officer has no voting or dispositive power over the common stock underlying the restricted stock units. The number generally does not include unvested performance share units held by the executive officers, except for Mr. Creery, it includes

2020 Proxy Statement    65

9,125 shares of common stock to be issued to him upon settlement of performance share units, which may vest and be settled within 60 days of March 9, 2020 under certain circumstances. Until settled, executive officers have no voting or dispositive power over the common stock underlying the performance share units.

(4)	Mr. Bech, Mr. Jennings, Mr. Voliva, Mr. Lee and Ms. McWatters each own common units of HEP, a subsidiary of the Company, as set forth in the following table:

Name of Beneficial Owner	Number of Units
Douglas Y. Bech	40,000
Michael C. Jennings	18,877
James H. Lee (a)(b)	14,118
Richard L. Voliva, III	6,816
Denise C. McWatters (c)	4,881
HFC directors and executive officers as a group (5 persons)	84,692

(a)	Includes 4,465 HEP restricted units for which Mr. Lee has sole voting power but no dispositive power.

(b)

Includes 285 common units owned by Mr. Lee’s wife. Mr. Lee’s wife has the right to receive distributions from, and the proceeds from the sale of, these common units. Mr. Lee disclaims beneficial ownership of the common units held by his wife except to the extent of his pecuniary interest therein.

(c)	Ms. McWatters retired effective August 12, 2019. Based on a Form 4 filed for Ms. McWatters on December 18, 2013.

As of March 9, 2020, there were 105,440,201 HEP common units outstanding. Mr. Bech, Mr. Jennings, Mr. Voliva, Mr. Lee and Ms. McWatters each own less than 1% of the outstanding common units of HEP.

(5)	The number reported includes 4,303 restricted stock units held by Mr. Voliva’s wife for which Mr. Voliva disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(6)

Ms. McWatters retired effective August 12, 2019. The amount reported is based on a Form 4 filed for Ms. McWatters on December 19, 2018 and the terms of Ms. McWatters’s Retirement Agreement with the Company less shares forfeited to pay taxes on settled shares.

(7)

The Company’s directors and executive officers, as a group, own 0.44% of the Company’s common stock. The number reported includes 133,878 shares of common stock to be issued to executive officers upon settlement of restricted stock units, which may vest and be settled within 60 days of March 9, 2020 under certain circumstances, 23,967 shares of common stock to be issued to non-management directors upon settlement of restricted stock units, which may vest and be settled within 60 days of March 9, 2020 under certain circumstances, and 9,125 shares of common stock to be issued to Mr. Creery upon settlement of performance share units, which may vest and be settled within 60 days of March 9, 2020 under certain circumstances. Until settled, the executive officers and non-management directors have no voting or dispositive power over the common stock underlying the restricted stock units or performance share units.

Five Percent Holders

The following table sets forth information regarding the number and percentage of shares of common stock held by all entities and other persons known by the Company to beneficially own five percent or more of the Company’s outstanding common stock. The number of shares of common stock reported as beneficially owned by each of the entities identified below is included in reliance on reports filed with the SEC by these entities.

Name of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares
The Vanguard Group (1)	17,985,624	11.11%
BlackRock, Inc. (2)	15,191,618	9.38%
TCTC Holdings, LLC (3)	12,561,896	7.76%
State Street Corporation (4)	9,436,396	5.83%

(1)

According to a Schedule 13G/A filed on February 12, 2020 by The Vanguard Group (“Vanguard”), Vanguard has sole voting power with respect to 222,951 shares, sole dispositive power with respect to 17,732,907 shares, shared voting power with respect to 41,990 shares and shared dispositive power with respect to 252,717 shares. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

66    HollyFrontier Corporation

(2)

According to a Schedule 13G/A filed on February 5, 2020 by Blackrock, Inc. (“Blackrock”), Blackrock has sole voting power with respect to 13,560,042 shares and sole dispositive power with respect to 15,191,618 shares. The address for Blackrock is 55 East 52nd Street, New York, New York 10055.

(3)

According to a Schedule 13D/A filed on February 15, 2019 by TCTC Holdings, LLC (“TCTC”) and its two wholly-owned subsidiaries Turtle Creek Trust Company, LTA (“Trust Company”) and Trust Creek Management, LLC (“Management”), (a) TCTC may be deemed to beneficially own and has sole voting and dispositive power with respect to 12,561,896 shares, (b) Trust Company may be deemed to beneficially own and has sole voting and dispositive power with respect to 12,510,831 shares, and (c) Management may be deemed to beneficially own and has sole voting and dispositive power with respect to 51,065 shares. Mr. Knocke is the Director of Trust Company and a Principal and non-controlling manager and member of TCTC. Mr. Knocke is not deemed to beneficially own the shares reported by TCTC because he does not have voting or dispositive power over such shares. The address for TCTC, Trust Company and Management is 3838 Oak Lawn, Suite 1650, Dallas, Texas 75219.

(4)

According to a Schedule 13G filed on February 13, 2020 by State Street Corporation (“State Street”), State Street has shared voting power with respect to 8,141,235 shares and shared dispositive power with respect to 9,428,992 shares. The address for State Street is One Lincoln Street, Boston, MA 02111.

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Equity Compensation Plan Information

We currently maintain one equity plan, the HollyFrontier Corporation Long-Term Incentive Compensation Plan (the “Current LTIP”), for the benefit of our employees, directors and consultants.

The following table sets forth certain information regarding the plans as of December 31, 2019.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	2,185,037	(2)	—	2,538,848	(3)

Total	2,185,037		—	2,538,848

(1)	All stock-based compensation plans are described in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(2)

As of December 31, 2019, there were 1,652,524 full-value awards outstanding, which includes 1,120,013 restricted stock unit awards outstanding and 532,512 performance share unit awards outstanding based on the target payout level at the time of vesting. The number of full-value awards outstanding reported in the table above assumes a maximum payout level for the performance share unit awards at the time of vesting, which results in 1,065,024 shares subject to performance share unit awards outstanding as of December 31, 2019 and a total of 2,185,037 full-value awards outstanding as of December 31, 2019 (which includes the 1,120,013 restricted stock unit awards outstanding as of December 31, 2019). There were no options outstanding under the Current LTIP as of December 31, 2019.

(3)

This number is calculated assuming performance share unit awards granted to our key employees under the Current LTIP will be settled at the maximum payout level at the time of vesting. If the performance share unit awards are paid at the target payout level, 532,512 shares would be issued upon the vesting of such performance share unit awards and the number of shares available for issuance would increase to 3,071,360.

68    HollyFrontier Corporation

Certain Relationships and Related Person Transactions

Related Person Transactions

The Company provides various general and administrative services to HEP under the terms of an Omnibus Agreement. Under the Omnibus Agreement, HEP pays the Company an annual fee, currently $2.6 million. The administrative fee is increased annually for changes in the Producers Price Index-Commodities-Finished Goods, (PPI), et al. and may increase in connection with the expansion of HEP’s operations through the acquisition or construction of new assets or businesses. The administrative fee covers expenses the Company incurs in performing centralized corporate functions for HEP, such as executive services, tax, legal, accounting, treasury, information technology and other corporate services, including the administration of employee benefit plans. The fee does not include salaries of personnel who perform services for HLS or the cost of their employee benefits, such as 401(k), pension, and health insurance benefits

In addition, under a secondment arrangement with HLS, the Company seconds certain of its employees to HLS to provide operational and maintenance services with respect to certain of HEP’s processing, refining, pipeline and tankage assets at certain of the Company’s refineries, including routine operational and maintenance activities. During their period of secondment, the seconded employees are under the management and supervision of HLS. HLS is required to reimburse the Company for the prorated portion of the wages, benefits, and other costs of these employees.

Julia Heidenreich, Vice President, Commercial Analysis and Pricing, is the wife of Mr. Voliva, Executive Vice President and Chief Financial Officer of the Company. Ms. Heidenreich received cash and equity compensation totaling $618,329 in 2019. Ms. Heidenreich does not report to Mr. Voliva.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee is charged with the responsibility of reviewing and approving all transactions with related persons, when required by the Company’s Code of Business Conduct and Ethics. This responsibility is set forth in the Audit Committee’s charter. In addition, pursuant to the Code of Business Conduct and Ethics, an employee should disclose any potential conflict of interest to a supervisor who does not have a conflict of interest, the HR Department or the Legal & Compliance Department and obtain approval prior to proceeding with the potentially conflicted situation. If a director has a potential conflict of interest, the transaction or relationship must be disclosed to the Board or a committee of the Board that does not include such director.

In determining whether to approve or disapprove entry into a related person transaction, the Audit Committee considers factors it deems appropriate, which may include, among others, whether the related person transaction is on terms and conditions, taken as a whole, that are fair and reasonable to the Company and the extent of the related person’s interest in the transaction. All related person transactions that are approved by the Audit Committee are disclosed to the Board.

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Ratification of Appointment of Ernst & Young LLP

(Proposal 3)

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, to be the Company’s auditor for fiscal year 2020. The Board is asking stockholders to ratify this appointment. SEC regulations and the NYSE listing requirements require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders. Accordingly, the Board considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection of that firm as the Company’s independent registered public accounting firm.

Ernst & Young LLP has conducted the Company’s audits since 1977. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to appropriate questions. For additional information regarding our independent registered public accounting firm, see “Independent Public Accountants.”

Required Vote and Recommendation

The ratification of the appointment of Ernst & Young LLP requires the approval of a majority of the votes cast on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE BOARD’S SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

70    HollyFrontier Corporation

Independent Public Accountants

Selection

Ernst & Young LLP served as our independent registered public accounting firm for 2019 and has been appointed by the Audit Committee to continue to serve in that capacity for 2020.

Audit and Non-Audit Fees

The following table sets forth the fees paid to Ernst & Young LLP for services provided during 2019 and 2018. All of the fees paid were approved by the Audit Committee.

(in thousands)	2019	2018
Audit Fees (1)	$3,906	$3,485
Audit-Related Fees (2)	76	270
Tax Fees (3)	880	1,124
All Other Fees	—	—

Total	$4,862	$4,879

(1)

Represents fees for professional services provided in connection with the audits of the Company’s annual financial statements and internal control over financial reporting, statutory and regulatory filings and review of the Company’s quarterly financial statements.

(2)

Represents fees for professional services provided in connection with due diligence services, attest services and consultations concerning financial accounting and reporting standards not classified as audit fees.

(3)	Represents fees for professional services provided in connection with tax advisory, compliance and planning.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit services performed by the independent auditor to assure that performing such services does not impair the auditor’s independence.

The Audit Committee may also pre-approve fees related to other non-recurring services. The Chairman of the Audit Committee may approve certain services from time to time; however, any such decisions made must be reported to the Audit Committee at the next meeting of the Audit Committee.

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Audit Committee Report

The Company’s management is responsible for preparing our financial statements and for our system of internal control over financial reporting. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and system of internal control. The Audit Committee also is responsible for selecting, engaging and overseeing the work of the Company’s independent registered public accounting firm, which reports directly to the Audit Committee, and evaluating its qualifications and performance. Among other things, to fulfill its responsibilities, the Audit Committee:

•

reviewed and discussed with both management and Ernst & Young LLP our quarterly unaudited consolidated financial statements and annual audited financial statements for the year ended December 31, 2019, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements, including those in management’s discussion and analysis thereof;

•	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB, the SEC and the New York Stock Exchange;

•

discussed with Ernst & Young LLP matters relating to its independence and received the written disclosures and letter from Ernst & Young LLP required by applicable requirements of PCAOB regarding the independent accountant’s communications with the Audit Committee concerning the firm’s independence;

•

discussed with our internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits and met with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting; and

•	considered whether Ernst & Young LLP’s provision of non-audit services to the Company is compatible with the auditor’s independence.

Taking all of these reviews and discussions into account, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2019 be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Audit Committee of the Board of Directors

Leldon E. Echols Chairman	R. Craig Knocke	James H. Lee	Michael E. Rose

72    HollyFrontier Corporation

Approval of the HollyFrontier Corporation 2020 Long Term Incentive Plan

(Proposal 4)

At the Annual Meeting, our stockholders will be asked to approve the HollyFrontier Corporation 2020 Long Term Incentive Plan (the “LTIP”). Upon the adoption of the LTIP, our existing equity compensation plan, the HollyFrontier Corporation Long-Term Incentive Compensation Plan (the “Current LTIP”), will continue to govern outstanding equity awards granted thereunder but it will no longer be used to grant new awards. As explained in greater detail below, we believe the adoption of the LTIP is advisable in order to ensure that we continue to have the ability to grant new awards for our compensation programs. If the LTIP is not approved, our Current LTIP will remain in place until it expires pursuant to its terms on December 31, 2020, eliminating our ability to award equity-based compensation to our executive officers, directors and employees in future calendar years, and we will be required to reconsider our compensation programs, including our executive compensation programs.

Required Vote and Recommendation

The approval of the HollyFrontier Corporation 2020 Long Term Incentive Plan requires the approval of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE LTIP.

Background and Purpose of the Proposal

At the Annual Meeting, stockholders will be asked to approve the LTIP. Upon the recommendation of the Compensation Committee, our board of directors (the “Board”) adopted the LTIP on February 12, 2020 to be effective on May 13, 2020, subject to the approval of our stockholders. As of February 12, 2020, 3,069,255 shares of our common stock remained available for issuance under the Current LTIP. The Board believes that the Current LTIP has assisted in our recruitment and retention of key employees and has helped align their interests with the interests of our stockholders. The Board believes that the LTIP will also promote these interests.

The LTIP is intended to replace the Current LTIP. Upon stockholder approval of the LTIP, no further grants will be made under the Current LTIP. However, any outstanding awards under the Current LTIP will continue in accordance with the terms of the Current LTIP and any award agreement executed in connection with such outstanding awards. If the LTIP is approved, following the settlement of all outstanding awards pursuant to the Current LTIP, we will terminate the Current LTIP. We will not grant awards under the Current LTIP during the period between the adoption of the LTIP on February 12, 2020 and shareholder approval of the LTIP at the Annual Meeting.

LTIP Provisions of Particular Interest to Stockholders

In addition to the general description of the LTIP below, the new LTIP document will contain certain material differences from our Current LTIP. The LTIP will not allow for the liberal recycling of shares underlying stock options and stock appreciation rights (“SARs”), meaning that (1) the shares tendered or withheld as payment for a stock option or SAR’s exercise or purchase price or to cover tax withholding, as applicable, (2) shares that were subject to a stock option or an SAR but were not issued or delivered as a result of the net settlement (with respect to exercise price and/or tax withholding) of such stock option or SAR, and (3) shares repurchased on the open market with the proceeds of a stock option’s exercise price or with respect to tax withholding, will not, in each case, be available again for awards pursuant to the LTIP. The LTIP will also contain a provision that prohibits the automatic acceleration of vesting of outstanding awards upon a change in control event solely with respect to the occurrence of the change in control unless the successor company fails to assume or replace the awards in connection with that change in control event. If the successor company does assume the awards, unless the individual award agreement provides otherwise, then vesting of the award will be accelerated in the event of an involuntary termination that occurs in connection with or following the change in control.

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Following the adoption of the LTIP by the Board on February 12, 2020, the Company ceased granting awards pursuant to the Current LTIP, although all outstanding awards originally granted pursuant to that plan will continue to be governed by the terms of the Current LTIP and any individual award agreements governing the award. All full value awards (generally awards other than stock options and SARs) that were granted pursuant to the Current LTIP but which are not settled in shares of common stock as a result of forfeitures, cancellation or a cash settlement, or shares that were tendered or withheld for tax withholding purposes for full value awards under the Current LTIP will be added to the shares of common stock available for issuance pursuant to the LTIP. However, due to the restrictions on liberal share recycling for stock options and SARs within the LTIP, even if the Current LTIP would allow for certain shares of common stock to be added back to the available share pool with respect to stock options or SARs, not all shares of common stock that are available for the Current LTIP will be eligible to be carried over to the LTIP.

In summary, the new LTIP:

•	Prohibits “single trigger” vesting up a change in control;

•	Prohibits liberal share recycling with respect to stock options and SARs;

•	Prohibits repricing; and

•	Prohibits the grant of discounted stock options.

Consequences of Failing to Approve the Proposal

If the LTIP is not approved, our Current LTIP will remain in place until it expires pursuant to its terms on December 31, 2020, eliminating our ability to award equity-based compensation to our executive officers, directors and employees in future calendar years, and we will be required to reconsider our compensation programs, including our executive compensation programs.

Summary of the LTIP

The following is a summary of the terms of the LTIP. This summary is qualified in its entirety by reference to the full text of the LTIP, which is attached to this Proxy Statement as Appendix A.

The LTIP is designed to provide a means through which (i) we may attract, retain and motivate able employees, directors, and consultants, thereby enhancing the profitable growth of the Company and its affiliates and (ii) those individuals upon whom the responsibilities for the successful administration and management of the Company and its affiliates rest, and whose present and potential contributions to the Company and its affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the success of the Company and its affiliates. Accordingly, the LTIP provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of stock options, SARs, restricted stock, restricted stock units, stock awards, other stock-based awards, cash awards, substitute awards and performance awards.

LTIP Share Limits. Subject to adjustment in the event of certain transactions (including the grant of substitute awards) or changes of capitalization in accordance with the LTIP, 6,019,255 shares of our common stock will be newly reserved and available for issuance pursuant to awards under the LTIP. This number represents the 3,069,255 shares of our common stock available for awards under our Current LTIP as of February 12, 2020, and an additional 2,950,000 shares of common stock newly reserved for the LTIP. The 6,019,255 shares newly reserved and available for the LTIP may be issued pursuant to incentive stock options (which generally are stock options that meet the requirements of Section 422 of the Code). Common stock subject to an award (including an outstanding award under the Current LTIP), that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated without delivery of shares will again be available for delivery pursuant to other awards under the LTIP, although as described above, the LTIP will not allow for liberal share recycling (that is, the availability of shares withheld or exchanged in payment of exercise price or tax withholding) with respect to stock options and SARs, even if the stock option or SAR was originally granted pursuant to the Current LTIP.

74    HollyFrontier Corporation

Any new shares of our common stock reserved for issuance pursuant to the LTIP will be registered on a Form S-8 following shareholder approval of the plan. The closing market price of our shares of common stock as of March 9, 2020 was $24.10 per share, as reported on the NYSE.

Director Share Limits. In each calendar year in which the LTIP is in effect, a non-employee member of the Board may not receive compensation (whether in the form of cash, whether under the LTIP or otherwise, or equity-based awards) for his or her service on the Board in excess of $500,000. Notwithstanding this annual limitation, for any calendar year in which the non-employee member of the Board first serves on the Board, serves on a special committee or as a lead director or chairman of the Board, or provides services as an employee, additional LTIP awards or cash compensation may be granted to that individual in excess of the $500,000 limit.

Administration. The LTIP will be administered by a committee of two or more directors (the “Committee”) designated by the Board except to the extent the Board elects to administer the LTIP (in which case references to the “Committee” are references to the Board). The Committee has broad discretion to administer the LTIP, including the power to determine the eligible individuals to whom awards will be granted, the number and type of awards to be granted and the terms and conditions of awards. The Committee may also accelerate the vesting or exercise of any award and make all other determinations and take all other actions necessary or advisable for the administration of the LTIP.

Notwithstanding anything within the LTIP to the contrary, to comply with applicable laws in countries other than the United States in which the Company or our affiliates operates or has employees, directors or other service providers, to ensure that we comply with any applicable requirements of foreign securities exchanges, to achieve specific tax treatment for an award in any country, or to facilitate the administration of the LTIP, the Committee, in its sole discretion, shall have the power and authority to determine who is eligible to participate in the LTIP, modify the terms and conditions of awards, establish sub-plans with applicable foreign jurisdiction provisions, or take other actions deemed advisable to comply with foreign laws or securities exchange rules. The description of the LTIP set forth within this summary addresses the terms and conditions of the LTIP largely with respect to United States-based award recipients, therefore an award granted to an employee that is subject to foreign laws or regulations may differ from the descriptions set forth below or contained within the LTIP document.

Eligibility. Any individual who is our officer or employee or an officer or employee of any of our affiliates, and any other person who provides services to us or our affiliates, including members of the Board, is eligible to receive awards under the LTIP at the discretion of the Committee. As of March 9, 2020, we have 1,789 employees and nine members of the Board that will be eligible to participate in the LTIP. Consultants are eligible to receive awards pursuant to the LTIP, but as the Committee shall have sole discretion to determine whether such consultants could receive an award, the number of consultants that could receive LTIP awards is not determinable at this time.

Stock Options. The Committee may grant incentive stock options and options that do not qualify as incentive stock options, except that incentive stock options may only be granted to persons who are our employees or employees of one of our subsidiaries, in accordance with Section 422 of the Code. The exercise price of a stock option cannot be less than 100% of the fair market value of a share of our common stock on the date on which the option is granted and the option must not be exercisable for longer than ten years following the date of grant. In the case of an incentive stock option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the exercise price of the stock option must be at least 110% of the fair market value of a share of our common stock on the date of grant and the option must not be exercisable more than five years from the date of grant.

Stock Appreciation Rights. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR. The grant price of a SAR cannot be less than 100% of the fair market value of a share of our common stock on the date on which the SAR is granted. The term of a SAR may not exceed ten years. SARs may be granted in connection with, or independent of, a stock option. SARs may be paid in cash, common stock or a combination of cash and common stock, as determined by the committee.

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Restricted Stock. Restricted stock is a grant of shares of common stock subject to the restrictions on transferability and risk of forfeiture imposed by the Committee. If dividends are paid with respect to common stock underlying an award of unvested restricted stock, unless otherwise set forth in an award agreement, the dividend will either be reinvested in additional shares of restricted stock containing the same terms and conditions as the original award, or will be subject to the same vesting and forfeiture provisions as the underlying award and such dividend shall not become payable unless the underlying award is settled.

Restricted Stock Units. A restricted stock unit is a right to receive cash, common stock or a combination of cash and common stock at the end of a specified period equal to the fair market value of one share of our common stock on the date of vesting. Restricted stock units may be subject to the restrictions, including a risk of forfeiture, imposed by the Committee.

Stock Awards. A stock award is a transfer of unrestricted shares of our common stock on terms and conditions determined by the Committee.

Other Stock-Based Awards. Subject to limitations under applicable law and the terms of the LTIP, the Committee may grant other awards related to our common stock. Such awards may include, without limitation, awards that are convertible or exchangeable debt securities, other rights convertible or exchangeable into our common stock, purchase rights for common stock, awards with value and payment contingent upon our performance or any other factors designated by the Committee, and awards valued by reference to the book value of our common stock or the value of securities of, or the performance of, our affiliates.

Cash Awards. The LTIP will permit the grant of awards denominated in and settled in cash as an element of or supplement to, or independent of, any award under the LTIP.

Substitute Awards. Awards may be granted in substitution or exchange for any other award granted under the LTIP or any other right of an eligible person to receive payment from us. Awards may also be granted under the LTIP in substitution for similar awards held by individuals who become eligible persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with us or one of our affiliates.

Performance Awards. Performance awards represent awards with respect to which a participant’s right to receive cash, shares of our common stock, or a combination of both, is contingent upon the attainment of one or more specified performance measures during a specified period. The Committee will determine the applicable performance period, the performance goals and such other conditions that apply to each performance award. The Committee may use any business criteria and other measures of performance it deems appropriate in establishing the performance goals applicable to a performance award.

Dividend or Dividend Equivalent Rights. In the event that a dividend or dividend equivalent right is granted in connection with any award under the LTIP, the Committee will determine whether the dividend or dividend equivalent right shall be paid immediately, or accrued and paid out, if at all, at the same time as the vesting or settlement of the underlying award.

Recapitalization. In the event of any change in our capital structure or business or other corporate transaction or event that would be considered an equity restructuring, the Committee shall or may (as required by applicable accounting rules) equitably adjust (i) the aggregate number or kind of shares that may be delivered under the LTIP, (ii) the maximum number of shares that may be granted to a covered employee each year, (iii) the number or kind of shares or amount of cash subject to an award, (iv) the terms and conditions of awards, including the purchase price or exercise price of awards and performance goals, and (v) the applicable share-based limitations with respect to awards provided in the LTIP, in each case to equitably reflect such event.

Change in Control. As noted above, the LTIP will prohibit the automatic acceleration of vesting of outstanding awards upon a change in control event solely with respect to the occurrence of the change in control unless the successor company fails to assume or replace the awards in connection with that change in control event. If the successor company does assume the awards, unless the individual award agreement provides otherwise, then vesting of the award will be accelerated in the event of an involuntary termination that occurs in connection with or following the change in control.

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No Repricing. Except in connection with the issuance of substitute awards under certain conditions or in connection with adjustments to awards granted under the LTIP as a result of a transaction or recapitalization involving us, without the approval of the stockholders of the Company, the terms of an outstanding award may not be amended to (i) reduce the exercise price or grant price of an outstanding option or SAR, (ii) grant a new option, SAR or other award in substitution for, or upon the cancellation of, any previously granted option or SAR that has the effect of reducing the exercise price thereof, (iii) exchange any option or SAR for stock, cash or other consideration when the exercise price per share of common stock under such option or SAR exceeds the fair market value of a share of common stock or (iv) take any other action that would be considered a “repricing” of an option or SAR under the NYSE listing standards.

Amendment and Termination. The LTIP will automatically expire on February 12, 2030, the tenth anniversary of its adoption by the Board. The Committee may amend or terminate the LTIP at any time, subject to stockholder approval if required by applicable law, rule or regulation, including the rules of the stock exchange on which our shares of common stock are listed. The Committee may amend the terms of any outstanding award granted under the LTIP at any time so long as the amendment would not materially and adversely affect the rights of a participant under a previously granted award without the participant’s consent.

Certain Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences of certain transactions contemplated under the LTIP. This description is based on current laws in effect on March 9, 2020, which are subject to change (possibly retroactively). The tax treatment of participants in the LTIP may vary depending on each participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the LTIP.

Stock Options and Stock Appreciation Rights. Participants will not realize taxable income upon the grant of a stock option or a SAR. Upon the exercise of a non-qualified stock option or a SAR, a participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the award. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a non-qualified stock option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “—Tax Consequences to HollyFrontier” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the common stock acquired as a result of the exercise of a non-qualified stock option or SAR, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive a stock option intended to qualify as an incentive stock option under Section 422 of the Code will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by

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which the fair market value of the ISO Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, we will then, subject to the discussion below under “—Tax Consequences to HollyFrontier,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a stock option, whether a non-qualified stock option or an incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the non-qualified stock option or incentive stock option exercise price (although a participant would still recognize ordinary compensation income upon exercise of a non-qualified stock option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the non-qualified stock option or incentive stock option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the non-qualified stock option or incentive stock option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

The LTIP generally prohibits the transfer of awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the LTIP allows the Committee to permit the transfer of awards (other than incentive stock options) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of non-qualified stock options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of non-qualified stock options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options. If a non-qualified stock option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a participant transfers a vested non-qualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the non-qualified stock option at the time of the gift. The value of the non-qualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the non-qualified stock option and the illiquidity of the non-qualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $15,000 per donee (for 2020, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted non-qualified stock option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested non-qualified stock options has not been extended to unvested non-qualified stock options. Whether such consequences apply to unvested non-qualified stock options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

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All Other Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to an incentive award or performance award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the restricted stock unit award, as applicable, in an amount equal to the cash or the fair market value of the shares of common stock received.

A recipient of a stock award or other equity-based award or the receipt of shares pursuant to an incentive award or performance award generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of common stock when received, reduced by any amount paid by the recipient; however, if the shares of common stock are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of common stock (i) when the shares of common stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares of common stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of common stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the shares of common stock received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares of common stock will commence on the later of the date the shares of common stock are received or the restrictions lapse. Subject to the discussion below under “—Tax Consequences to HollyFrontier,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Section 409A of the Code. Awards under the LTIP are intended to be designed, granted and administered in a manner that is either exempt from the application of or complies with the requirements of Section 409A of the Code in an effort to avoid the imposition of taxes and/or penalties. To the extent that an award under the LTIP fails to comply with Section 409A, such award will, to the extent possible, be modified to comply with such requirements.

Tax Consequences to HollyFrontier.

Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the LTIP could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Performance-Based Compensation. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the LTIP could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000. Despite this limitation, the Company may determine that it is in the Company’s best interests to grant awards pursuant to the LTIP that are not tax deductible to the Company in certain situations.

The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes.

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New Plan Benefits

The future awards, if any, that will be made to eligible individuals under the LTIP are subject to the discretion of the Committee, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted to participants in the future under the LTIP. Therefore, the New Plan Benefits Table is not provided. As of March 9, 2020, there were no options outstanding under the LTIP.

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Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Board during the year ending December 31, 2019 were Mr. Myers, Chairman, Mr. Bech, Ms. Catalano and Mr. Echols. None of the members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries during 2019. None of the members who served on the Compensation Committee at any time during fiscal 2019 had any relationship requiring disclosure under the section of this proxy statement entitled “Certain Relationships and Related Person Transactions—Related Person Transactions.” No executive officer of the Company served as a member of the compensation committee of another entity that had an executive officer serving as a member of our Board or our Compensation Committee, except that Mr. Damiris, our Chief Executive Officer and President and a member of our Board, in each case, until his retirement effective December 31, 2019, served as the Chief Executive Officer and President of HLS, the general partner of the general partner of HEP, and was a member of the compensation committee of HLS, in each case, until his retirement effective December 31, 2019. No executive officer of the Company served as a member of the board of another entity that had an executive officer serving as a member of our Compensation Committee.

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Additional Information

Stockholder Proposals

For a stockholder proposal to be included in the Company’s proxy materials for the 2021 annual meeting of stockholders, the proposal must be received in writing by the Company at the Company’s principal executive offices by November 26, 2020, and otherwise comply with all requirements of the SEC for stockholder proposals and the Company’s By-Laws.

Notice of proposals to be considered at next year’s meeting, but not included in the proxy statement, must be in compliance with the notice procedures and informational requirements set forth in Article II, Section 2 of the Company’s By-Laws. These notices must be submitted to the Secretary of the Company at the Company’s principal executive offices. To be timely, notice of business, including nomination of a director, must be submitted not less than 90 calendar days (February 12, 2021) nor more than 120 calendar days (January 13, 2021) prior to the anniversary date of the prior year’s annual meeting of stockholders. A copy of the Company’s By-Laws may be obtained from the Secretary of the Company at 2828 N. Harwood, Suite 1300, Dallas, Texas 75201.

Annual Report

A copy of our Annual Report for the year ended December 31, 2019 was made available to you on or about March 26, 2020 with this proxy statement and is available at www.proxyvote.com. Additional copies of the Annual Report and this Notice of Annual Meeting, proxy statement and accompanying proxy card may be obtained from the Secretary of the Company at 2828 N. Harwood, Suite 1300, Dallas, Texas 75201.

COPIES OF OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC MAY BE OBTAINED WITHOUT CHARGE TO EACH PERSON TO WHOM A NOTICE OF INTERNET AVAILABILITY IS DELIVERED UPON WRITTEN REQUEST ADDRESSED TO DIRECTOR, INVESTOR RELATIONS, HOLLYFRONTIER CORPORATION, 2828 N. HARWOOD, SUITE 1300, DALLAS, TEXAS 75201.

Stockholders with the Same Address

Each registered stockholder received one copy of the Notice of Internet Availability per account even if at the same address, unless the Company has received contrary instructions from one or more of such stockholders. This procedure called “householding” reduces our printing and distribution costs. Upon written or oral request by writing to Director, Investor Relations, HollyFrontier Corporation, 2828 N. Harwood, Suite 1300, Dallas, Texas 75201, or by telephoning 214-871-3555, the Company will promptly deliver a separate copy of these documents to a stockholder at a shared address to which a single copy has been delivered. A stockholder can notify the Company at the address and phone number listed above if the stockholder wishes to receive separate copies in the future. In addition, stockholders sharing an address who are currently receiving multiple copies may also notify the Company at such address or phone number if they wish to receive only a single copy.

Other Matters

The Board does not know of any other matters to be acted upon at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons voting the proxies will vote them in accordance with their best judgment.

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Appendix A

HOLLYFRONTIER CORPORATION

2020 LONG TERM INCENTIVE PLAN

1.        Purpose. The purpose of the HollyFrontier Corporation Long Term Incentive Plan (the “Plan”) is to provide a means through which (a) HollyFrontier Corporation, a Delaware corporation (the “Company”), and its Affiliates may attract, retain and motivate qualified persons as employees, directors and consultants, thereby enhancing the profitable growth of the Company and its Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and its Affiliates. Accordingly, the Plan provides for the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Substitute Awards, or any combination of the foregoing, as determined by the Committee in its sole discretion.

2.        Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)        “Affiliate” means, with respect to any person or entity, any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that, directly or indirectly, controls, is controlled by, or is under common control with such person or entity. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.

(b)        “ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended or any successor accounting standard.

(c)        “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Award, Dividend Equivalent, Other Stock-Based Award, Cash Award or Substitute Award, together with any other right or interest, granted under the Plan.

(d)        “Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those set forth under the Plan.

(e)        “Board” means the Board of Directors of the Company.

(f)        “Cash Award” means an Award denominated in cash granted under Section 6(i).

(g)        “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events after the Effective Date:

(i)        Any person, other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing more than 40% of the combined voting power of the Company’s then outstanding securities, or more than 40% of the then outstanding common stock of the Company, excluding any person who becomes such a beneficial owner in connection with a transaction described in Section 2(g)(iii)(A) below.

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(ii)        The individuals who as of the Effective Date constitute the Board and any New Director cease for any reason to constitute a majority of the Board.

(iii)        There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, except if:

(A)        the merger or consolidation results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(B)        the merger or consolidation is effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly, or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing more than 40% of the combined voting power of the Company’s then outstanding securities.

(iv)        The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 60% of the combined voting power of the voting securities of which is owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding any provision of this Section 2(g), for purposes of an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, to the extent the impact of a Change in Control on such Award would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, a Change in Control described in subsection (i), (ii), (iii) or (iv) above with respect to such Award will mean both a Change in Control and a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of the Nonqualified Deferred Compensation Rules as applied to the Company.

(h)        “Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control or other event takes place, or (v) if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(h), the value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 2(h) or in Section 8(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(i)        “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(j)        “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.

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(k)        “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(l)        “Effective Date” means May 13, 2020.

(m)        “Eligible Person” means any individual who, as of the date of grant of an Award, is an officer or employee of the Company or of any of its Affiliates, and any other person who provides services to the Company or any of its Affiliates, including directors of the Company; provided, however, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Stock. An employee on leave of absence may be an Eligible Person.

(n)        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(o)        “Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded on or preceding the specified date; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.

(p)        “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(q)        “New Director” means an individual whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the Effective Date or whose election or nomination for election was previously so approved or recommended. However, “New Director” shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of the Company.

(r)        “Nonqualified Deferred Compensation Rules” means the limitations and requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(s)        “Nonstatutory Option” means an Option that is not an ISO.

(t)        “Option” means a right, granted to an Eligible Person under Section 6(b), to purchase Stock at a specified price during specified time periods, which may either be an ISO or a Nonstatutory Option.

(u)        “Other Stock-Based Award” means an Award granted to an Eligible Person under Section 6(h).

(v)        “Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

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(w)        “Prior Plan” means HollyFrontier Corporation Long-Term Incentive Compensation Plan as amended and restated as of May 24, 2007, and as further amended by the first, second, third, fourth and fifth amendments.

(x)        “Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

(y)        “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.

(z)        “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified period (which may or may not be coterminous with the vesting schedule of the Award).

(aa)        “Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.

(bb)        “SAR” means a stock appreciation right granted to an Eligible Person under Section 6(c).

(cc)        “SEC” means the Securities and Exchange Commission.

(dd)        “Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(ee)        “Stock” means the Company’s Common Stock, par value $0.01 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.

(ff)        “Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f).

(gg)        “Substitute Award” means an Award granted under Section 6(j).

3.        Administration.

(a)        Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:

(i)        designate Eligible Persons as Participants;

(ii)        determine the type or types of Awards to be granted to an Eligible Person;

(iii)        determine the number of shares of Stock or amount of cash to be covered by Awards;

(iv)        determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);

(v)        except as otherwise provided in Section 8(e), modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;

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(vi)        determine the treatment of an Award upon a termination of employment or other service relationship;

(vii)        impose a holding period with respect to an Award or the shares of Stock received in connection with an Award;

(viii)        interpret and administer the Plan and any Award Agreement;

(ix)        correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and

(x)        make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under Section 7(a) or other persons claiming rights from or through a Participant.

(b)        Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company.

(c)        Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, that such delegation does not (i) violate state or corporate law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or its Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or its Affiliate. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.

(d)        Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(e)        Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws, rules and regulations in countries other than the United States in which the Company or

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any of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Company’s Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws, rules or regulations, to comply with listing requirements of any foreign exchange, or to obtain more favorable tax treatment; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable to comply with applicable foreign laws, rules or regulations, to comply with listing requirements of any foreign exchange, or to obtain more favorable tax treatment, provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.        Stock Subject to the Plan.

(a)        Number of Shares Available for Delivery. Subject to Section 6(c) and adjustment in a manner consistent with Section 8, (i) 6,019,255 shares of Stock are reserved and available for delivery with respect to Awards, and such total shall be available for the issuance of shares upon the exercise of ISOs, (ii) plus the number of shares that become available for Awards under this Plan pursuant to Section 4(d) below.

(b)        Application of Limitation to Grants of Awards. Subject to Section 4(c), no Award may be granted if the number of shares of Stock that may be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)        Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under the Plan that expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of shares (Awards of Restricted Stock shall not be considered “delivered shares” for this purpose), will again be available for Awards. Notwithstanding the foregoing, (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an Option or SAR or taxes relating to an Option or an SAR, (ii) shares that were subject to an Option or an SAR but were not issued or delivered as a result of the net settlement or net exercise of such Option or SAR and (iii) shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available for Awards. For the avoidance of doubt, shares tendered or withheld in payment of taxes relating to an Award other than Option or SAR will become available for Awards.

(d)        Shares Available Under the Prior Plan. In addition, shares of Stock subject to an award under the Prior Plan that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of Stock to the participant under the Prior Plan on or after February 12, 2020 will be added to the total number of shares available under the Plan (including, for purposes of clarity, shares of Stock under an award that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of Stock during the period beginning February 12, 2020 and ending on the Effective Date and whether or not the Prior Plan has terminated as of the date such award expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of Stock). Notwithstanding the foregoing, (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an option or stock appreciation right or taxes relating to an option or stock appreciation right, (ii) shares that were subject to an option or a stock appreciation right but were not issued or delivered as a result of the net settlement or net exercise of such option or stock appreciation right and (iii) shares repurchased on the open market with the proceeds of an option’s exercise price, will not, in each case, be available for Awards.

(e)        Shares Available Following Certain Transactions. Substitute Awards granted in accordance with applicable stock exchange requirements and in substitution or exchange for awards previously granted by a company

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acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the shares authorized for issuance under the Plan or be counted towards the limitations on grants to non-employee members of the Board under Section 5(b), nor shall shares subject to such Substitute Awards be added to the shares available for issuance under the Plan as provided above (whether or not such Substitute Awards are later cancelled, forfeited or otherwise terminated).

(f)        Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.        Eligibility; Award Limitations for Non-Employee Members of the Board.

(a)        Awards may be granted under the Plan only to Eligible Persons.

(b)        In each calendar year during any part of which the Plan is in effect, a non-employee member of the Board may not receive compensation (whether in the form of cash or Awards) for such individual’s service on the Board in excess of $500,000 in the aggregate. For purposes of calculating this annual limitation, (i) Awards, other than Cash Awards or Substitute Awards, will be valued on the date of grant (determined, if applicable, pursuant to ASC Topic 718) and (ii) cash compensation (including any annual retainer, Cash Awards or other cash compensation whether paid pursuant to the Plan or otherwise) will be valued on the date such amounts are earned. For any calendar year in which a non-employee member of the Board (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or chairman of the Board, additional Awards, including Cash Awards or other cash compensation whether or not paid pursuant to the Plan, may be granted to such non-employee member of the Board in excess of such limit. Further, the limit set forth in this Section 5(b) shall be applied without regard to grants of (y) Awards, if any, including Cash Awards or other cash compensation whether or not paid pursuant to the Plan, made to a non-employee member of the Board during any period in which such individual was an employee of the Company or any Affiliate or was otherwise providing services to the Company or to any Affiliate other than in the capacity as a director of the Company or (z) Substitute Awards granted to any non-employee member of the Board.

6.        Specific Terms of Awards.

(a)        General. Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Without limiting the scope of the preceding sentence, the Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, and any such performance goals may differ among Awards granted to any one Participant or to different Participants. To the extent provided in an Award Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award.

(b)        Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions:

(i)        Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of the Stock on the date of grant).

(ii)        Time and Method of Exercise; Other Terms. The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid, the form of such payment, including cash or cash

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equivalents, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate of the Company, other property, or any other legal consideration the Committee deems appropriate, the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock subject to Section 6(d), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued based on the Stock’s Fair Market Value as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of the ISO).

(iii)        ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company. Except as otherwise provided in Section 8, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless notice has been provided to the Participant that such change will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable award agreement.

(c)        SARs. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)        Right to Payment. An SAR is a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii)        Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.

(iii)        Method of Exercise and Settlement; Other Terms. The Committee shall determine the form of consideration payable upon settlement, the method by or forms in which Stock (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR.

(iv)        Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the

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terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

(d)        Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)        Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Except as provided in Section 7(a)(iii) and Section 7(a)(iv), during the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)        Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards or deferred without interest to the date of vesting of the associated Award of Restricted Stock. Unless otherwise determined by the Committee and specified in the applicable Award Agreement, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)        Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions:

(i)        Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.

(ii)        Settlement. Settlement of vested Restricted Stock Units shall occur upon vesting or upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be settled by delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(f)        Stock Awards. The Committee is authorized to grant Stock Awards to Eligible Persons as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(g)        Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

(h)        Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable

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into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Affiliates. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine.

(i)        Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(j)        Substitute Awards; No Repricing. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate of the Company or any other right of an Eligible Person to receive payment from the Company or an Affiliate of the Company. Awards may also be granted under the Plan in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules, Section 424 of the Code and the guidance and regulations promulgated thereunder, if applicable, and other applicable laws and exchange rules. Except as provided in this Section 6(j) or in Section 8, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the Exercise Price or grant price thereof, (iii) exchange any Option or SAR for Stock, cash or other consideration when the Exercise Price or grant price per share of Stock under such Option or SAR exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any).

7.        Certain Provisions Applicable to Awards.

(a)        Limit on Transfer of Awards.

(i)        Except as provided in Sections 7(a)(iii) and (iv), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 7(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.

(ii)        Except as provided in Sections 7(a)(i), (iii) and (iv), no Award, other than a Stock Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate of the Company.

(iii)        To the extent specifically provided by the Committee, an Award may be transferred by a Participant on such terms and conditions as the Committee may from time to time establish, provided that in no event will an Award granted under this Plan be transferred for value or consideration.

(iv)        An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

(b)        Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of its Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash,

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Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(c)        Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of the Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

(d)        Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(e)        Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

8.        Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a)        Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)        Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

(c)        Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i)        If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then-outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then-outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which

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outstanding Awards remain exercisable or subject to restrictions; provided, however, that in the case of an extraordinary cash dividend that is not an Adjustment Event, the adjustment to the number of shares of Stock and the Exercise Price or grant price, as applicable, with respect to an outstanding Option or SAR may be made in such other manner as the Committee may determine that is permitted pursuant to applicable tax and other laws, rules and regulations. Notwithstanding the foregoing, Awards that already have a right to receive extraordinary cash dividends as a result of Dividend Equivalents or other dividend rights will not be adjusted as a result of an extraordinary cash dividend.

(ii)        If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then-outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then-outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(d)        Recapitalization. In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.

(e)        Change in Control.

(i)        Treatment of Awards Assumed or Substituted by a Successor Entity.

(A)        Notwithstanding any other provision of this Plan, in the event of a Change in Control, in which any successor entity assumes outstanding Awards or substitutes similar awards under the successor entity’s equity compensation plan for outstanding Awards, on the same terms and conditions as the original Awards, such Awards that are assumed or substituted shall not vest solely with respect to the occurrence of the Change in Control.

(B)        Except as otherwise provided in an Award Agreement, if, in connection with or any time following a Change in Control, a Participant’s service, consulting relationship, or employment with the Company, an Affiliate of the Company, or the successor entity is terminated without cause (as defined in the award agreement evidencing such Award or substitute award) or the Participant resigns from his or her employment with the Company, an Affiliate of the Company, or the successor entity for good reason (as defined in the award agreement evidencing such Award or substitute award), the vesting and exercisability of all Awards, including substitute awards, then held by such Participant will be accelerated in full and settled (unless the Nonqualified Deferred Compensation Rules would prohibit such acceleration of settlement, in which case such Awards will be settled in accordance with their original terms) and the expiration date of any Options shall be the day three months following the Participant’s Termination Date.

(ii)        Treatment of Awards not Assumed or Substituted. Unless otherwise provided in an Award Agreement, if, upon a Change in Control, the successor entity does not comply with Section 8(e)(i) above, the vesting

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of all then outstanding Awards will be accelerated in full with effect immediately prior to the occurrence of the Change in Control and the Participant shall be permitted to conditionally redeem or exercise any or all Options, as applicable, effective immediately prior to the completion of any such transaction for the sole purpose of participating in such transaction; provided that, in respect of performance Awards, for the purpose of determining the achievement performance criteria, as set forth in the particular Award Agreement, and calculating the number of performance Awards that shall vest in accordance with this Section 8(e)(ii), notwithstanding the terms of the Award Agreement, and unless otherwise provided by the Committee, such performance Awards shall be settled at the greater of (A) the target level of performance as set forth in a performance Award, and (B) the actual performance achieved, level measured and calculated as of the date of the Change in Control pursuant to shortened performance period ending on the occurrence of the Change in Control.

If an Adjustment Event occurs, this Section 8(e) shall only apply to the extent it is not in conflict with Section 8(d).

9.        General Provisions.

(a)        Tax Withholding. The Company and any of its Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes or other amounts due or potentially payable and required to be withheld, collected or accounted for in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and Participants to satisfy the obligation for such taxes and other amounts relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such obligation for taxes and other amounts, including the delivery of cash or cash equivalents, Stock (including through delivery of previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay such taxes or other amounts with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such obligations for taxes or other amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such liabilities for taxes and other amounts determined based on the greatest withholding rates for taxes and other amounts that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.

(b)        Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Affiliates, (ii) interfering in any way with the right of the Company or any of its Affiliates to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(c)        Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Texas, without giving effect to any conflict of law provisions thereof, except to the extent Texas law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Dallas, Texas.

(d)        Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed

2020 Proxy Statement    A-13

amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

(e)        Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate of the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate of the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate of the Company.

(f)        Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any of its Affiliates from taking any corporate action which is deemed by the Company or such Affiliate of the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Affiliates as a result of any such action.

(g)        Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.

(h)        Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

(i)        Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(j)        Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the

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Company, constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or SAR, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or SAR or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by the Company.

(k)        Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(k) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(l)        Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(m)        Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(n)        Plan Effective Date and Term. The Plan was adopted by the Board on February 12, 2020 to be effective on the Effective Date. No Awards may be granted under the Plan on or after February 12, 2030. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.

2020 Proxy Statement    A-15

10.        Amendments to the Plan and Awards. The Committee may amend, alter, suspend, discontinue or terminate any Award or Award Agreement, the Plan or the Committee’s authority to grant Awards without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

A-16    HollyFrontier Corporation

 HOLLYFRONTIER CORPORATION

 2828 N. HARWOOD

 SUITE 1300

 DALLAS, TX 75201-1507

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/12/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/12/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees	For	Against	Abstain

1a.	Anne-Marie Ainsworth	☐	☐	☐

1b.	Douglas Bech	☐	☐	☐

1c.	Anna Catalano	☐	☐	☐

1d.	Leldon Echols	☐	☐	☐

1e.	Michael Jennings	☐	☐	☐

1f.	Craig Knocke	☐	☐	☐

1g.	Robert Kostelnik	☐	☐	☐

1h.	James Lee	☐	☐	☐

		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

		For	Against	Abstain

1i.	Franklin Myers	☐	☐	☐

1j.	Michael Rose	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain

2	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	☐	☐	☐

3	Ratification of the appointment of Ernst & Young LLP as the Company’s registered public accounting firm for the 2020 fiscal year.	☐	☐	☐

4	Approval of the Company’s 2020 Long-Term Incentive Plan.	☐	☐	☐

NOTE: Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer and give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

If you need directions to the Annual Meeting of Stockholders, please call our

Investor Relations Department at (214) 954-6510.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

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HOLLYFRONTIER CORPORATION

Annual Meeting of Stockholders

May 13, 2020 8:30 AM CDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael C. Jennings, Richard L. Voliva, III and Vaishali S. Bhatia, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HOLLYFRONTIER CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, CDT, on May 13, 2020 at 2727 N. Harwood St., 5th Floor, Conference Room A, Dallas, TX 75201 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy also authorizes Michael C. Jennings, Richard L. Voliva, III and Vaishali S. Bhatia to vote at his or her discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.

Continued and to be signed on reverse side